Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-277578

Prospectus Supplement to Prospectus dated March 1, 2024

$1,250,000,000 5.086% Fixed-to-Floating Rate Senior Callable Notes due 2029

$1,750,000,000 5.367% Fixed-to-Floating Rate Senior Callable Notes due 2031

$2,000,000,000 5.785% Fixed-to-Floating Rate Senior Callable Notes due 2036

Barclays PLC

We, Barclays PLC (the “Issuer”), are issuing $1,250,000,000 aggregate principal amount of 5.086% Fixed-to-Floating Rate Senior Callable Notes due 2029 (the “2029 notes”), $1,750,000,000 aggregate principal amount of 5.367% Fixed-to-Floating Rate Senior Callable Notes due 2031 (the “2031 notes”) and $2,000,000,000 aggregate principal amount of 5.785% Fixed-to-Floating Rate Senior Callable Notes due 2036 (the “2036 notes” and, together with the 2029 notes and the 2031 notes, the “notes”).

From (and including) the Issue Date (as defined below) to (but excluding) February 25, 2028 (the “2029 Notes Par Redemption Date”) (the “2029 Notes Fixed Rate Period”), the 2029 notes will bear interest at a rate of 5.086% per annum. During the 2029 Notes Fixed Rate Period, interest will be payable semi-annually in arrear on February 25 and August 25 in each year, commencing on August 25, 2025. From (and including) the 2029 Notes Par Redemption Date to (but excluding) the 2029 Notes Maturity Date (as defined below) (the “2029 Notes Floating Rate Period”), interest will accrue on the 2029 notes at a floating rate equal to a benchmark rate based on Compounded Daily SOFR (as defined below), calculated in arrear as described herein and compounding daily over each 2029 Notes Floating Rate Interest Period (as defined below), plus 0.96% per annum. During the 2029 Notes Floating Rate Period, interest will be payable quarterly in arrear on May 25, 2028, August 25, 2028, November 25, 2028 and the 2029 Notes Maturity Date.

From (and including) the Issue Date to (but excluding) February 25, 2030 (the “2031 Notes Par Redemption Date”) (the “2031 Notes Fixed Rate Period”), the 2031 notes will bear interest at a rate of 5.367% per annum. During the 2031 Notes Fixed Rate Period, interest will be payable semi-annually in arrear on February 25 and August 25 in each year, commencing on August 25, 2025. From (and including) the 2031 Notes Par Redemption Date to (but excluding) the 2031 Notes Maturity Date (as defined below) (the “2031 Notes Floating Rate Period”), interest will accrue on the 2031 notes at a floating rate equal to a benchmark rate based on Compounded Daily SOFR, calculated in arrear as described herein and compounding daily over each 2031 Notes Floating Rate Interest Period (as defined below), plus 1.23% per annum. During the 2031 Notes Floating Rate Period, interest will be payable quarterly in arrear on May 25, 2030, August 25, 2030, November 25, 2030 and the 2031 Notes Maturity Date.

From (and including) the Issue Date to (but excluding) February 25, 2035 (the “2036 Notes Par Redemption Date”, and each of the 2029 Notes Par Redemption Date, the 2031 Notes Par Redemption Date and the 2036 Notes Par Redemption Date, a “Par Redemption Date”) (the “2036 Notes Fixed Rate Period”), the 2036 notes will bear interest at a rate of 5.785% per annum. During the 2036 Notes Fixed Rate Period, interest will be payable semi-annually in arrear on February 25 and August 25 in each year, commencing on August 25, 2025. From (and including) the 2036 Notes Par Redemption Date to (but excluding) the 2036 Notes Maturity Date (as defined below) (the “2036 Notes Floating Rate Period”), interest will accrue on the 2036 notes at a floating rate equal to a benchmark rate based on Compounded Daily SOFR, calculated in arrear as described herein and compounding daily over each 2036 Notes Floating Rate Interest Period (as defined below), plus 1.59% per annum. During the 2036 Notes Floating Rate Period, interest will be payable quarterly in arrear on May 25, 2035, August 25, 2035, November 25, 2035 and the 2036 Notes Maturity Date.

The notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu without any preference among themselves. In the event of our winding-up or administration, the notes will rank pari passu with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

We may, at our option, redeem (i) the 2029 notes, in whole or in part, pursuant to the 2029 Notes Make-Whole Redemption (as defined below) at any time on or after August 25, 2025 (six months following the Issue Date and, if any additional 2029 notes are issued after the Issue Date, except for the period of six months beginning on the issue date for any such additional 2029 notes) to (but excluding) the 2029 Notes Par Redemption Date; and/ or (ii) the 2029 notes then outstanding, in whole but not in part, on the 2029 Notes Par Redemption Date, at an amount equal to 100% of their principal amount together with accrued but unpaid interest, if any, on the principal amount of the 2029 notes to be redeemed to (but excluding) the redemption date, on the terms and subject to the provisions set forth in this prospectus supplement under “Description of Senior Notes—Optional Redemption.”

We may, at our option, redeem (i) the 2031 notes, in whole or in part, pursuant to the 2031 Notes Make-Whole Redemption (as defined below) at any time on or after August 25, 2025 (six months following the Issue Date and, if any additional 2031 notes are issued after the Issue Date, except for the period of six months beginning on the issue date for any such additional 2031 notes) to (but excluding) the 2031 Notes Par Redemption Date; and/ or (ii) the 2031 notes then outstanding, in whole but not in part, on the 2031 Notes Par Redemption Date, at an amount equal to 100% of their principal amount together with accrued but unpaid interest, if any, on the principal amount of the 2031 notes to be redeemed to (but excluding) the redemption date, on the terms and subject to the provisions set forth in this prospectus supplement under “Description of Senior Notes—Optional Redemption.”

We may, at our option, redeem (i) the 2036 notes, in whole or in part, pursuant to the 2036 Notes Make-Whole Redemption (as defined below) at any time on or after August 25, 2025 (six months following the Issue Date and, if any additional 2036 notes are issued after the Issue Date, except for the period of six months beginning on the issue date for any such additional 2036 notes) to (but excluding) the 2036 Notes Par Redemption Date; and/ or (ii) the 2036 notes then outstanding, in whole but not in part, on the 2036 Notes Par Redemption Date, at an amount equal to 100% of their principal amount together with accrued but unpaid interest, if any, on the principal amount of the 2036 notes to be redeemed to (but excluding) the redemption date, on the terms and subject to the provisions set forth in this prospectus supplement under “Description of Senior Notes—Optional Redemption.”

We may also, at our option, at any time, redeem any series of notes, in whole of such series but not in part of the series, at an amount equal to 100% of the principal amount of the notes being redeemed together with accrued but unpaid interest, if any, on the principal amount of the notes to be redeemed to (but excluding) the applicable redemption date, upon the occurrence of certain events related to taxation on the terms described in this prospectus supplement under “Description of Senior Notes—Tax Redemption.” We may also, at our option, at any time, redeem any series of the notes, in whole of such series but not in part of the series, at an amount equal to 100% of the principal amount of the notes being redeemed together with accrued but unpaid interest, if any, on the principal amount of the notes to be redeemed to (but excluding) the applicable redemption date, upon the occurrence of certain regulatory events relating to certain minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments on the terms described in this prospectus supplement under “Description of Senior Notes—Loss Absorption Disqualification Event Redemption.” Any redemption or repurchase of the notes is subject to the provisions described in this prospectus supplement under “Description of Senior Notes—Condition to Redemption” and “Description of Senior Notes—Condition to Repurchase.”

We will apply to list the notes on the New York Stock Exchange (“NYSE”). Trading on the NYSE is expected to begin within 30 days of the initial delivery of the notes.

IMPORTANT—PRIIPs REGULATION / PROHIBITION OF SALES TO EEA RETAIL INVESTORS. The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the

“PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

IMPORTANT—U.K. PRIIPs REGULATION / PROHIBITION OF SALES TO U.K. RETAIL INVESTORS. The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“U.K.”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law of the U.K. by virtue of the Withdrawal Act (as defined below); or (ii) a customer within the meaning of the provisions of the U.K. Financial Services and Markets Act 2000, as amended (“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law of the U.K. by virtue of the Withdrawal Act. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law of the U.K. by virtue of the Withdrawal Act (the “U.K. PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the U.K. has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the U.K. may be unlawful under the U.K. PRIIPs Regulation.

Notwithstanding and to the exclusion of any other term of the relevant series of notes or any other agreements, arrangements or understandings between us and any holder or beneficial owner of notes or the Trustee on behalf of the holders of the notes, by acquiring any notes, each holder and beneficial owner of notes acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power (as defined in the accompanying prospectus) by the Relevant U.K. Resolution Authority (as defined in the accompanying prospectus) that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, such notes; (ii) the conversion of all, or a portion of, the principal amount of, or interest on, such notes into shares or other securities or other obligations of the Issuer or another person (and the issue to, or conferral on, the holder or beneficial owner of such notes, of such shares, securities or obligations); (iii) the cancellation of such notes and/or (iv) the amendment or alteration of the maturity of such notes, or amendment of the amount of interest due on such notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of such notes solely to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-in Power. For more information, see “Description of Senior Notes—Agreement with Respect to the Exercise of U.K. Bail-in Power” of this prospectus supplement and the section entitled “Description of Debt Securities—Agreement with Respect to the Exercise of U.K. Bail-in Power” in the accompanying prospectus.

By its acquisition of notes, each holder and beneficial owner of such notes, to the extent permitted by the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), also waives any and all claims against the Trustee (as defined herein) for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the notes. For more information, see the sections entitled “Description of Senior Notes—Agreement with Respect to the Exercise of U.K. Bail-in Power” of this prospectus supplement and “Description of Debt Securities—Agreement with Respect to the Exercise of U.K. Bail-in Power” in the accompanying prospectus.

By its acquisition of notes, each holder of such notes acknowledges and agrees that such holder will not seek to enforce or otherwise claim, and will not direct the Trustee (acting on behalf of the holders of such notes) to enforce or otherwise claim, a Senior Monetary Judgment against us in connection with our breach of a Senior Performance Obligation (each as defined herein), except by proving such Senior Monetary Judgment in our winding-up and/or by claiming such Senior Monetary Judgment in our administration.

By its acquisition of notes, each holder of such notes (which, for these purposes, includes each beneficial owner) will acknowledge, accept, consent and agree to be bound by our or our designee’s determination of a Benchmark Transition Event, a Benchmark Replacement Date, the Benchmark

Replacement, the Benchmark Replacement Adjustment, and any Benchmark Replacement Conforming Changes, including as may occur without any prior notice from us and without the need for us to obtain any further consent from such holder of notes.

Investing in the notes involves risks. We encourage you to read and carefully consider this document in its entirety, in particular the risk factors beginning on page S-25 of this prospectus supplement and the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of the factors you should carefully consider before deciding to invest in the notes.

Neither the U.S. Securities and Exchange Commission nor any U.S. state securities commission has approved or disapproved of the notes or determined that this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposit liabilities of Barclays PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation, the Canada Deposit Insurance Corporation or any other governmental agency of the United States, the U.K., Canada or any other jurisdiction.

	Price to Public(1)	Underwriting Compensation	Proceeds, before expenses, to Barclays PLC
Per 2029 note	100.000%	0.250%	99.750%
Total	$1,250,000,000	$3,125,000	$1,246,875,000

Per 2031 note	100.000%	0.325%	99.675%
Total	$1,750,000,000	$5,687,500	$1,744,312,500

Per 2036 note	100.000%	0.450%	99.550%
Total	$2,000,000,000	$9,000,000	$1,991,000,000

Note:

(1)	Plus accrued interest, if any, from and including February 25, 2025

The underwriters expect to deliver the notes to purchasers in book-entry form only through the facilities of The Depository Trust Company (“DTC”), on or about February 25, 2025. Beneficial interests in the notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants, including Clearstream Banking S.A. (“Clearstream, Luxembourg”) and Euroclear Bank SA/NV (“Euroclear”).

Sole Structuring Adviser and Sole Bookrunner

Barclays

Senior Co-Managers

ABN AMRO	Bankinter S.A.	BBVA	BMO Capital Markets

CaixaBank	Capital One Securities	CIBC Capital Markets	IMI – Intesa Sanpaolo

ING	Lloyds	PNC Capital Markets LLC	RBC Capital Markets

Santander	Scotiabank	Swedbank	TD Securities

UniCredit Capital Markets	US Bancorp	Wells Fargo Securities

Co-Managers

American Veterans Group, PBC	ANZ	C.L. King & Associates	Cabrera Capital Markets LLC

CAVU Securities	Citizens Capital Markets	Desjardins Capital Markets	Drexel Hamilton

DZ Financial Markets LLC	Falcon Square Capital	FHN Financial Securities Corp.	Independence Point Securities

Loop Capital Markets	MUFG	Multi-Bank Securities, Inc.	nabSecurities, LLC

National Bank of Canada Financial Markets	Nomura	Penserra Securities LLC	R. Seelaus & Co., LLC

Rabo Securities	Regions Securities LLC	SEB	SMBC Nikko

Telsey Advisory Group	Tigress Financial Partners	Truist Securities	Westpac Banking Corporation

Prospectus Supplement dated February 19, 2025

PROSPECTUS SUPPLEMENT

PROSPECTUS

FORWARD-LOOKING STATEMENTS

This prospectus supplement and certain documents incorporated by reference herein contain certain forward-looking statements within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), with respect to the Group (as defined below). We caution readers that no forward-looking statement is a guarantee of future performance and that actual results or other financial condition or performance measures could differ materially from those contained in the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements sometimes use words such as “may,” “will,” “seek,” “continue,” “aim,” “anticipate,” “target,” “projected,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” “achieve” or other words of similar meaning. Examples of forward-looking statements include, among others, statements or guidance regarding or relating to the Group’s future financial position, business strategy, income levels, costs, assets and liabilities, impairment charges, provisions, capital leverage and other regulatory ratios, capital distributions (including policy on dividends and share buybacks), return on tangible equity, projected levels of growth in banking and financial markets, industry trends, any commitments and targets (including environmental, social and governance (“ESG”) commitments and targets), plans and objectives for future operations, International Financial Reporting Standards (“IFRS”) and other statements that are not historical or current facts. By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements speak only as at the date on which they are made. Forward-looking statements may be affected by a number of factors, including, without limitation: changes in legislation, regulations, governmental and regulatory policies, expectations and actions, voluntary codes of practices and the interpretation thereof, changes in IFRS and other accounting standards, including practices with regard to the interpretation and application thereof and emerging and developing ESG reporting standards; the outcome of current and future legal proceedings and regulatory investigations; the Group’s ability along with governments and other stakeholders to measure, manage and mitigate the impacts of climate change effectively or navigate inconsistencies and conflicts in the manner in which climate policy is implemented in the regions where the Group operates, including as a result of the adoption of anti-ESG rules; environmental, social and geopolitical risks and incidents and similar events beyond the Group’s control; financial crime; the impact of competition in the banking and financial services industry; capital, liquidity, leverage and other regulatory rules and requirements applicable to past, current and future periods; United Kingdom (“U.K.”), United States (“U.S.”), Eurozone and global macroeconomic and business conditions, including inflation; volatility in credit and capital markets; market related risks such as changes in interest rates and foreign exchange rates; reforms to benchmark interest rates and indices; higher or lower asset valuations; changes in credit ratings of any entity within the Group or any securities issued by it; changes in counterparty risk; changes in consumer behavior; the direct and indirect consequences of the conflicts in Ukraine and the Middle East on European and global macroeconomic conditions, political stability and financial markets; political elections, including the impact of the U.K., European and U.S. elections in 2024; developments in the U.K.’s relationship with the European Union (“E.U.”); the risk of cyber-attacks, information or security breaches, technology failures or operational disruptions and any subsequent impact on the Group’s reputation, business or operations; the Group’s ability to access funding; and the success of acquisitions (including the acquisition of Tesco Bank completed in November 2024), disposals and other strategic transactions. A number of these factors are beyond the Group’s control. As a result, the Group’s actual financial position, results, financial and non-financial metrics or performance measures or its ability to meet commitments and targets may differ materially from the statements or guidance set forth in the Group’s forward-looking statements. In setting our targets and outlook for the period 2024-2026, we have made certain assumptions about the macroeconomic environment, including, without limitation, inflation, interest and unemployment rates, the different markets and competitive conditions in which we operate, and our ability to grow certain businesses and achieve costs savings and other structural actions. The list above is not exhaustive and there are other factors that may cause our actual results to differ materially from the forward-looking statements contained in this prospectus supplement and the documents incorporated by reference herein. You are also advised to read carefully the risk factors set out in the section entitled “Risk Factors” in this prospectus supplement and in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including, without limitation, in our Annual Report on Form 20-F for the financial year ended December  31, 2024 (File No. 001-09246), filed with the SEC on February 13, 2025 (the “2024 Form 20-F”), which is available on the SEC’s website at http://www.sec.gov for a discussion of certain factors that should be considered when deciding what action to take in relation to the notes.

Subject to our obligations under the applicable laws and regulations of any relevant jurisdiction (including, without limitation, the U.K. and the U.S.) in relation to disclosure and ongoing information, we undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus supplement is part of a registration statement on Form F-3 (File No. 333-277578) we have filed with the SEC under the Securities Act. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the registration statement for further information on us and the notes. Statements in this prospectus supplement concerning any document we have filed or will file as an exhibit to the registration statement or that we have otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to “incorporate by reference” much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is an important part of this prospectus supplement. For information on the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus, we refer you to “Incorporation of Certain Documents by Reference” on page 2 of the accompanying prospectus. In particular, we refer you to the 2024 Form 20-F for a discussion of our audited results of operations and financial condition as of, and for the year ended, December 31, 2024, which is incorporated by reference into this prospectus supplement.

In addition to the documents listed in the accompanying prospectus and the documents incorporated by reference since the date of the accompanying prospectus, we incorporate by reference in this prospectus supplement and the accompanying prospectus any future documents we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the offering contemplated in this prospectus supplement is completed. Reports on Form 6-K we may furnish to the SEC after the date of this prospectus supplement (or portions thereof) are incorporated by reference in this prospectus supplement only to the extent that the report expressly states that it is (or such portions are) incorporated by reference in this prospectus supplement.

We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents referred to above or in the accompanying prospectus which we have incorporated in this prospectus supplement by reference. You should direct your requests to Barclays Treasury, Barclays PLC, 1 Churchill Place, London E14 5HP, U.K. (telephone: +44-20-7116-1000).

CERTAIN DEFINITIONS

For purposes of this prospectus supplement:

•	“BBPLC” refers to Barclays Bank PLC (or any successor entity);

•	“BBUKPLC” refers to Barclays Bank UK PLC (or any successor entity);

•

“Capital Regulations” means, at any time, the laws, regulations, requirements, standards, guidelines and policies relating to capital adequacy and/or minimum requirement for own funds and eligible liabilities and/or loss absorbing capacity for credit institutions of either (i) the PRA and/or (ii) any other national or European authority, in each case then in effect in the U.K. (or in such other jurisdiction in which we may be organized or domiciled) and applicable to the Group including U.K. CRD;

•	“EU CRD” means:

(i)

Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investments firms, as amended before IP completion day; and

(ii)

Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, as amended before IP completion day;

•	“The Depository Trust Company” or “DTC” shall include any successor clearing system;

•	“Group” and “Barclays” refer to Barclays PLC (or any successor entity) and its consolidated subsidiaries;

•	“IP completion day” has the meaning given in the U.K. European Union (Withdrawal Agreement) Act 2020;

•

“PRA” means the Prudential Regulation Authority of the U.K. or such other governmental authority in the U.K. (or if Barclays PLC becomes domiciled in a jurisdiction other than the U.K., such other jurisdiction) having primary responsibility for the prudential supervision of Barclays PLC;

•	“U.K. CRD” means the legislative package consisting of:

(i)	the U.K. CRD Regulation;

(ii)

the law of the U.K. or any part of it (as amended or replaced in accordance with domestic law from time to time), which immediately before IP completion day implemented Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC and its implementing measures, such Directive as amended before IP completion day; and

(iii)

direct EU legislation (as defined in the Withdrawal Act), which immediately before IP completion day implemented EU CRD as it forms part of domestic law of the U.K. by virtue of the Withdrawal Act and as the same may be amended or replaced in accordance with domestic law from time to time;

•

“U.K. CRD Regulation” means Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investments firms, as amended before IP completion day, as it forms part of domestic law of the U.K. by virtue of the Withdrawal Act and as the same may be further amended or replaced in accordance with domestic law from time to time;

•	“Withdrawal Act” means the U.K. European Union (Withdrawal Act) 2018, as amended;

•	“we,” “us,” “our” and the “Issuer” refer to Barclays PLC (or any successor entity), unless the context requires otherwise; and

•	“$” and “U.S. dollars” refer to the lawful currency for the time being of the United States.

SUMMARY

The following is a summary of this prospectus supplement and should be read as an introduction to, and in conjunction with, the remainder of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference therein. You should base your investment decision on a consideration of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference therein, as a whole. Words and expressions defined in “Description of Senior Notes” below shall have the same meanings in this summary.

GENERAL

The Issuer	Barclays PLC

Barclays is a diversified bank with five operating divisions comprising: Barclays UK, Barclays UK Corporate Bank, Barclays Private Bank and Wealth Management, Barclays Investment Bank and Barclays US Consumer Bank, which are supported by Barclays Execution Services Limited, the Group-wide service company providing technology, operations and functional services to businesses across the Group. Barclays UK broadly represents businesses that sit within the UK ring-fenced bank, Barclays Bank UK PLC (“BBUKPLC”) and its subsidiaries, and comprises UK Personal Banking, UK Business Banking and Barclaycard Consumer UK. From November 1, 2024, Barclays UK includes the retail banking business (“Tesco Bank”) acquired from Tesco Personal Finance plc.

The remaining divisions broadly represent the businesses that sit within the non-ring fenced bank, Barclays Bank PLC (“BBPLC”) and its subsidiaries. Barclays UK Corporate Bank offers lending, trade and working capital, liquidity, payments and FX solutions for corporate clients with turnover from £6.5 million (excluding those that form part of the FTSE 350). Barclays Private Bank and Wealth Management comprises the Private Bank, Wealth Management and Investments businesses. Barclays Investment Bank incorporates the Global Markets, Investment Banking and International Corporate Banking businesses, serving FTSE 350, multinationals and financial institution clients that are regular users of Investment Bank services. Barclays US Consumer Bank represents the US credit card business, focused in the partnership market, as well as an online deposit franchise.

The Issuer is the ultimate holding company of the Group.

The Securities We Are Offering	We are offering $1,250,000,000 aggregate principal amount of 5.086% Fixed-to-Floating Rate Senior Callable Notes due 2029, $1,750,000,000 aggregate principal amount of 5.367% Fixed-to-Floating Rate Senior Callable Notes due 2031 and $2,000,000,000 aggregate principal amount of 5.785% Fixed-to-Floating Rate Senior Callable Notes due 2036.

Issue Date	February 25, 2025 (the “Issue Date”).

Maturity Date	We will repay the 2029 notes at 100% of their principal amount plus accrued interest on February 25, 2029 (the “2029 Notes Maturity Date”), the 2031 notes at 100% of their principal amount plus accrued interest on February 25, 2031 (the “2031 Notes Maturity Date”) and the 2036 notes at 100% of their principal amount plus accrued interest on February 25, 2036 (the “2036 Notes Maturity Date”, and each of the 2029 Notes Maturity Date, the 2031 Notes Maturity Date and the 2036 Notes Maturity Date, a “Maturity Date”).

Optional Redemption	We may, at our option, redeem (i) the 2029 notes, in whole or in part, pursuant to the 2029 Notes Make-Whole Redemption (as defined below) at any time on or after August 25, 2025 (six months following the Issue Date and, if any additional 2029 notes are issued after the Issue Date, except for the period of six months beginning on the issue date for any such additional 2029 notes) to (but excluding) the 2029 Notes Par Redemption Date; and/ or (ii) the 2029 notes then outstanding, in whole but not in part, on the 2029 Notes Par Redemption Date, pursuant to the 2029 Notes Par Redemption (as defined below).

We may, at our option, redeem (i) the 2031 notes, in whole or in part, pursuant to the 2031 Notes Make-Whole Redemption (as defined below) at any time on or after August 25, 2025 (six months following the Issue Date and, if any additional 2031 notes are issued after the Issue Date, except for the period of six months beginning on the issue date for any such additional 2031 notes) to (but excluding) the 2031 Notes Par Redemption Date; and/ or (ii) the 2031 notes then outstanding, in whole but not in part, on the 2031 Notes Par Redemption Date, pursuant to the 2031 Notes Par Redemption (as defined below).

We may, at our option, redeem (i) the 2036 notes, in whole or in part, pursuant to the 2036 Notes Make-Whole Redemption (as defined below) at any time on or after August 25, 2025 (six months following the Issue Date and, if any additional 2036 notes are issued after the Issue Date, except for the period of six months beginning on the issue date for any such additional 2036 notes) to (but excluding) the 2036 Notes Par Redemption Date; and/ or (ii) the 2036 notes then outstanding, in whole but not in part, on the 2036 Notes Par Redemption Date, pursuant to the 2036 Notes Par Redemption (as defined below).

The definitions and the terms of the 2029 Notes Make-Whole Redemption, 2031 Notes Make-Whole Redemption, the 2036 Notes Make-Whole Redemption, and also the 2029 Notes Par Redemption, the 2031 Notes Par Redemption and the 2036 Notes Par Redemption are set forth below under “Description of Senior Notes—Optional Redemption.” Any redemption of notes pursuant to the 2029 Notes

Make-Whole Redemption, the 2031 Notes Make-Whole Redemption or the 2036 Notes Make-Whole Redemption and/or the 2029 Notes Par Redemption, the 2031 Notes Par Redemption or the 2036 Notes Par Redemption will also be subject to the provisions described under “Description of Senior Notes—Notice of Redemption” and “Description of Senior Notes—Condition to Redemption” below.

Par Redemption Date	February 25, 2028, February 25, 2030 and February 25, 2035 for the 2029 notes, the 2031 notes and the 2036 notes, respectively (the “2029 Notes Par Redemption Date”, the “2031 Notes Par Redemption Date” and the “2036 Notes Par Redemption Date”, respectively, and, each, a “Par Redemption Date”).

Fixed Interest Rate	From (and including) the Issue Date to (but excluding) the 2029 Notes Par Redemption Date (such date falling one year prior to the 2029 Notes Maturity Date) (the “2029 Notes Fixed Rate Period”), the 2029 notes will bear interest at a rate of 5.086% per annum (the “2029 Notes Fixed Interest Rate”).

From (and including) the Issue Date to (but excluding) the 2031 Notes Par Redemption Date (such date falling one year prior to the 2031 Notes Maturity Date) (the “2031 Notes Fixed Rate Period”), the 2031 notes will bear interest at a rate of 5.367% per annum (the “2031 Notes Fixed Interest Rate”).

From (and including) the Issue Date to (but excluding) the 2036 Notes Par Redemption Date (such date falling one year prior to the 2036 Notes Maturity Date) (the “2036 Notes Fixed Rate Period”, and each of the 2029 Notes Fixed Rate Period, the 2031 Notes Fixed Rate Period and the 2036 Notes Fixed Rate Period, a “Fixed Rate Period”), the 2036 notes will bear interest at a rate of 5.785% per annum (the “2036 Notes Fixed Interest Rate”).

Floating Interest Rate	From (and including) the 2029 Notes Par Redemption Date to (but excluding) the 2029 Notes Maturity Date (the “2029 Notes Floating Rate Period”), the 2029 notes will bear interest at the applicable 2029 Notes Floating Interest Rate (as defined below).

The 2029 Notes Floating Interest Rate for any 2029 Notes Floating Rate Interest Period (as defined below) will be equal to the Benchmark (as defined below), as determined on the applicable Interest Determination Date (as defined below), plus 0.96% per annum (the “2029 Notes Margin”) (the “2029 Notes Floating Interest Rate”). The 2029 Notes Floating Interest Rate will be calculated quarterly on the applicable Interest Determination Date occurring during the 2029 Notes Floating Rate Period.

From (and including) the 2031 Notes Par Redemption Date to (but excluding) the 2031 Notes Maturity Date (the “2031 Notes Floating Rate Period”), the 2031 notes will bear interest at the applicable 2031 Notes Floating Interest Rate (as defined below).

The 2031 Notes Floating Interest Rate for any 2031 Notes Floating Rate Interest Period (as defined below) will be equal to the Benchmark, as determined on the applicable Interest Determination Date, plus 1.23% per annum (the “2031 Notes Margin”) (the “2031 Notes Floating Interest Rate”). The 2031 Notes Floating Interest Rate will be calculated quarterly on the applicable Interest Determination Date occurring during the 2031 Notes Floating Rate Period.

From (and including) the 2036 Notes Par Redemption Date to (but excluding) the 2036 Notes Maturity Date (the “2036 Notes Floating Rate Period”, and each of the 2029 Notes Floating Rate Period, the 2031 Notes Floating Rate Period and the 2036 Notes Floating Rate Period, a “Floating Rate Period”), the 2036 notes will bear interest at the applicable 2036 Notes Floating Interest Rate (as defined below).

The 2036 Notes Floating Interest Rate for any 2036 Notes Floating Rate Interest Period (as defined below) will be equal to the Benchmark, as determined on the applicable Interest Determination Date, plus 1.59% per annum (the “2036 Notes Margin”) (the “2036 Notes Floating Interest Rate”). The 2036 Notes Floating Interest Rate will be calculated quarterly on the applicable Interest Determination Date occurring during the 2036 Notes Floating Rate Period.

Floating Rate Interest Period	During the 2029 Notes Floating Rate Period, each interest period on the 2029 notes will begin on (and include) a 2029 Notes Floating Rate Period Interest Payment Date (as defined below) and end on (but exclude) the next succeeding 2029 Notes Floating Rate Period Interest Payment Date (each, a “2029 Notes Floating Rate Interest Period”); provided that the first 2029 Notes Floating Rate Interest Period will begin on (and include) the 2029 Notes Par Redemption Date and will end on (but exclude) May 25, 2028.

During the 2031 Notes Floating Rate Period, each interest period on the 2031 notes will begin on (and include) a 2031 Notes Floating Rate Period Interest Payment Date (as defined below) and end on (but exclude) the next succeeding 2031 Notes Floating Rate Period Interest Payment Date (each, a “2031 Notes Floating Rate Interest Period”); provided that the first 2031 Notes Floating Rate Interest Period will begin on (and include) the 2031 Notes Par Redemption Date and will end on (but exclude) May 25, 2030.

During the 2036 Notes Floating Rate Period, each interest period on the 2036 notes will begin on (and include) a 2036 Notes Floating Rate Period Interest Payment Date (as defined below) and end on (but exclude) the next succeeding 2036 Notes Floating Rate Period Interest Payment Date (each, a “2036 Notes Floating Rate Interest Period”, and any 2029 Notes Floating Rate Interest Period, 2031 Notes Floating Rate Interest Period and 2036 Notes Floating Rate Interest Period, a “Floating Rate Interest Period”); provided that the first 2036 Notes Floating Rate Interest Period will begin on (and include) the 2036 Notes Par Redemption Date and will end on (but exclude) May 25, 2035.

Fixed Rate Period Interest Payment Dates	During the 2029 Notes Fixed Rate Period, interest on the 2029 notes will accrue at the 2029 Notes Fixed Interest Rate and will be payable semi-annually in arrear on February 25 and August 25 in each year, from (and including) August 25, 2025 up to (and including) the 2029 Notes Par Redemption Date (each, a “2029 Notes Fixed Rate Period Interest Payment Date”);

during the 2031 Notes Fixed Rate Period, interest on the 2031 notes will accrue at the 2031 Notes Fixed Interest Rate and will be payable semi-annually in arrear on February 25 and August 25 in each year, from (and including) August 25, 2025 up to (and including) the 2031 Notes Par Redemption Date (each, a “2031 Notes Fixed Rate Period Interest Payment Date”); and

during the 2036 Notes Fixed Rate Period, interest on the 2036 notes will accrue at the 2036 Notes Fixed Interest Rate and will be payable semi-annually in arrear on February 25 and August 25 in each year, from (and including) August 25, 2025 up to (and including) the 2036 Notes Par Redemption Date (each, a “2036 Notes Fixed Rate Period Interest Payment Date”, and any 2029 Notes Fixed Rate Period Interest Payment Date, 2031 Notes Fixed Rate Period Interest Payment Date and 2036 Notes Fixed Rate Period Interest Payment Date, a “Fixed Rate Period Interest Payment Date”);

in each case, provided that if any Fixed Rate Period Interest Payment Date would fall on a day that is not a Business Day (as defined below), we will pay interest on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled Fixed Rate Period Interest Payment Date.

Floating Rate Period Interest Payment Dates	During the 2029 Notes Floating Rate Period, interest on the 2029 notes will accrue at the applicable 2029 Notes Floating Interest Rate and will be payable quarterly in arrear on May 25, 2028, August 25, 2028, November 25, 2028 and the 2029 Notes Maturity Date (each, a “2029 Notes Floating Rate Period Interest Payment Date”);

during the 2031 Notes Floating Rate Period, interest on the 2031 notes will accrue at the applicable 2031 Notes Floating Interest Rate and will be payable quarterly in arrear on May 25, 2030, August 25, 2030, November 25, 2030 and the 2031 Notes Maturity Date (each, a “2031 Notes Floating Rate Period Interest Payment Date”); and

during the 2036 Notes Floating Rate Period, interest on the 2036 notes will accrue at the applicable 2036 Notes Floating Interest Rate and will be payable quarterly in arrear on May 25, 2035, August 25, 2035, November 25, 2035 and the 2036 Notes Maturity Date (each, a

“2036 Notes Floating Rate Period Interest Payment Date”, and any 2029 Notes Floating Rate Period Interest Payment Date, 2031 Notes Floating Rate Period Interest Payment Date and 2036 Notes Floating Rate Period Interest Payment Date, a “Floating Rate Period Interest Payment Date”, and any Floating Rate Period Interest Payment Date and Fixed Rate Period Interest Payment Date, an “Interest Payment Date”);

in each case, provided that if any scheduled Floating Rate Period Interest Payment Date, other than the applicable Maturity Date, would fall on a day that is not a Business Day, such Floating Rate Period Interest Payment Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the Floating Rate Period Interest Payment Date will be the immediately preceding Business Day.

Day Count	30/360, Following, Unadjusted, for each respective Fixed Rate Period.

Actual/360, Modified Following, Adjusted, for each respective Floating Rate Period.

Interest Determination Dates	The second USGS Business Day (as defined below) preceding the applicable Floating Rate Period Interest Payment Date (each, an “Interest Determination Date”).

Calculation of the Benchmark	The “Benchmark” means, initially, Compounded Daily SOFR; provided that if a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Compounded Daily SOFR” means, in relation to a Floating Rate Interest Period, the rate of return of a daily compound interest investment (with SOFR as reference rate for the calculation of interest) during the related Observation Period and will be calculated by the Calculation Agent on the related Interest Determination Date as follows:

Where:

“d” means, in relation to any Observation Period, the number of calendar days in such Observation Period;

“d0” means, in relation to any Observation Period, the number of USGS Business Days in such Observation Period;

“i” means, in relation to any Observation Period, a series of whole numbers from one to d0, each representing the relevant USGS Business Day in chronological order from (and including) the first USGS Business Day in such Observation Period;

“ni” means, in relation to any USGS Business Day “i” in the relevant Observation Period, the number of calendar days from (and including) such USGS Business Day “i” up to (but excluding) the following USGS Business Day;

“Observation Period” means, in respect of each Floating Rate Interest Period, the period from (and including) the date which is two USGS Business Days prior to the first day of such Floating Rate Interest Period to (but excluding) the date which is two USGS Business Days prior to the applicable Interest Payment Date for such Floating Rate Interest Period; provided that the first Observation Period shall commence on (and include) the date which is two USGS Business Days prior to the relevant Par Redemption Date.

“SOFR” means, in relation to any day, the rate determined by the Calculation Agent in accordance with the following provisions:

(1) the daily Secured Overnight Financing Rate for trades made on such day available at or around the Reference Time on the NY Federal Reserve’s Website;

(2) if the rate specified in (1) above is not available at or around the Reference Time for such day (and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred), the daily Secured Overnight Financing Rate in respect of the last USGS Business Day for which such rate was published on the NY Federal Reserve’s Website;

“SOFRi” means, in relation to any USGS Business Day “i” in the relevant Observation Period, SOFR in respect of such USGS Business Day; and

“USGS Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association or any successor thereto (“SIFMA”) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding clauses (1) and (2) of the definition of “SOFR” above, if we or our designee (in consultation with us) determine on or prior to the relevant Interest Determination Date that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to SOFR, then the “Benchmark Transition Provisions” set forth below will thereafter apply to all determinations of the rate of interest payable on the 2029 notes during the 2029

Notes Floating Rate Period, on the 2031 notes during the 2031 Notes Floating Rate Period and/or on the 2036 notes during the 2036 Notes Floating Rate Period, as applicable.

In accordance with and subject to the Benchmark Transition Provisions, after a Benchmark Transition Event and related Benchmark Replacement Date have occurred, the amount of interest that will be payable on the 2029 notes during each 2029 Notes Floating Rate Interest Period will be determined by reference to a rate per annum equal to the Benchmark Replacement plus the 2029 Notes Margin, the amount of interest that will be payable on the 2031 notes during each 2031 Notes Floating Rate Interest Period will be determined by reference to a rate per annum equal to the Benchmark Replacement plus the 2031 Notes Margin and the amount of interest that will be payable on the 2036 notes during each 2036 Notes Floating Rate Interest Period will be determined by reference to a rate per annum equal to the Benchmark Replacement plus the 2036 Notes Margin.

“designee” means an affiliate or any other agent of the Issuer.

“NY Federal Reserve’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org (or any successor website).

“Reference Time” means (1) if the Benchmark is Compounded Daily SOFR, for each USGS Business Day, 3:00 p.m. (New York time) on the next succeeding USGS Business Day, and (2) if the Benchmark is not Compounded Daily SOFR, the time determined by us or our designee (in consultation with us) in accordance with the Benchmark Replacement Conforming Changes.

Benchmark Transition Provisions

If we or our designee (in consultation with us) determine that a Benchmark Transition Event and related Benchmark Replacement Date have occurred prior to the applicable Reference Time in respect of any determination of the Benchmark on any date, the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the 2029 notes during the 2029 Notes Floating Rate Period, the 2031 notes during the 2031 Notes Floating Rate Period and/or the 2036 notes during the 2036 Notes Floating Rate Period, as applicable, in respect of such determination on such date and all determinations on all subsequent dates; provided that, if we or our designee (in consultation with us) are unable to or do not determine a Benchmark Replacement in accordance with the provisions below prior to 5:00 p.m. (New York time) on the relevant Interest Determination Date or if there is a Derecognition Risk (as defined below), the interest rate for the related Floating Rate Interest Period will be equal to the interest rate in effect for the immediately preceding Floating Rate Interest Period or, (i) in the case of the Interest Determination Date prior to the first 2029 Notes Floating

Rate Period Interest Payment Date, the 2029 Notes Fixed Interest Rate, (ii) in the case of the Interest Determination Date prior to the first 2031 Notes Floating Rate Period Interest Payment Date, the 2031 Notes Fixed Interest Rate and (iii) in the case of the Interest Determination Date prior to the first 2036 Notes Floating Rate Period Interest Payment Date, the 2036 Notes Fixed Interest Rate, as applicable.

Benchmark Replacement	“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee (in consultation with us) as of the Benchmark Replacement Date:

(1) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor (if any) and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

(3) the sum of: (a) the alternate rate of interest that has been selected by us or our designee (in consultation with us) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustments) as the applicable tenor for the then-current Benchmark.

“Relevant Governmental Body” means the Federal Reserve and/or the Federal Reserve Bank of New York (“NY Federal Reserve”), or a committee officially endorsed or convened by the Federal Reserve and/or the NY Federal Reserve or any successor thereto.

Benchmark Replacement Adjustment	“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee (in consultation with us) as of the Benchmark Replacement Date:

(1) the spread adjustment (which may be a positive or negative value or zero) that has been (i) selected or recommended by the Relevant Governmental Body or (ii) determined by us or our designee (in consultation with us) in accordance with the method for calculating or determining such spread adjustment that has been selected or recommended by the Relevant Governmental Body, in each case for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee (in consultation with us) giving due consideration to industry-accepted spread adjustments (if any), or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Benchmark Replacement Conforming Changes	In connection with the implementation of a Benchmark Replacement, we or our designee (in consultation with us) will have the right to make changes to:

(1) any Interest Determination Date, Floating Rate Period Interest Payment Date, Reference Time, business day convention or Floating Rate Interest Period;

(2) the manner, timing and frequency of determining the rate and amounts of interest that are payable on the 2029 notes during the 2029 Notes Floating Rate Period, on the 2031 notes during the 2031 Notes Floating Rate Period or on the 2036 notes during the 2036 Notes Floating Rate Period, as the case may be, and the conventions relating to such determination and calculations with respect to interest;

(3) rounding conventions;

(4) tenors; and

(5) any other terms or provisions of the 2029 notes during the 2029 Notes Floating Rate Period, the 2031 notes during the 2031 Notes Floating Rate Period or the 2036 notes during the 2036 Notes Floating Rate Period, as the case may be, in each case that we or our designee (in consultation with us) determine, from time to time, to be appropriate to reflect the determination and implementation of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee (in consultation with us) decide that implementation of any portion of such market practice is not administratively feasible or determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee (in consultation with us) determine is appropriate (acting in good faith)) (the “Benchmark Replacement Conforming Changes”).

Any Benchmark Replacement Conforming Changes will apply to the notes for all future Floating Rate Interest Periods.

Benchmark Transition Event	“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

Benchmark Replacement Date	“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

ISDA Fallback Rate	“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. (“ISDA”) or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

Notice of Benchmark Replacement	We will promptly give notice of the determination of the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes to the Trustee, any paying agent, the Calculation Agent and the noteholders; provided that failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such determination.

No Prejudice to Treatment under Capital Regulations	Notwithstanding the foregoing, no Benchmark Replacement will be adopted if and to the extent that the Issuer determines, in its sole discretion, that such Benchmark Replacement prejudices, or could reasonably be expected to prejudice, after the application of the applicable Benchmark Replacement Adjustment, the Benchmark Replacement Conforming Changes and the further decisions and determinations as set out under “Description of Senior Notes—Calculation of the Benchmark—Benchmark Transition Provisions”, the then current eligible liabilities qualification of the notes, in each case for the purposes of and in accordance with the Capital Regulations (“Derecognition Risk”).

Decisions and Determinations	All determinations, decisions, elections and any calculations made by us, the Calculation Agent or our designee for the purposes of calculating the applicable interest on the notes will be conclusive and binding on the noteholders, us, the Trustee and any paying agent, absent manifest error. If made by our designee, such determinations, decisions, elections and calculations will be made after consulting with us, and our designees will not make any such determination, decision, election or calculation to which we object. Notwithstanding anything to the contrary in the Indenture or the notes, any determinations, decisions, calculations or elections made in accordance with this provision will become effective without consent from the noteholders or any other party.

Agreement with Respect to the Benchmark Replacement

By its acquisition of the notes, each noteholder (which, for these purposes, includes each beneficial owner) (i) will acknowledge, accept, consent and agree to be bound by our or our designee’s determination of a Benchmark Transition Event, a Benchmark Replacement Date, the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement

Conforming Changes, including as may occur without any prior notice from us and without the need for us to obtain any further consent from such noteholder, (ii) will waive any and all claims, in law and/or in equity, against the Trustee, any paying agent and the Calculation Agent or our designee for, agree not to initiate a suit against the Trustee, any paying agent and the Calculation Agent or our designee in respect of, and agree that none of the Trustee, any paying agent or the Calculation Agent or our designee will be liable for, the determination of or the failure to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes, and any losses suffered in connection therewith and (iii) will agree that none of the Trustee, any paying agent or the Calculation Agent or our designee will have any obligation to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes (including any adjustments thereto), including in the event of any failure by us to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes.

Calculation Agent	The Bank of New York Mellon or its successor appointed by the Issuer (the “Calculation Agent”).

Regular Record Dates	The close of business on the Business Day immediately preceding each Interest Payment Date (or, if the notes are held in definitive form, the close of business on the 15th Business Day preceding each applicable Interest Payment Date).

Payment at Maturity or upon Redemption	If a Maturity Date or date of redemption or repayment is not a Business Day, the payment of interest and principal and/or any amount payable upon redemption or repayment of the notes will be made on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after such Maturity Date or date of redemption or repayment. If the notes are redeemed, unless we default on payment of the redemption price, interest will cease to accrue on the relevant redemption date on the notes called for redemption.

Ranking	The notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu without any preference among themselves. In the event of our winding-up or administration, the notes will rank pari passu with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Pursuant to the U.K. Insolvency Act 1986, as amended or replaced from time to time (the “Insolvency Act”), the notes will constitute ordinary non-preferential debt of the Issuer and will rank in priority to secondary non-preferential debts and tertiary non-preferential debts. The terms “ordinary non-preferential debt,” “secondary-non preferential debt” and “tertiary non-preferential debt” shall have the meanings given to each of them in the Insolvency Act.

In addition, see “Risk Factors—The Issuer is a holding company, which means that its right to participate in the assets of any of its subsidiaries (including those of BBPLC, BBUKPLC, Barclays Execution Services Limited or any other present or future subsidiary) upon the liquidation of such subsidiaries and the extent to which the Issuer suffers losses if it or any of its subsidiaries are subject to bank resolution proceedings, may depend, amongst other things, upon the degree to which the Issuer’s loans to, and investments in, such subsidiaries are subordinated.”

No Set-off	The notes are subject to the waiver of set-off provisions set forth under “Description of Senior Notes—No Set-off” below.

Tax Redemption	We may, at our option, at any time, redeem any series of the notes, in whole of such series but not in part of the series, if (A) we are required to issue definitive certificated notes in the events described under the section entitled “Description of Certain Provisions relating to Debt Securities and Contingent Capital Securities—Special Situations When a Global Security Will Be Terminated” in the accompanying prospectus and, as a result, we are or would be required to pay Debt Security Additional Amounts (as defined in the accompanying prospectus) with respect to the notes of such series; or (B) we determine that a Tax Event (as defined below) occurred with respect to the notes of such series, on the terms and subject to the conditions set forth below under “Description of Senior Notes—Tax Redemption.”

Any redemption of notes pursuant to the provisions described herein under “Description of Senior Notes —Tax Redemption” will also be subject to the provisions described under “Description of Senior Notes—Notice of Redemption” and “Description of Senior Notes—Condition to Redemption” below.

Loss Absorption Disqualification Event Redemption	If a Loss Absorption Regulations Event occurs on or after the Issue Date that does, or would be likely to (in the opinion of the Issuer, the PRA or the Relevant U.K. Resolution Authority (as defined in the accompanying prospectus)), result in a Loss Absorption Disqualification Event with respect to any series of the notes, we may, at our option, at any time, redeem the notes of such series, in whole of such series but not in part of such series, at an amount equal to 100% of the principal amount of the notes being redeemed together with accrued but unpaid interest, if any, on the principal amount of the notes to be redeemed to (but excluding) the date fixed for redemption.

“Loss Absorption Disqualification Event” means, in respect of any series of notes, the whole or any part of the outstanding aggregate principal amount of such series of notes at any time being excluded from or ceasing to count towards the Issuer’s and/or the Group’s own funds and eligible liabilities and/or loss absorbing capacity, in each case for the purposes of, and in accordance with, the relevant Capital Regulations, provided that a Loss Absorption Disqualification Event shall not occur if such whole or part of the outstanding principal amount of such series of notes is excluded from, or ceases to count towards, such own funds and eligible liabilities and/or loss absorbing capacity due to the remaining maturity of such series of notes being less than the period prescribed by the relevant Capital Regulations.

“Loss Absorption Regulations Event” means that (i) any Capital Regulations become effective with respect to the Issuer and/or the Group or (ii) there is an amendment to, or change in, any Capital Regulation, or any change in the official application of any Capital Regulation, which becomes effective with respect to the Issuer and/or the Group.

Any redemption of notes upon the occurrence of a Loss Absorption Disqualification Event will also be subject to the provisions described under “Description of Senior Notes—Notice of Redemption” and “Description of Senior Notes—Condition to Redemption” below.

Agreement with Respect to the Exercise of U.K. Bail-in Power	Notwithstanding and to the exclusion of any other term of the relevant series of notes or any other agreements, arrangements or understandings between us and any holder or beneficial owner of notes or the Trustee on behalf of the holders of the notes, by acquiring any notes, each holder and beneficial owner of notes acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the Relevant U.K. Resolution Authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, such notes; (ii) the conversion of all, or a portion of, the principal amount of, or interest on, such notes into shares or other securities or other obligations of the Issuer or another person (and the issue to, or conferral on, the holder or beneficial owner of such notes, of such shares, securities or obligations); (iii) the cancellation of such notes and/or (iv) the amendment or alteration of the maturity of such notes, or amendment of the amount of interest due on such notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of such notes solely to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-in Power.

For more information, see “Description of Senior Notes—Agreement with Respect to the Exercise of U.K. Bail-in Power” of this prospectus supplement and the section entitled “Description of Debt Securities—

Agreement with Respect to the Exercise of U.K. Bail-in Power” in the accompanying prospectus. See also “Risk Factors—Under the terms of the relevant series of notes, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority.”

No Repayment of Principal or Payment of Interest After Exercise of U.K. Bail-In Power	No repayment of the principal amount of any notes or payment of interest on any notes shall become due and payable after the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority unless such repayment or payment would be permitted to be made by the Issuer under the laws and regulations of the U.K. and the European Union applicable to the Issuer.

Senior Enforcement Events and Remedies	Winding-up

If a Senior Winding-up Event occurs, the outstanding principal amount of the notes together with any accrued but unpaid interest thereon will become immediately due and payable. A “Senior Winding-up Event” with respect to the notes shall result if (i) a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within thirty (30) days of the making of such order, (ii) our shareholders adopt an effective resolution for our winding-up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency), or (iii) following the appointment of an administrator of the Issuer, the administrator gives notice that it intends to declare and distribute a dividend.

Non-payment

If we fail to pay any amount that has become due and payable under any series of notes and such failure continues for fourteen (14) days, the Trustee may give us notice of such failure. If within a period of fourteen (14) days following the provision of such notice, the failure continues and has not been cured nor waived (a “Senior Non-Payment Event”), the Trustee may, in respect of such notes, at its discretion and without further notice to us institute proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding-up and/or prove in our winding-up and/or claim in our liquidation or administration.

Limited remedies for breach of obligations (other than non-payment)

In addition to the remedies for non-payment provided above, the Trustee may, without further notice, institute such proceedings against us as the Trustee may deem fit to enforce any term, obligation or condition binding on us under any notes or the Indenture (other than any payment obligation of the Issuer under or arising from such notes or the Indenture, including, without limitation, payment of any principal or interest, including Debt Security Additional Amounts) (such obligation, a “Senior Performance Obligation”); provided always that the Trustee (acting on behalf of the holders of such notes) and the holders of such notes may not enforce, and may not be entitled to enforce or otherwise claim, against us any judgment or other award given in such proceedings that requires the payment of money by us, whether by way of damages or otherwise (a “Senior Monetary Judgment”), except by proving such Senior Monetary Judgment in our winding-up and/or by claiming such Senior Monetary Judgment in our administration.

By its acquisition of any notes, each holder of notes acknowledges and agrees that such holder will not seek to enforce or otherwise claim, and will not direct the Trustee (acting on behalf of the holders of such notes) to enforce or otherwise claim, a Senior Monetary Judgment against us in connection with our breach of a Senior Performance Obligation, except by proving such Senior Monetary Judgment in our winding-up and/or by claiming such Senior Monetary Judgment in our administration. See “Risk Factors—Under the terms of the notes, you will have limited enforcement events and remedies” below.

No other remedies

Other than the limited remedies specified herein under “Description of Senior Notes —Senior Enforcement Events and Remedies” and subject to “Description of Senior Notes—Senior Enforcement Events and Remedies— Trust Indenture Act remedies” below, no remedy against us will be available to the Trustee (acting on behalf of the holders of notes) or the holders of any notes whether for the recovery of amounts owing in respect of such notes or under the Indenture or in respect of any breach by us of any of our obligations under or in respect of the terms of such notes or under the Indenture in relation thereto; provided, however, that such limitation shall not apply to our obligations to pay the fees and expenses of, and to indemnify, the Trustee (including fees and expenses of Trustee’s counsel).

Trust Indenture Act remedies

Notwithstanding the limitation on remedies specified herein under “Description of Senior Notes —Senior Enforcement Events and Remedies,” (1) the Trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of any notes under the provisions of the Indenture and (2) nothing shall impair the right of a holder of notes under the Trust Indenture Act, absent such holder’s consent, to sue for any payment due but unpaid with respect to such notes. No holder of notes shall be entitled to proceed directly against us except as described in “Description of Debt Securities—Senior Enforcement

Events and Remedies; Dated Subordinated Enforcement Events and Remedies; Limitation on Suits—Limitation on Suits” in the accompanying prospectus.

Under the terms of the Indenture, the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to any notes is not a Senior Enforcement Event (as defined below).

Business Day	Any weekday, other than one on which banking institutions are authorized or obligated by law, regulation or executive order to close in London, England or in the City of New York, United States.

Book-Entry Issuance, Denominations, Settlement and Clearance	We will issue the notes in fully registered form in denominations of $200,000 and integral multiples of $1,000 in excess thereof. Each series of notes will be represented by one or more global securities registered in the name of a nominee of DTC. You will hold beneficial interests in the relevant notes through DTC and its direct and indirect participants, including Euroclear and Clearstream Luxembourg, and DTC and its direct and indirect participants will record your beneficial interest on their books.

We will not issue definitive certificated notes except in limited circumstances that we explain under “Description of Certain Provisions Relating to Debt Securities and Contingent Capital Securities—Special Situations When a Global Security Will Be Terminated” in the accompanying prospectus.

Settlement of the notes will occur through DTC in same day funds. For information on DTC’s book-entry system, see “Clearance and Settlement—The Clearing Systems—DTC” in the accompanying prospectus.

Conflicts of Interest	Barclays Capital Inc., the Sole Structuring Adviser and Sole Bookrunner, is an affiliate of Barclays PLC and, as such, is deemed to have a “conflict of interest” in this offering within the meaning of Rule 5121 (or any successor rule thereto) (“Rule 5121”) of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

Consequently, this offering is being conducted in compliance with the provisions of Rule 5121. Barclays Capital Inc. is not permitted to sell any notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. For more information, see “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

CUSIP	2029 notes: 06738E CX1

2031 notes: 06738E CY9

2036 notes: 06738E CZ6

ISIN	2029 notes: US06738ECX13

2031 notes: US06738ECY95

2036 notes: US06738ECZ60

Listing and Trading	We will apply to list the notes on the NYSE. Trading on the NYSE is expected to begin within 30 days of the initial delivery of the notes.

Trustee and Paying Agent	The Bank of New York Mellon, London Branch, 160 Queen Victoria Street, London, EC4V 4LA, U.K., will act as the trustee and initial paying agent for the notes.

Timing and Delivery	We currently expect delivery of the notes to occur on February 25, 2025.

Further Issues	We may, without the consent of the holders of the notes, issue additional notes having the same ranking and same interest rate, Maturity Date, redemption terms and other terms as any series of notes described in this prospectus supplement except for the price to the public and issue date. Any such additional notes, together with the notes of the same series offered by this prospectus supplement, will constitute a single series of such securities under the Indenture. There is no limitation on the amount of notes or other debt securities that we may issue under the Indenture.

Use of Proceeds	We intend to use the proceeds of the offering for general corporate purposes of the Issuer and its subsidiaries and/or the Group and to strengthen further the capital base of the Issuer and its subsidiaries and/or the Group.

Governing Law	The Indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York, except that, as specified in the Indenture, the provisions relating to waiver of set-off in the Indenture will be governed by and construed in accordance with English law.

Risk Factors	Investing in the notes offered under this prospectus supplement involves risk. For a discussion of certain risks that should be considered in connection with an investment in the notes, see “Risk Factors” beginning on page S-25 of this prospectus supplement.

RISK FACTORS

You should carefully consider the risks described below and all of the information contained and incorporated by reference in this document before you decide whether to acquire any notes.

Acquiring any notes offered under this prospectus supplement involves significant risks. You should reach your own investment decision only after consultation with your own financial, legal and tax advisers (as you deem appropriate) about risks associated with an investment in any notes and the suitability of investing in any notes in light of the particular characteristics and terms of such notes and of your particular financial circumstances. As part of making an investment decision, you should make sure you thoroughly understand the notes’ terms, such as the agreement by you to be bound by the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority. You should also carefully consider the risk factors and the other information contained in this prospectus supplement and our 2024 Form 20-F and the other information included and incorporated by reference in this prospectus supplement or the accompanying prospectus before deciding to invest in any notes and you should evaluate (either alone or with the help of a financial adviser) possible scenarios for economic, interest rate and other factors that may affect an investment in the notes and your ability to bear the loss of all or a portion of your investment. If any of the risks described herein (including the risks described in the documents incorporated by reference in this prospectus supplement or the accompanying prospectus) materializes, our business, financial condition and results of operations could suffer, the notes could be subject to the U.K. Bail-in Power, and the trading price and liquidity of the notes could decline, in which case you could lose some or all of the value of your investment.

Capitalized terms used in this section but not otherwise defined are defined in “Description of Senior Notes” below.

Risks relating to the notes

We may redeem the notes at our option in certain situations.

We may, at our option, redeem (i) the 2029 notes pursuant to the 2029 Notes Make-Whole Redemption, in whole or in part, at any time on or after August 25, 2025 (six months following the Issue Date and, if any additional 2029 notes are issued after the Issue Date, except for the period of six months beginning on the issue date for any such additional 2029 notes) to (but excluding) the 2029 Notes Par Redemption Date; and/or (ii) the 2029 notes then outstanding, in whole but not in part, on the 2029 Notes Par Redemption Date on the terms described below under “Description of Senior Notes—Optional Redemption.”

We may, at our option, redeem (i) the 2031 notes pursuant to the 2031 Notes Make-Whole Redemption, in whole or in part, at any time on or after August 25, 2025 (six months following the Issue Date and, if any additional 2031 notes are issued after the Issue Date, except for the period of six months beginning on the issue date for any such additional 2031 notes) to (but excluding) the 2031 Notes Par Redemption Date; and/or (ii) the 2031 notes then outstanding, in whole but not in part, on the 2031 Notes Par Redemption Date on the terms described below under “Description of Senior Notes—Optional Redemption.”

We may also, at our option, redeem (i) the 2036 notes pursuant to the 2036 Notes Make-Whole Redemption, in whole or in part, at any time on or after August 25, 2025 (six months following the Issue Date and, if any additional 2036 notes are issued after the Issue Date, except for the period of six months beginning on the issue date for any such additional 2036 notes) to (but excluding) the 2036 Notes Par Redemption Date; and/or (ii) the 2036 notes then outstanding, in whole but not in part, on the 2036 Notes Par Redemption Date on the terms described below under “Description of Senior Notes—Optional Redemption.”

We may also, at our option, at any time, redeem any series of the notes upon the occurrence of certain events related to taxation on the terms described below under “Description of Senior Notes—Tax Redemption.”

We may also redeem any series of the notes upon the occurrence of certain regulatory events relating to certain minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments on the terms described below under “Description of Senior Notes—Loss Absorption Disqualification Event Redemption.”

We may choose to redeem any notes at times when prevailing interest rates may be relatively low or in other circumstances favorable to us. In such circumstances an investor may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the relevant notes. In addition, any early redemption of any notes is subject to, among other conditions, receipt of the prior consent of the Relevant U.K. Resolution Authority (if such consent is then required by the Capital Regulations), as further described under “Description of Debt Securities—Condition to Redemption of Debt Securities—Senior Debt Securities” and “Description of Debt Securities—Additional Conditions Relating to Redemption and Repurchase of Debt Securities—Senior Debt Securities” in the accompanying prospectus, regardless of whether such redemption would be favorable or unfavorable to you. Furthermore, you will not have the right to require us to redeem any notes and you should not invest in notes in the expectation that we would exercise our option to redeem such notes. Any decision by us as to whether we will exercise our option to redeem any notes will be taken at our absolute discretion with regard to factors such as, but not limited to, the economic impact of exercising such option to redeem any notes, any tax consequences, the regulatory requirements and the prevailing market conditions. Holders of notes should be aware that they may be required to bear the financial risks of an investment in the relevant notes until maturity.

The Issuer is a holding company, which means that its right to participate in the assets of any of its subsidiaries (including those of BBPLC, BBUKPLC, Barclays Execution Services Limited or any other present or future subsidiary) upon the liquidation of such subsidiaries and the extent to which the Issuer suffers losses if it or any of its subsidiaries are subject to bank resolution proceedings, may depend, amongst other things, upon the degree to which the Issuer’s loans to, and investments in, such subsidiaries are subordinated.

The Issuer is a holding company that currently has no significant assets other than its loans to, and investments in, Group subsidiaries such as BBPLC, BBUKPLC, Barclays Execution Services Limited and any other present or future subsidiary, which means that if any such subsidiary is liquidated, the Issuer’s right to participate in the assets of such subsidiary will depend upon the ranking of the Issuer’s claims against such subsidiary according to the ordinary hierarchy of claims in insolvency. So, for example, insofar as the Issuer is a holder of ordinary shares in a Group subsidiary, the Issuer’s recovery in the liquidation of such subsidiary will be subject to the prior claims of such subsidiary’s third party creditors and preference shareholders (if any). To the extent the Issuer holds other claims against any Group subsidiary that are recognized to rank pari passu with any third party creditors’ or preference shareholders’ claims, such claims of the Issuer should in liquidation be treated pari passu with those third party claims.

As well as the risk of losses in the event of a Group subsidiary’s insolvency, the Issuer may suffer losses if any of its loans to, or investments in, such subsidiary are subject to write-down and conversion by statutory power or regulatory direction, or if the subsidiary is otherwise subject to resolution proceedings. In particular, the U.K. Banking Act 2009, as amended (the “Banking Act”), specifies that the resolution powers should be applied in a manner such that losses are transferred to shareholders and creditors in an order which reflects the hierarchy of issued instruments under the Capital Regulations and which otherwise respects the hierarchy of claims in an ordinary insolvency. In general terms, the more junior the investments in, and loans made to, any Group subsidiary are, relative to third party investors, the greater the losses likely to be suffered by the Issuer in the event that any Group subsidiary enters into resolution proceedings or is subject to write-down or conversion of its capital instruments or other liabilities. See “—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the Relevant U.K. Resolution Authority of a variety of statutory resolution powers, could materially adversely affect the value of any notes” below. The Issuer has in the past made, and may continue to make, loans to, and investments in, BBPLC, BBUKPLC and other Group subsidiaries, with the proceeds received from the Issuer’s issuance of debt instruments. Such loans to, and investments made by, the Issuer in such subsidiary, will generally be subordinated to depositors and other unsubordinated creditors and may be subordinated further to meet regulatory requirements and furthermore may contain mechanisms that, upon the occurrence of a trigger related to the prudential or financial condition of the Group or such subsidiary or upon regulatory direction would result in a write-down or conversion into equity of such loans and investments.

The Issuer retains its absolute discretion to restructure such loans to, and any other investments in, any of its Group subsidiaries, including BBPLC and BBUKPLC, at any time and for any purpose including, without limitation, in order to provide different amounts or types of capital or funding to such subsidiary. A restructuring of a loan or investment made by the Issuer in a Group subsidiary could include changes to any or all features of such loan or investment, including its legal or regulatory form, how it would rank in the event of resolution and/or insolvency proceedings in relation to the Group subsidiary, and the inclusion of a mechanism that provides for a write-down and/or conversion into equity upon specified triggers or regulatory direction. Any restructuring of the Issuer’s loans to, and investments in, any of the Group subsidiaries may be implemented by the Issuer without prior notification to, or consent of, the holders of notes.

Furthermore, as a result of the structural subordination of notes issued by the Issuer described above, if any Group subsidiary were to be wound up, liquidated or dissolved, (i) the holders of notes would have no right to proceed against the assets of such subsidiary, and (ii) the liquidator of such subsidiary would first apply the assets of such subsidiary to settle the claims of the creditors (and holders of preference shares or other tier 1 capital instruments ranking ahead of any such entity’s ordinary shares) of such subsidiary (such creditors and holders of preference shares may include the Issuer) ranking ahead of the holders of ordinary shares of such subsidiary. Similarly, if any of the Group subsidiaries were subject to resolution proceedings (i) the holders of notes would have no direct recourse against such subsidiary, and (ii) holders of notes themselves may also be exposed to losses pursuant to the exercise by the Relevant U.K. Resolution Authority of the resolution powers conferred by the SRR (as defined below) or the mandatory write-down and conversion power—see “Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the Relevant U.K. Resolution Authority of a variety of statutory resolution powers, could materially adversely affect the value of any notes” below. For a description of the relevant underlying regulatory background, see “Risk review—Supervision and regulation” on pages 308-320 of the 2024 Form 20-F.

During the applicable Floating Rate Period, the interest rate accruing on the notes will be reset quarterly, which may result in the 2029 Notes Floating Interest Rate, the 2031 Notes Floating Interest Rate or the 2036 Notes Floating Interest Rate for any applicable Floating Rate Interest Period, to be lower than the 2029 Notes Fixed Interest Rate, the 2031 Notes Fixed Interest Rate or the 2036 Notes Fixed Interest Rate, as applicable, which, in turn, can be expected to affect the interest payment on an investment in the notes and could affect the market value of the notes.

During the applicable Fixed Rate Period, the 2029 Notes Fixed Interest Rate on the 2029 notes will be 5.086% per annum, the 2031 Notes Fixed Interest Rate on the 2031 notes will be 5.367% per annum and the 2036 Notes Fixed Interest Rate on the 2036 notes will be 5.785% per annum. However, during the applicable Floating Rate Period, the interest rate accruing on the notes for each Floating Rate Interest Period, as applicable, will be reset quarterly on each Interest Determination Date such that from (and including) each applicable Par Redemption Date, the applicable per annum interest rate accruing on the notes for each Floating Rate Interest Period, as applicable, will be equal to the sum, as determined by the Calculation Agent, of a benchmark rate based on the Compounded Daily SOFR calculated in arrear as described herein and compounding daily plus the 2029 Notes Margin, the 2031 Notes Margin or the 2036 Notes Margin, as applicable. The 2029 Notes Floating Interest Rate, the 2031 Notes Floating Interest Rate or the 2036 Notes Floating Interest Rate, as applicable, for any applicable Floating Rate Interest Period may be less than the 2029 Notes Fixed Interest Rate, the 2031 Notes Fixed Interest Rate or the 2036 Notes Fixed Interest Rate, as applicable, which would result in the amount of any interest payments under the respective notes during any such Floating Rate Interest Period being lower than the interest payments during the applicable Fixed Rate Period and so could affect the market value of an investment in the notes.

Under the terms of the notes, you will have limited enforcement events and remedies.

Holders of notes will not have the right to request that the Trustee declare such notes to be due and repayable immediately at their outstanding principal amount together with accrued interest, if any, in the case of our failure to pay principal or interest on such notes within fourteen (14) days from the due date for payment or our breach of any covenant or warranty of the Indenture which has not been remedied, in each case as described in the section entitled “Description of Senior Notes—Senior Enforcement Events and Remedies” in this prospectus supplement.

Payment of principal and accrued but unpaid interest on the notes shall be accelerated only in the event of a winding-up or administration involving us that constitutes a Senior Winding-up Event (as defined herein). There is no right of acceleration in the case of non-payment of principal or interest on any notes or of our failure to perform any of our obligations under or in respect of any notes.

The sole remedy against us available for recovery of amounts owing in respect of any non-payment of any amount that has become due and payable under any notes is, subject to certain conditions and to the provisions set forth in “Description of Senior Notes—Senior Enforcement Events and Remedies—Trust Indenture Act remedies” of this prospectus supplement, for the Trustee to institute proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding-up and/or prove in our winding-up and/or claim in our liquidation or administration. In addition, the Trustee may institute such proceedings against us as it may deem fit to enforce any non-payment term, obligation or condition binding on us under any notes or the Indenture (other than any payment obligation of the Issuer under or arising from the notes or the Indenture, including, without limitation, payment of any principal or interest, including Debt Security Additional Amounts, excluding any amount due to the Trustee in respect of its fees and/or expenses) (referred to herein as Senior Performance Obligations), provided always that the Trustee (acting on behalf of the holders of such notes) and the holders of notes may not enforce, and may not be entitled to enforce or otherwise claim against the Issuer any judgment or other award given in such proceedings that requires the payment of money by the Issuer, whether by way of damages or otherwise (a “Senior Monetary Judgment”), except by proving such Senior Monetary Judgment in a winding-up of the Issuer and/or by claiming such Senior Monetary Judgment in an administration of the Issuer.

The remedies under the notes are more limited than those typically available to our other unsubordinated creditors. Under the terms of the Indenture, the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to any notes is not a Senior Enforcement Event.

For more information regarding the rights of the holders under the notes, see “Description of Senior Notes—Senior Enforcement Events and Remedies” of this prospectus supplement.

Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the Relevant U.K. Resolution Authority of a variety of statutory resolution powers, could materially adversely affect the value of any notes.

The Issuer and the Group are subject to substantial resolution powers.

Under the Banking Act, substantial powers are granted to the Bank of England (or, in certain circumstances, His Majesty’s Treasury (“HM Treasury”)), in consultation with the PRA, the Financial Conduct Authority (the “FCA”) and HM Treasury, as appropriate as part of a special resolution regime (the “SRR”). These powers enable the Relevant U.K. Resolution Authority to implement various resolution measures and stabilization options (including, but not limited to, the bail-in tool) with respect to a U.K. bank or investment firm and certain of its affiliates (currently including the Issuer) (each a “relevant entity”) in circumstances in which the Relevant U.K. Resolution Authority is satisfied that the relevant resolution conditions are met.

The SRR consists of five stabilization options: (i) private sector transfer of all or part of the business or shares of the relevant entity, (ii) transfer of all or part of the business of the relevant entity to a “bridge bank” established by the Bank of England, (iii) transfer to an asset management vehicle wholly or partly owned by HM Treasury or the Bank of England, (iv) the bail-in tool (as described below) and (v) temporary public ownership (nationalization).

The Banking Act also provides for additional insolvency and administration procedures for relevant entities and for certain ancillary powers, such as the power to modify contractual arrangements in certain circumstances (which could include a variation of the terms of any notes), powers to impose temporary suspension of payments, powers to suspend enforcement or termination rights that might be invoked as a result of the exercise of the resolution powers and powers for the Relevant U.K. Resolution Authority to disapply or modify laws in the U.K. (with possible retrospective effect) to enable the powers under the Banking Act to be used effectively.

Holders of notes should assume that, in a resolution situation, financial public support will only be available to a relevant entity as a last resort after the Relevant U.K. Resolution Authority has assessed and used, to the maximum extent practicable, the resolution tools, including the bail-in tool.

The exercise of any resolution power or any suggestion of any such exercise could materially adversely affect the value of any notes and could lead to holders of notes losing some or all of the value of their investment in such notes.

Resolution powers triggered prior to insolvency may not be anticipated and holders may have only limited rights to challenge them.

The resolution powers conferred by the SRR are intended to be used prior to the point at which any insolvency proceedings with respect to the relevant entity could have been initiated. The purpose of the resolution powers is to address the situation where all or part of a business of a relevant entity has encountered, or is likely to encounter, financial difficulties, giving rise to wider public interest concerns.

Although the Banking Act provides specific conditions to the exercise of any resolution powers, it is uncertain how the Relevant U.K. Resolution Authority would assess such conditions in any particular pre-insolvency scenario affecting the Issuer and/or other members of the Group and in deciding whether to exercise a resolution power.

The Relevant U.K. Resolution Authority is also not required to provide any advance notice to holders of notes of its decision to exercise any resolution power. Therefore, holders of notes may not be able to anticipate a potential exercise of any such powers nor the potential effect of any exercise of such powers on the Issuer, the Group and any notes.

Furthermore, holders of notes may have only limited rights to challenge and/or seek a suspension of any decision of the Relevant U.K. Resolution Authority to exercise its resolution powers (including the bail-in tool) or to have that decision reviewed by a judicial or administrative process or otherwise.

The Relevant U.K. Resolution Authority may exercise the bail-in tool in respect of the Issuer and the notes, which may result in holders of notes losing some or all of their investment.

Where the relevant statutory conditions for use of the bail-in tool have been met, the Relevant U.K. Resolution Authority would be expected to exercise these powers without the consent of the holders. The Banking Act specifies the order in which the bail-in tool should be applied, reflecting the hierarchy of capital instruments under applicable U.K. legislation and rules and otherwise respecting the hierarchy of claims in an ordinary insolvency. Any such exercise of the bail-in tool in respect of the Issuer and the notes may result in the cancellation of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, any notes and/or the conversion of any notes into shares or other notes or other obligations of the Issuer or another person, or any other modification or variation to the terms of any notes.

The exercise of the bail-in tool in respect of the Issuer and the notes or any suggestion of any such exercise could materially adversely affect the rights of the holders of notes, the price or value of their investment in such notes and/or the ability of the Issuer to satisfy its obligations under the notes and could lead to holders of notes losing some or all of the value of their investment in such notes. The bail-in tool contains an express safeguard (known as “no creditor worse off”) with the aim that shareholders and creditors do not receive a less favorable treatment than they would have received in ordinary insolvency proceedings. However, even in circumstances where a claim for compensation is established under the “no creditor worse off” safeguard in accordance with a valuation performed after the resolution action has been taken, it is unlikely that such compensation would be equivalent to the full losses incurred by the holders of notes in the resolution and there can be no assurance that holders would recover such compensation promptly.

Mandatory write-down and conversion of internal eligible liabilities.

The Banking Act currently grants the power to the Relevant U.K. Resolution Authority to cancel, transfer or dilute common equity tier 1 instruments, permanently write-down or convert into equity, additional tier 1 capital instruments, tier 2 capital instruments and internal eligible liabilities at the point of non-viability of the relevant entity and before, or together with, the exercise of any resolution powers conferred by the SRR (except in the case where the bail-in tool is to be utilized for other liabilities, in which case such capital instruments or internal eligible liabilities would be written down or converted into equity pursuant to the exercise of the bail-in tool rather than the mandatory write-down and conversion power).

See “—The Issuer is a holding company, which means that its right to participate in the assets of any of its subsidiaries (including those of BBPLC, BBUKPLC, Barclays Execution Services Limited or any other present or future subsidiary) upon the liquidation of such subsidiaries and the extent to which the Issuer suffers losses if it or any of its subsidiaries are subject to bank resolution proceedings, may depend, amongst other things, upon the degree to which the Issuer’s loans to, and investments in, such subsidiaries are subordinated.” for a description of the risks relating to and arising from the Issuer’s rights to participate in the assets of its subsidiaries and the effect of the exercise of such mandatory write-down and conversion power in respect of such subsidiaries.

For a description of the relevant underlying regulatory background, including the bail-in tool and the mandatory write-down and conversion power, see “Risk review—Supervision and regulation” on pages 308-320 of the 2024 Form 20-F.

Under the terms of the relevant series of notes, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority.

Notwithstanding and to the exclusion of any other term of the relevant series of notes or any other agreements, arrangements or understandings between the Issuer and any holder or beneficial owner of notes or the Trustee on behalf of the holders of the notes, by acquiring any notes, each holder and beneficial owner of notes acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the Relevant U.K. Resolution Authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, such notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, such notes into shares or other securities or other obligations of the Issuer or another person (and the issue to, or conferral on, the holder or beneficial owner of such notes, of such shares, securities or obligations); (iii) the cancellation of such notes and/or (iv) the amendment or alteration of the maturity of such notes, or amendment of the amount of interest due on such notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of such notes solely to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-in Power. Each holder of notes further acknowledges and agrees that the rights of the holders of notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority.

Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders of notes losing all or a part of the value of your investment in any notes or receiving a different security from such notes, which may be worth significantly less than such notes and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the Relevant U.K. Resolution Authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders of notes. In addition, under the terms of the notes, the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to notes is not an event of default or a Senior Enforcement Event. For more information, see “Description of Senior Notes—Agreement with Respect to the Exercise of U.K. Bail-in Power” of this prospectus supplement and “Description of Debt Securities—Agreement with Respect to the Exercise of U.K. Bail-in Power” in the accompanying prospectus. See also “—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the Relevant U.K. Resolution Authority of a variety of statutory resolution powers, could materially adversely affect the value of any notes” below.

The Resolvability Assessment Framework could impact market perceptions of the Issuer and/or the Group and in turn affect the value of the notes.

The Banking Act and associated FCA and PRA rules contain requirements relating to recovery and resolution plans, early supervisory interventions and the resolution of firms (including the bail-in tool).

The Bank of England and the PRA rules on a resolvability assessment framework (the “Resolvability Assessment Framework”) require the largest U.K. banks (including the Group) to carry out realistic assessments of their preparations for resolution. Summaries of the same and the Bank of England’s assessment of such preparations are disclosed publicly. The outcomes of complying with the Resolvability Assessment Framework from time to time and any possible regulatory or other actions deriving thereof may affect the way in which the Issuer and/or the Group is perceived by the market, which in turn may affect the value of the notes.

A summary of the Group’s latest assessment and the Bank of England’s assessment thereof was published on August 6, 2024. Although the Bank of England’s assessment concluded that there are no shortcomings, deficiencies or substantive impediments identified in the Group’s resolution capabilities that could impede its ability to execute the preferred resolution strategy, the Group will continue to work with the Bank of England, along with the Group’s other regulators and resolution authorities globally, to maintain and enhance its resolvability capabilities and operational preparedness for resolution. The Bank of England identified three areas for further enhancement with respect to Valuations in Resolution, Operational Continuity in Resolution and Restructuring, which will form part of the Group’s continued work in delivering on its broader commitment to further embed, test and refine the Group’s resolution capabilities and operational preparedness for resolution.

For further details on these matters, see the section entitled “Risk review—Supervision and regulation” on pages 308-320 of the 2024 Form 20-F.

Waiver of set-off

Holders of the notes waive any right of set-off, compensation, counterclaim, retention and netting in relation to the notes insofar as permitted by applicable law. Therefore, holders of the notes will not be entitled (subject to applicable law) to exercise, claim or plead any right of set-off, compensation, counterclaim, retention or netting in respect of the Issuer’s obligations under the notes against obligations owed to them by the Issuer. Holders of the notes may therefore be required to initiate separate proceedings to recover amounts in respect of any counterclaim and may receive a lower recovery in the event of a winding-up or administration of the Issuer than if set-off, compensation, counterclaim, retention or netting were permitted.

Changes in law may adversely affect the rights of holders and the market value of the notes.

Changes in law after the date hereof may affect the rights of holders as well as the market value of the notes.

No assurance can be given as to the impact of any possible judicial decision or change to applicable law or administrative practice after the date of issue of the notes. Such changes in law may include changes in statutory, tax and regulatory regimes during the life of the notes, which may have an adverse effect on an investment in the notes.

In addition, any change in law or regulation that triggers a Tax Event or a Loss Absorption Disqualification Event would entitle us, at our option (subject to, amongst other conditions, receipt of the prior consent of the Relevant U.K. Resolution Authority (if such consent is then required by the Capital Regulations)), to redeem the relevant series of notes, in whole of such series but not in part of the series, as more particularly described below under “Description of Senior Notes—Tax Redemption” and “Description of Senior Notes—Loss Absorption Disqualification Event Redemption” See also “—We may redeem the notes at our option in certain situations.”

Such legislative and regulatory uncertainty could also affect an investor’s ability to accurately value any notes and, therefore, affect the trading price of such notes given the extent and impact on such notes that one or more regulatory or legislative changes, including those described above, could have on such notes.

The financial services industry has been and continues to be the focus of significant regulatory change and scrutiny (for example, the enactment in the U.K. of the Financial Services and Markets Act 2023 and the Retained EU Law (Revocation and Reform) Act 2023), which may adversely affect the Group’s business, financial performance, capital and risk management strategies—see “Risk review—Material existing and emerging risks—iv) Regulatory change agenda and impact on business model” on pages 196-197 of the 2024 Form 20-F for more detail. Such regulatory changes may include higher capital and additional loss absorbency requirements, and increased powers of competent authorities. Such changes, and the resulting actions taken to address such regulatory changes, may have an adverse impact on the Group’s, and therefore the Issuer’s, performance and financial condition. It is not yet possible to predict the detail of such legislation or regulatory rulemaking or the ultimate consequences to the Group or the holders of notes, which could be material to the rights of the holders of notes and/or the ability of the Issuer to satisfy its obligations under the notes.

There is no restriction on the amount or type of further securities or indebtedness that we or our subsidiaries may issue, incur or guarantee.

Subject to complying with applicable regulatory requirements in respect of the Group’s leverage and capital ratios, there is no restriction on the amount or type of further securities or indebtedness that we or our subsidiaries may issue, incur or guarantee, as the case may be, that rank senior to, or pari passu with, the notes. The issue or guaranteeing of any such further securities or indebtedness may reduce the amount recoverable by holders of notes on our liquidation or winding-up and may limit our ability to meet our obligations under the notes. In addition, the notes do not contain any restriction on the Issuer issuing securities that may have preferential rights to the notes or securities with similar or different provisions to those described herein.

There may not be any active trading market for the notes.

Each series of notes are a new issue of securities and have no established trading market. Although application will be made to have the notes listed on the NYSE, there can be no assurance that such application will be accepted, that the notes will be admitted, or that an active trading market will develop for each respective series of the notes. Even if an active trading market does develop, it may not be liquid and may not continue for the term of such notes. In addition, the liquidity and the market prices for the notes can be expected to vary with changes in market and economic conditions, our financial condition and prospects and other factors that generally influence the market prices of securities. If the secondary market for any series of notes is limited, there may be few buyers for such notes and this may reduce the market price of such notes.

A downgrade of the credit rating assigned by any credit rating agency to the Issuer or to any series of notes could adversely affect the liquidity or market value of such notes. Credit ratings downgrades could occur as a result of, among other causes, changes in the ratings methodologies used by credit rating agencies.

Upon issuance, each series of notes may be rated by credit rating agencies and may in the future be rated by additional credit rating agencies, although the Issuer is under no obligation to ensure that the notes are rated by any credit rating agency. Credit ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed in this “Risk Factors” section and other factors that may affect the liquidity or market value of the notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised, suspended or withdrawn by the credit rating agency at any time. Any rating assigned to the Issuer and/or, if applicable, any notes may be withdrawn entirely by a credit rating agency, may be suspended or may be lowered, if, in that credit rating agency’s judgment, circumstances relating to the basis of the rating so warrant. Ratings may be impacted by a number of factors which can change over time, including the credit rating agency’s assessment of: the Issuer’s strategy and management’s capability; the Issuer’s financial condition including in respect of capital, funding and liquidity; competitive and economic conditions in the Issuer’s key markets; the level of political support for the industries in which the Issuer operates; and legal and regulatory frameworks affecting the Issuer’s legal structure, business activities and the rights of its creditors. The credit rating agencies may also revise the ratings methodologies applicable to issuers within a particular industry, or political or economic region. If credit rating agencies perceive there to be adverse changes in the factors affecting an issuer’s credit rating, including by virtue of changes to applicable ratings methodologies, the credit rating agencies may downgrade, suspend or withdraw the ratings assigned to an issuer and/or its securities. Revisions to ratings methodologies and actions on the Issuer’s ratings by the credit rating agencies may occur in the future.

If the Issuer determines to no longer maintain one or more ratings, or if any credit rating agency withdraws, suspends or downgrades the credit ratings of the Issuer or any notes, or if such a withdrawal, suspension or downgrade is anticipated (or any credit rating agency places the credit ratings of the Issuer or, if applicable, any notes on “credit watch” status in contemplation of a downgrade, suspension or withdrawal), whether as a result of the factors described above or otherwise, such event could adversely affect the liquidity or market value of the notes (whether or not the notes had an assigned rating prior to such event).

The gross-up obligation is limited to payments of interest.

The Issuer’s obligation to pay additional amounts on the notes in respect of any withholding or deduction for or on account of taxes in the Taxing Jurisdiction (as defined in the accompanying prospectus) applies only to payments of interest on the notes and not to payments of principal or any premium in respect of the notes. As such, the Issuer would not be required to pay any additional amounts to the extent any withholding or deduction for or on account of taxes in the Taxing Jurisdiction is applied to payments of principal or any premium in respect of the notes (including where the Taxing Jurisdiction treats any part of such principal or premium as “interest” for tax purposes). Accordingly, if any such withholding or deduction were to apply to any payments of principal or premium in respect of any notes, holders shall only be entitled to the net amount of such payment after deduction of the amount required to be withheld or deducted. The market value of the notes may be adversely affected as a result.

Risks relating to the Benchmark

SOFR is a relatively new market index

For each Floating Rate Interest Period, the interest rate on the notes is based on a daily compounded SOFR rate calculated using the formula described in “Description of Senior Notes” below. Since SOFR is a relatively new market rate, the notes may have no established trading market when issued, and an established trading market may never develop or may not be very liquid. If SOFR is not widely used in securities like the notes, the trading price of the notes may be lower than those of debt securities linked to rates that are more widely used. The notes may not be able to be sold or may not be able to be sold at prices that will provide a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

Market terms for debt securities indexed to SOFR, such as the spread over the index reflected in interest rate provisions and the formula and related conventions described in “Description of Senior Notes” below to calculate Compounded Daily SOFR for the notes, may evolve over time, and trading prices of the notes may be lower than those of later-issued SOFR-linked debt securities which contain more settled and different market terms as a result. In particular, the Issuer may in the future also issue securities referencing SOFR that differ materially in terms of interest determination when compared with any previous SOFR-referenced securities, including the notes. Additionally, the development of SOFR as an interest reference rate, as well as continued development of other SOFR-based rates (such as weighted average SOFR and term SOFR), market infrastructure for adopting such rates, and proposed legislative solutions to address the U.S. dollar London interbank offered rate (“LIBOR”) transition, could result in reduced liquidity or increased volatility or otherwise affect the market price of any compounded daily SOFR-referenced securities. The manner of adoption or application of SOFR-based rates in one market may differ materially compared with the application and adoption of SOFR-based rates in other markets, such as the derivatives and loan markets, including the manner of adoption or application by the Issuer.

Investors should carefully consider how any mismatch between the adoption of SOFR-based reference rates across these markets may impact any hedging or other financial arrangements that they may put in place in connection with any acquisition, holding or disposal of the notes.

Historical levels of SOFR are not an indication of its future levels.

The NY Federal Reserve began to publish SOFR in April 2018 and has published modeled, pre-publication estimates of SOFR going back to 2014. Such pre-publication estimates inherently involve assumptions, estimates and approximations. Hypothetical or historical performance data and trends are not indicative of, and have no bearing on, the potential performance of SOFR and therefore you should not rely on any such data or trends as an indicator of future performance. Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates. As a result, the return on and value of SOFR-linked debt securities may fluctuate more than floating rate debt securities that are linked to less volatile rates. The future performance of SOFR is impossible to predict, and therefore no future performance of SOFR should be inferred from any hypothetical or historical data or trends.

Calculation of Compounded Daily SOFR includes certain delays which will limit your ability to calculate accrued interest with respect to any period.

Because SOFR in respect of a given day is not published until the USGS Business Day immediately following such day, it is not possible to calculate accrued interest with respect to any period until after the end of such period, which may adversely affect your ability to trade the notes in the secondary market.

Interest payments due on the notes in respect of each Floating Rate Interest Period will be determined only after the end of the related Observation Period. Therefore, holders of the notes will not know the amount of interest payable with respect to each Floating Rate Interest Period until shortly prior to the related Floating Rate Period Interest Payment Date. It may be difficult for investors to estimate reliably the amounts of interest that will be payable on each such Floating Rate Period Interest Payment Date at the beginning of or during the relevant Floating Rate Interest Period, which could adversely impact the liquidity and trading price of the notes.

Because of the delay between the end of an Observation Period and the related Floating Rate Period Interest Payment Date, increases in the level of SOFR which occur during such period will not be reflected in the interest payable on such Floating Rate Period Interest Payment Date, and any such increase will instead be reflected in the following Floating Rate Interest Period. In the case of the applicable final Floating Rate Interest Period, noteholders will not receive the benefit of any increase in the level of SOFR on any date occurring between the end of the related Observation Period and the applicable Maturity Date (or other date of redemption or repayment).

SOFR differs fundamentally from, and may not be a comparable substitute for, U.S. dollar LIBOR.

The composition and characteristics of SOFR are not the same as those of U.S. dollar LIBOR, and the performance of the notes is not expected to be comparable to LIBOR-linked securities. SOFR is a broad Treasury repo financing rate that represents overnight secured funding transactions and is not the economic equivalent of U.S. dollar LIBOR. While SOFR is a secured rate, U.S. dollar LIBOR is an unsecured rate. While Compounded Daily SOFR is a backward-looking rate based on an overnight rate, U.S. dollar LIBOR is a forward-looking rate that represents interbank funding for a specified term. As a result, there can be no assurance that SOFR, or SOFR-based securities such as the notes, will perform in the same way as U.S. dollar LIBOR, or LIBOR-based securities, would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, bank credit risk, market volatility or global or regional economic, financial, political, regulatory, judicial or other events.

Compounded Daily SOFR will not be the SOFR rate published on or for a particular day during such Floating Rate Interest Period or an average of SOFR rates during such Floating Rate Interest Period. If the SOFR rate for a particular USGS Business Day during an Observation Period is negative, the inclusion of such SOFR value in the calculation of Compounded Daily SOFR will reduce the interest rate and the interest payable for such Floating Rate Interest Period; provided that in no event will the interest payable on the notes be less than zero.

SOFR may be modified or discontinued by its administrator.

The NY Federal Reserve (or a successor), as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR, or timing related to the publication of SOFR (which may include withdrawing, suspending or discontinuing the calculation or dissemination of SOFR). The NY Federal Reserve may make any or all of these changes in its sole discretion and without notice, and it has no obligation to consider the interests of holders of the notes in calculating, withdrawing, modifying, amending, suspending or discontinuing SOFR. Because SOFR is published by the NY Federal Reserve based on data received from other sources, the Issuer has no control over its determination, calculation or publication.

There can be no guarantee that SOFR will not be modified or discontinued in a manner that is materially adverse to you. If the manner in which SOFR is calculated is changed or if SOFR is discontinued, that change or discontinuance may result in a reduction or elimination of the amount of interest payable on the notes and a reduction in their trading prices.

Uncertainty relating to the regulation of benchmarks may adversely affect the value of the notes.

SOFR and other interest rates or other types of rates and indices which are deemed to be “benchmarks” are the subject of ongoing national and international regulatory discussions and proposals for reform. Some of these reforms are already effective, while others are still to be implemented. Following the implementation of any such reforms, the manner of administration of benchmarks, including SOFR, may change, with the result that they may perform differently than in the past, or the benchmark could be eliminated entirely, or there could be other consequences that cannot be predicted. Any of the foregoing may have an adverse effect on the value of the notes.

Interest on the 2029 notes during the 2029 Notes Floating Rate Period, on the 2031 notes during the 2031 Notes Floating Rate Period and on the 2036 notes during the 2036 Notes Floating Rate Period will be calculated using the Benchmark Replacement if a Benchmark Transition Event occurs.

To the extent SOFR is discontinued or is no longer quoted, floating interest rates will be determined using the alternative methods described under “Description of Senior Notes—Calculation of the Benchmark—Benchmark Transition Provisions.”

In particular, if we or our designee (in consultation with us) determine that a Benchmark Transition Event and related Benchmark Replacement Date have occurred, we or our designee (in consultation with us) will use the Benchmark Replacement for the purposes of determining the floating interest rates, as well as to make certain changes to the manner in which floating interest rates are calculated or determined.

This Benchmark Replacement may result in interest payments that are lower than, or that do not otherwise correlate over time with, the payments that would have been made on the notes if SOFR was available in its current form. Additionally, if SOFR is no longer calculated or administered, no Benchmark Replacement is calculated (including because the same costs and risks that may lead to the discontinuation or unavailability of SOFR make the Benchmark Replacement impossible or impracticable to determine) or a Derecognition Risk arises, the floating interest rate on the notes for the relevant Floating Rate Interest Period may accrue at the same rate as the immediately preceding Floating Rate Interest Period (or, in the case of the initial 2029 Notes Floating Rate Interest Period, the 2029 Notes Fixed Interest Rate, in the case of the initial 2031 Notes Floating Rate Interest Period, the 2031 Notes Fixed Interest Rate and, in the case of the initial 2036 Notes Floating Rate Interest Period, the 2036 Notes Fixed Interest Rate, as applicable), effectively converting the 2029 notes (during the relevant 2029 Notes Floating Rate Interest Period), the 2031 notes (during the relevant 2031 Notes Floating Rate Interest Period) and the 2036 notes (during the relevant 2036 Notes Floating Rate Interest Period), as applicable, into fixed rate instruments. Due to the uncertainty concerning the availability of benchmark replacements, the relevant fallback provisions may not operate as intended at the relevant time. Any of the foregoing may have an adverse effect on the value of the notes.

The rate of interest on each series of notes during any relevant Floating Rate Interest Period may be determined by reference to a Benchmark Replacement even if SOFR continues to be published.

If a Benchmark Transition Event and related Benchmark Replacement Date occur with respect to SOFR, the rate of interest on each series of notes during any relevant Floating Rate Interest Period thereafter will be determined by reference to the Benchmark Replacement. A Benchmark Transition Event includes, among other things, a public statement or publication of information by the regulatory supervisor for the administrator of SOFR announcing that SOFR is no longer representative. The rate of interest on such notes may therefore cease to be determined by reference to SOFR, and instead be determined by reference to the Benchmark Replacement, even if SOFR continues to be published. Such rate may be lower than SOFR for so long as SOFR continues to be published, and the value of and return on the notes may be adversely affected.

Any Benchmark Replacement will likely be a relatively new market index that may be altered or discontinued.

The Benchmark Transition Provisions specify a “waterfall” of alternative rates that may become the Benchmark Replacement. These alternative rates are uncertain and no market convention currently exists, or may ever exist, for their determination. For example, the ISDA Fallback Rate, which is the rate referenced in the ISDA Definitions that is to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor, has not been established as of the date hereof. Even after the ISDA Fallback Rate is initially determined, ISDA Definitions and the ISDA Fallback Rate may change over time. Uncertainty surrounding the establishment of market conventions related to the calculation of the ISDA Fallback Rate and other alternative rates, and whether any of the alternative rates is a suitable replacement or successor for SOFR, may adversely affect the value of and return on your notes.

The Benchmark Transition Provisions provide for a Benchmark Replacement Adjustment to be added to the Unadjusted Benchmark Replacement in order to make the Unadjusted Benchmark Replacement more comparable to SOFR. However, such adjustment will not necessarily make the Unadjusted Benchmark Replacement equivalent to SOFR. In particular, the Benchmark Replacement Adjustment may be a one-time adjustment, so such adjustment above the applicable Unadjusted Benchmark Rate Replacement may not respond to changes in unsecured bank credit risk or other market conditions on a periodic basis.

Further, (i) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the notes, (ii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be able to be predicted based on historical performance, (iii) the secondary trading market for debt securities linked to the Benchmark Replacement may be limited and (iv) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and would not have any obligation to consider the interests of noteholders in doing so.

We or our designee (after consulting with us) may make determinations with respect to the notes that could affect the value of and return on the notes.

We or our designee (in consultation with us) may make certain determinations with respect to the notes as further described in this prospectus supplement that may adversely affect the value of and return on the notes. In particular, if a Benchmark Transition Event and related Benchmark Replacement Date occur, we or our designee (in consultation with us) will determine the Benchmark Replacement and the Benchmark Replacement Adjustment and can make Benchmark Replacement Conforming Changes in connection with the implementation of the applicable Benchmark Replacement as described below under “Description of Senior Notes—Calculation of the Benchmark— Benchmark Transition Provisions.” These determinations may require the exercise of discretion and the making of subjective judgments (such as, for example, determining the occurrence or non-occurrence of a Benchmark Transition Event).

Benchmark Replacements and Benchmark Replacement Adjustments may be selected or formulated by (i) the Relevant Governmental Body (such as the Alternative Reference Rates Committee), (ii) ISDA, or (iii) in certain circumstances, us (or one of our affiliates). In addition, the Benchmark Transition Provisions expressly authorize us or our designee (in consultation with us) to make Benchmark Replacement Conforming Changes with respect to, among other things, the determination of Floating Rate Interest Periods and the timing and frequency of determining rates and making payments of interest; in each case that we or our designee (in consultation with us) determines, from time to time, to be appropriate to reflect the determination and implementation of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee (in consultation with us) decides that implementation of any portion of such market practice is not administratively feasible or determines that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee (in consultation with us) determines is appropriate (acting in good faith)).

Any determination, decision or election that may be made by us pursuant to the Benchmark Transition Provisions will, if made by our designee, be made after consulting with us and, in each case, will become effective without consent from the holders of the notes or any other party. Any designee that we may appoint in connection with these determinations may be our affiliate. When performing such functions, potential conflicts of interest may exist between us, our designee or the Calculation Agent and holders of the notes. All determinations by us or our designee (after consulting with us) will be conclusive for all purposes and binding on us and holders of the notes absent manifest error. In making these potentially subjective determinations, we, our designee or the Calculation Agent may have economic interests that are adverse to your interests, and such determinations may adversely affect the value of and return on the notes. Because the Benchmark Replacement is uncertain, we or our designee (in consultation with us) are likely to exercise more discretion in respect of calculating interest payable on each series of notes for any relevant Floating Rate Interest Period than would be the case in the absence of a Benchmark Transition Event and related Benchmark Replacement Date. Neither they nor we will have any obligation to consider your interests as a noteholder in taking any action that might affect the value of the notes.

The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest payable on the notes, which could adversely affect the return on, value of and market for such notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark that it is replacing, or that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark that it is replacing.

USE OF PROCEEDS

After deduction of the underwriting compensation stated on the cover of this prospectus supplement and expenses payable by us estimated at $1,000,000, the net proceeds from the sale of the notes are estimated to be $4,981,187,500. We intend to use the proceeds of the offering for general corporate purposes of the Issuer and its subsidiaries and/or the Group and to strengthen further the capital base of the Issuer and its subsidiaries and/or the Group.

DESCRIPTION OF SENIOR NOTES

The following description of the notes supplements the description of the notes in the accompanying prospectus. If this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement will prevail with regard to the notes. Accordingly, to the extent that certain sections in the following description of the notes provide for different terms than in the applicable corresponding sections in the accompanying prospectus, then the sections in the following description shall supersede and replace in their entirety the applicable corresponding sections in the accompanying prospectus.

Each series of notes issued pursuant to this prospectus supplement will constitute a series of Senior Debt Securities issued under the Senior Debt Securities Indenture between the Issuer and The Bank of New York Mellon, London Branch, as trustee (the “Trustee”) dated as of January 17, 2018 (as heretofore supplemented and amended, the “Base Indenture”), as amended and supplemented by the Nineteenth Supplemental Indenture to be entered into on or about February 25, 2025, among the Issuer, the Trustee and The Bank of New York Mellon SA/NV, Luxembourg Branch, as senior debt security registrar (the “Senior Debt Security Registrar”) (the “Nineteenth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The terms of the notes include those stated in the Indenture and any supplements thereto, and those terms made part of the Indenture by reference to the Trust Indenture Act. Certain terms used in this prospectus supplement, unless otherwise defined herein, have the meaning given to them in the Indenture. We filed the Senior Debt Securities Indenture as an exhibit to the Form 6-K filed on January 17, 2018 (Film No. 18530382).

References to “you” and “holder” in the subsections entitled “—Senior Enforcement Events and Remedies—Limited remedies for breach of obligations (other than non-payment),” “—Senior Enforcement Events and Remedies—No other remedies,” and “—Subsequent Holders’ Agreement,” include beneficial owners of the notes.

The 2029 notes will be issued in an aggregate principal amount of $1,250,000,000, and unless previously redeemed and cancelled will mature on February 25, 2029 (the “2029 Notes Maturity Date”).

From (and including) the Issue Date to (but excluding) the 2029 Notes Par Redemption Date (as defined below under “—Optional Redemption”) (the “2029 Notes Fixed Rate Period”), the 2029 notes will bear interest at a rate of 5.086% per annum (the “2029 Notes Fixed Interest Rate”). During the 2029 Notes Fixed Rate Period, interest on the 2029 notes will be payable semi-annually in arrear on February 25 and August 25 in each year (each, a “2029 Notes Fixed Rate Period Interest Payment Date”); provided that if any 2029 Notes Fixed Rate Period Interest Payment Date would fall on a day that is not a Business Day, we will pay interest on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled 2029 Notes Fixed Rate Period Interest Payment Date.

From (and including) the 2029 Notes Par Redemption Date to (but excluding) the 2029 Notes Maturity Date (the “2029 Notes Floating Rate Period”), the 2029 notes will bear interest at a floating rate equal to the Benchmark, as determined quarterly on the second USGS Business Day preceding the applicable 2029 Notes Floating Rate Period Interest Payment Date (each, a “2029 Notes Interest Determination Date”), plus 0.96% per annum (the “2029 Notes Margin”) (the “2029 Notes Floating Interest Rate”). During the 2029 Notes Floating Rate Period, interest on the 2029 notes will be payable quarterly in arrear on May 25, 2028, August 25, 2028, November 25, 2028 and on the 2029 Notes Maturity Date (each, a “2029 Notes Floating Rate Period Interest Payment Date”); provided that if any 2029 Notes Floating Rate Period Interest Payment Date, other than the 2029 Notes Maturity Date, would fall on a day that is not a Business Day, the 2029 Notes Floating Rate Period Interest Payment Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the 2029 Notes Floating Rate Period Interest Payment Date will be the immediately preceding Business Day.

The 2031 notes will be issued in an aggregate principal amount of $1,750,000,000, and unless previously redeemed and cancelled will mature on February 25, 2031 (the “2031 Notes Maturity Date”).

From (and including) the Issue Date to (but excluding) the 2031 Notes Par Redemption Date (as defined below under “—Optional Redemption”) (the “2031 Notes Fixed Rate Period”), the 2031 notes will bear interest at a rate of 5.367% per annum (the “2031 Notes Fixed Interest Rate”). During the 2031 Notes Fixed Rate Period, interest on the 2031 notes will be payable semi-annually in arrear on February 25 and August 25 in each year (each, a “2031 Notes Fixed Rate Period Interest Payment Date”); provided that if any 2031 Notes Fixed Rate Period Interest Payment Date would fall on a day that is not a Business Day, we will pay interest on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled 2031 Notes Fixed Rate Period Interest Payment Date.

From (and including) the 2031 Notes Par Redemption Date to (but excluding) the 2031 Notes Maturity Date (the “2031 Notes Floating Rate Period”), the 2031 notes will bear interest at a floating rate equal to the Benchmark, as determined quarterly on the second USGS Business Day preceding the applicable 2031 Notes Floating Rate Period Interest Payment Date (each, a “2031 Notes Interest Determination Date”), plus 1.23% per annum (the “2031 Notes Margin”) (the “2031 Notes Floating Interest Rate”). During the 2031 Notes Floating Rate Period, interest on the 2031 notes will be payable quarterly in arrear on May 25, 2030, August 25, 2030, November 25, 2030 and on the 2031 Notes Maturity Date (each, a “2031 Notes Floating Rate Period Interest Payment Date”); provided that if any 2031 Notes Floating Rate Period Interest Payment Date, other than the 2031 Notes Maturity Date, would fall on a day that is not a Business Day, the 2031 Notes Floating Rate Period Interest Payment Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the 2031 Notes Floating Rate Period Interest Payment Date will be the immediately preceding Business Day.

The 2036 notes will be issued in an aggregate principal amount of $2,000,000,000, and unless previously redeemed and cancelled will mature on February 25, 2036 (the “2036 Notes Maturity Date”).

From (and including) the Issue Date to (but excluding) the 2036 Notes Par Redemption Date (as defined below under “—Optional Redemption”) (the “2036 Notes Fixed Rate Period”, and the 2029 Notes Fixed Rate Period, the 2031 Notes Fixed Rate Period and the 2036 Notes Fixed Rate Period, each, a “Fixed Rate Period”), the 2036 notes will bear interest at a rate of 5.785% per annum (the “2036 Notes Fixed Interest Rate”). During the 2036 Notes Fixed Rate Period, interest on the 2036 notes will be payable semi-annually in arrear on February 25 and August 25 in each year (each, a “2036 Notes Fixed Rate Period Interest Payment Date”, and any 2029 Notes Fixed Rate Period Interest Payment Date, 2031 Notes Fixed Rate Period Interest Payment Date and 2036 Notes Fixed Rate Period Interest Payment Date, a “Fixed Rate Period Interest Payment Date”); provided that if any 2036 Notes Fixed Rate Period Interest Payment Date would fall on a day that is not a Business Day, we will pay interest on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled 2036 Notes Fixed Rate Period Interest Payment Date.

From (and including) the 2036 Notes Par Redemption Date to (but excluding) the 2036 Notes Maturity Date (the “2036 Notes Floating Rate Period”, and each of the 2029 Notes Floating Rate Period, the 2031 Notes Floating Rate Period and the 2036 Notes Floating Rate Period, a “Floating Rate Period”), the 2036 notes will bear interest at a floating rate equal to the Benchmark, as determined quarterly on the second USGS Business Day preceding the applicable 2036 Notes Floating Rate Period Interest Payment Date (each, a “2036 Notes Interest Determination Date”, and any 2029 Notes Interest Determination Date, 2031 Notes Interest Determination Date and 2036 Notes Interest Determination Date, an “Interest Determination Date”), plus 1.59% per annum (the “2036 Notes Margin”) (the “2036 Notes Floating Interest Rate”). During the 2036 Notes Floating Rate Period, interest on the 2036 notes will be payable quarterly in arrear on May 25, 2035, August 25, 2035, November 25, 2035 and on the 2036 Notes Maturity Date (each, a “2036 Notes Floating Rate Period Interest Payment Date”, and any 2029 Notes Floating Rate Period Interest Payment Date, 2031 Notes Floating Rate Period Interest Payment Date and 2036 Notes Floating Rate Period Interest Payment Date, a “Floating Rate Period Interest Payment Date”, and any Floating Rate Period Interest Payment Date and Fixed Rate Period Interest Payment Date, an “Interest Payment Date”); provided that if any 2036 Notes Floating Rate Period Interest Payment Date, other than the 2036 Notes Maturity Date, would fall on a day that is not a Business Day, the 2036 Notes Floating Rate Period Interest Payment Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the 2036 Notes Floating Rate Period Interest Payment Date will be the immediately preceding Business Day.

During the 2029 Notes Floating Rate Period, each interest period on the 2029 notes will begin on (and include) a 2029 Notes Floating Rate Period Interest Payment Date and end on (but exclude) the next succeeding 2029 Notes Floating Rate Period Interest Payment Date (each, a “2029 Notes Floating Rate Interest Period”); provided that the first 2029 Notes Floating Rate Interest Period will begin on (and include) the 2029 Notes Par Redemption Date and will end on (but exclude) May 25, 2028.

During the 2031 Notes Floating Rate Period, each interest period on the 2031 notes will begin on (and include) a 2031 Notes Floating Rate Period Interest Payment Date and end on (but exclude) the next succeeding 2031 Notes Floating Rate Period Interest Payment Date (each, a “2031 Notes Floating Rate Interest Period”); provided that the first 2031 Notes Floating Rate Interest Period will begin on (and include) the 2031 Notes Par Redemption Date and will end on (but exclude) May 25, 2030.

During the 2036 Notes Floating Rate Period, each interest period on the 2036 notes will begin on (and include) a 2036 Notes Floating Rate Period Interest Payment Date and end on (but exclude) the next succeeding 2036 Notes Floating Rate Period Interest Payment Date (each, a “2036 Notes Floating Rate Interest Period”, and any 2029 Notes Floating Rate Interest Period, 2031 Notes Floating Rate Interest Period and 2036 Notes Floating Rate Interest Period, a “Floating Rate Interest Period”); provided that the first 2036 Notes Floating Rate Interest Period will begin on (and include) the 2036 Notes Par Redemption Date and will end on (but exclude) May 25, 2035.

Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months during each respective Fixed Rate Period and on the basis of the actual number of days in each Floating Rate Interest Period and a 360-day year during each respective Floating Rate Period.

The regular record dates for the notes will be the close of business on the Business Day immediately preceding each Interest Payment Date (or, if the notes are held in definitive form, the close of business on the 15th Business Day preceding each applicable Interest Payment Date).

The term “Business Day” as applicable to the notes means any weekday, other than one on which banking institutions are authorized or obligated by law, regulation or executive order to close in London, England or in the City of New York, United States.

All percentages resulting from any calculation in connection with any interest rate on the notes shall be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (for example, 9.876545% (or 0.09876545) would be rounded to 9.87655% (or 0.0987655)), and all U.S. dollar amounts would be rounded to the nearest cent, with one-half cent being rounded upward.

The interest rate on the notes during any Floating Rate Interest Period will in no event be higher than the maximum rate permitted by law or lower than 0% per annum.

Calculation of the Benchmark

The “Benchmark” means, initially, Compounded Daily SOFR; provided that if a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Compounded Daily SOFR” means, in relation to a Floating Rate Interest Period, the rate of return of a daily compound interest investment (with SOFR as reference rate for the calculation of interest) during the related Observation Period and will be calculated by the Calculation Agent on the related Interest Determination Date as follows:

Where:

“d” means, in relation to any Observation Period, the number of calendar days in such Observation Period;

“d0” means, in relation to any Observation Period, the number of USGS Business Days in such Observation Period;

“i” means, in relation to any Observation Period, a series of whole numbers from one to d0, each representing the relevant USGS Business Day in chronological order from (and including) the first USGS Business Day in such Observation Period;

“ni” means, in relation to any USGS Business Day “i” in the relevant Observation Period, the number of calendar days from (and including) such USGS Business Day “i” up to (but excluding) the following USGS Business Day;

“Observation Period” means, in respect of each Floating Rate Interest Period, the period from (and including) the date which is two USGS Business Days prior to the first day of such Floating Rate Interest Period to (but excluding) the date which is two USGS Business Days prior to the applicable Interest Payment Date for such Floating Rate Interest Period; provided that the first Observation Period shall commence on (and include) the date which is two USGS Business Days prior to the relevant Par Redemption Date;

“SOFR” means, in relation to any day, the rate determined by the Calculation Agent in accordance with the following provisions:

(1) the daily Secured Overnight Financing Rate for trades made on such day, available at or around the Reference Time on the NY Federal Reserve’s Website;

(2) if the rate specified in (1) above is not available at or around the Reference Time for such day (and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred), the daily Secured Overnight Financing Rate in respect of the last USGS Business Day for which such rate was published on the NY Federal Reserve’s Website;

“SOFRi” means, in relation to any USGS Business Day “i” in the relevant Observation Period, SOFR in respect of such USGS Business Day; and

“USGS Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association or any successor thereto (“SIFMA”) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding clauses (1) and (2) of the definition of “SOFR” above, if we or our designee (in consultation with us) determine on or prior to the relevant Interest Determination Date that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to SOFR, then the “Benchmark Transition Provisions” set forth below will thereafter apply to all determinations of the rate of interest payable on the 2029 notes during the 2029 Notes Floating Rate Period, on the 2031 notes during the 2031 Notes Floating Rate Period and/or on the 2036 notes during the 2036 Notes Floating Rate Period, as applicable.

In accordance with and subject to the Benchmark Transition Provisions, after a Benchmark Transition Event and related Benchmark Replacement Date have occurred, the amount of interest that will be payable on the 2029 notes during each 2029 Notes Floating Rate Interest Period will be determined by reference to a rate per annum equal to the Benchmark Replacement plus the 2029 Notes Margin, the amount of interest that will be payable on the 2031 notes during each 2031 Notes Floating Rate Interest Period will be determined by reference to a rate per annum equal to the Benchmark Replacement plus the 2031 Notes Margin and the amount of interest that will be payable on the 2036 notes during each 2036 Notes Floating Rate Interest Period will be determined by reference to a rate per annum equal to the Benchmark Replacement plus the 2036 Notes Margin.

Benchmark Transition Provisions

If we or our designee (in consultation with us) determine that a Benchmark Transition Event and related Benchmark Replacement Date have occurred prior to the applicable Reference Time in respect of any determination of the Benchmark on any date, the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the 2029 notes during the 2029 Notes Floating Rate Period, the 2031 notes during the 2031 Notes Floating Rate Period and/or the 2036 notes during the 2036 Notes Floating Rate Period, as applicable, in respect of such determination on such date and all determinations on all subsequent dates; provided that, if we or our designee (in consultation with us) are unable to or do not determine a Benchmark Replacement in accordance with the provisions below prior to 5:00 p.m. (New York time) on the relevant Interest Determination Date or if there is a Derecognition Risk (as defined below), the interest rate for the related Floating Rate Interest Period will be equal to the interest rate in effect for the immediately preceding Floating Rate Interest Period or, (i) in the case of the Interest Determination Date prior to the first 2029 Notes Floating Rate Period Interest Payment Date, the 2029 Notes Fixed Interest Rate, (ii) in the case of the Interest Determination Date prior to the first 2031 Notes Floating Rate Period Interest Payment Date, the 2031 Notes Fixed Interest Rate and (iii) in the case of the Interest Determination Date prior to the first 2036 Notes Floating Rate Period Interest Payment Date, the 2036 Notes Fixed Interest Rate, as applicable.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee (in consultation with us) as of the Benchmark Replacement Date:

(1) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor (if any) and (b) the Benchmark Replacement Adjustment; (2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and (3) the sum of: (a) the alternate rate of interest that has been selected by us or our designee (in consultation with us) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

In connection with the implementation of a Benchmark Replacement, we or our designee (in consultation with us) will have the right to make changes to:

(1) any Interest Determination Date, Floating Rate Period Interest Payment Date, Reference Time, business day convention or Floating Rate Interest Period, (2) the manner, timing and frequency of determining the rate and amounts of interest that are payable on the 2029 notes during the 2029 Notes Floating Rate Period, on the 2031 notes during the 2031 Notes Floating Rate Period or on the 2036 notes during the 2036 Notes Floating Rate Period, as the case may be, and the conventions relating to such determination and calculations with respect to interest, (3) rounding conventions, (4) tenors, and (5) any other terms or provisions of the 2029 notes during the

2029 Notes Floating Rate Period, the 2031 notes during the 2031 Notes Floating Rate Period or the 2036 notes during the 2036 Notes Floating Rate Period, as the case may be, in each case that we or our designee (in consultation with us) determine, from time to time, to be appropriate to reflect the determination and implementation of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee (in consultation with us) decide that implementation of any portion of such market practice is not administratively feasible or determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee (in consultation with us) determine is appropriate (acting in good faith)) (the “Benchmark Replacement Conforming Changes”). Any Benchmark Replacement Conforming Changes will apply to the notes for all future Floating Rate Interest Periods.

We will promptly give notice of the determination of the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes to the Trustee, any paying agent, the Calculation Agent and the noteholders; provided that failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such determination.

The Calculation Agent for the notes is The Bank of New York Mellon or its successor appointed by the Issuer. All determinations, decisions, elections and any calculations made by us, the Calculation Agent or our designee for the purposes of calculating the applicable interest on the notes will be conclusive and binding on the noteholders, us, the Trustee and any paying agent, absent manifest error. None of the Issuer, the Calculation Agent, the Trustee or any paying agent shall be responsible for determining whether manifest error has occurred or any liability therefor. If made by our designee, such determinations, decisions, elections and calculations will be made after consulting with us, and our designees will not make any such determination, decision, election or calculation to which we object. Notwithstanding anything to the contrary in the Indenture or the notes, any determinations, decisions, calculations or elections made in accordance with this provision will become effective without consent from the noteholders or any other party.

Any determination, decision or election relating to the Benchmark not made by the Calculation Agent will be made on the basis described above. The Calculation Agent shall have no liability for not making any such determination, decision or election. In addition, we may designate an entity (which may be our affiliate) to make any determination, decision or election that we have the right to make in connection with the determination of the Benchmark.

Notwithstanding any other provision of “Benchmark Transition Provisions” set forth above, no Benchmark Replacement will be adopted, nor will the applicable Benchmark Replacement Adjustment be applied, nor will any Benchmark Replacement Conforming Changes be made, if in our determination, the same could reasonably be expected to prejudice the qualification of the notes as own funds instruments for the purposes of the Capital Regulations.

Notwithstanding the foregoing, no Benchmark Replacement will be adopted if and to the extent that the Issuer determines, in its sole discretion, that such Benchmark Replacement prejudices, or could reasonably be expected to prejudice, after the application of the applicable Benchmark Replacement Adjustment, the Benchmark Replacement Conforming Changes and the further decisions and determinations as set out under this section “—Benchmark Transition Provisions”, the then current eligible liabilities qualification of the notes, in each case for the purposes of and in accordance with the Capital Regulations (“Derecognition Risk”).

Agreement with Respect to the Benchmark Replacement

By its acquisition of the notes, each noteholder (which, for these purposes, includes each beneficial owner) (i) will acknowledge, accept, consent and agree to be bound by our or our designee’s determination of a Benchmark Transition Event, a Benchmark Replacement Date, the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes, including as may occur without any prior notice from us and without the need for us to obtain any further consent from such noteholder,

(ii) will waive any and all claims, in law and/or in equity, against the Trustee, any paying agent and the Calculation Agent or our designee for, agree not to initiate a suit against the Trustee, any paying agent and the Calculation Agent or our designee in respect of, and agree that none of the Trustee, any paying agent or the Calculation Agent or our designee will be liable for, the determination of or the failure to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes, and any losses suffered in connection therewith and (iii) will agree that none of the Trustee, any paying agent or the Calculation Agent or our designee will have any obligation to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes (including any adjustments thereto), including in the event of any failure by us to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes.

For the purposes of this section:

“Benchmark Replacement” has the meaning given to that term under “—Benchmark Transition Provisions” above;

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee (in consultation with us) as of the Benchmark Replacement Date:

(1) the spread adjustment (which may be a positive or negative value or zero) that has been (i) selected or recommended by the Relevant Governmental Body or (ii) determined by us or our designee (in consultation with us) in accordance with the method for calculating or determining such spread adjustment that has been selected or recommended by the Relevant Governmental Body, in each case for the applicable Unadjusted Benchmark Replacement; (2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; (3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee (in consultation with us) giving due consideration to industry-accepted spread adjustments (if any), or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time;

“Benchmark Replacement Conforming Changes” has the meaning given to that term under “—Benchmark Transition Provisions” above;

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination;

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative;

“Benchmark Transition Provisions” has the meaning given to that term under “—Calculation of the Benchmark” above;

“Compounded Daily SOFR” has the meaning given to that term under “—Calculation of the Benchmark” above;

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustments) as the applicable tenor for the then-current Benchmark;

“designee” means an affiliate or any other agent of the Issuer;

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. (“ISDA”) or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time;

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor;

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment;

“Observation Period” has the meaning given to that term under “—Calculation of the Benchmark” above;

“Reference Time” means (1) if the Benchmark is Compounded Daily SOFR, for each USGS Business Day, 3:00 p.m. (New York time) on the next succeeding USGS Business Day, and (2) if the Benchmark is not Compounded Daily SOFR, the time determined by us or our designee (in consultation with us) in accordance with the Benchmark Replacement Conforming Changes;

“Relevant Governmental Body” means the Federal Reserve and/or the Federal Reserve Bank of New York (“NY Federal Reserve”), or a committee officially endorsed or convened by the Federal Reserve and/or the NY Federal Reserve or any successor thereto;

“SOFR” has the meaning given to that term under “—Calculation of the Benchmark” above;

“SOFRi” has the meaning given to that term under “—Calculation of the Benchmark” above;

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment;

“USGS Business Day” has the meaning given to that term under “—Calculation of the Benchmark” above.

Optional Redemption

Subject to the provisions described under “—Notice of Redemption” and “—Condition to Redemption” below, we may redeem, at our option, (A) the 2029 notes at any time outstanding, in whole or in part, at any time on or after August 25, 2025 (six months following the Issue Date and, if any additional 2029 notes are issued after the Issue Date, except for the period of six months beginning on the issue date for any such additional 2029 notes) to (but excluding) February 25, 2028 (the “2029 Notes Par Redemption Date”), at an amount equal to the higher of (i) 100% of the principal amount of the notes to be redeemed and (ii) as determined by the Determination Agent, the sum of the present values of the principal (discounted from the 2029 Notes Par Redemption Date) and remaining payments of interest to be made on any scheduled 2029 Notes Fixed Rate Period Interest Payment Date to the 2029 Notes Par Redemption Date for the notes to be redeemed discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Optional Redemption Treasury Rate plus 15 basis points (the “2029 Notes Discount Factor”) less an amount equal to any accrued but unpaid interest, if any, on the principal amount of the notes to be redeemed to (but excluding) the redemption date, together with, in either case of (i) or (ii) above, accrued but unpaid interest, if any, on the principal amount of the notes to be redeemed to (but excluding) the redemption date (the “2029 Notes Make-Whole Redemption”); and/or (B) the 2029 notes then outstanding, in whole but not in part, on the 2029 Notes Par Redemption Date, at an amount equal to 100% of their principal amount together with accrued but unpaid interest, if any, on the principal amount of the notes to be redeemed to (but excluding) the redemption date (the “2029 Notes Par Redemption”).

Subject to the provisions described under “—Notice of Redemption” and “—Condition to Redemption” below, we may redeem, at our option, (A) the 2031 notes at any time outstanding, in whole or in part, at any time on or after August 25, 2025 (six months following the Issue Date and, if any additional 2031 notes are issued after the Issue Date, except for the period of six months beginning on the issue date for any such additional 2031 notes) to (but excluding) February 25, 2030 (the “2031 Notes Par Redemption Date”), at an amount equal to the higher of (i) 100% of the principal amount of the notes to be redeemed and (ii) as determined by the Determination Agent, the sum of the present values of the principal (discounted from the 2031 Notes Par Redemption Date) and remaining payments of interest to be made on any scheduled 2031 Notes Fixed Rate Period Interest Payment Date to the 2031 Notes Par Redemption Date for the notes to be redeemed discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Optional Redemption Treasury Rate plus 15 basis points (the “2031 Notes Discount Factor”) less an amount equal to any accrued but unpaid interest, if any, on the principal amount of the notes to be redeemed to (but excluding) the redemption date, together with, in either case of (i) or (ii) above, accrued but unpaid interest, if any, on the principal amount of the notes to be redeemed to (but excluding) the redemption date (the “2031 Notes Make-Whole Redemption”); and/or (B) the 2031 notes then outstanding, in whole but not in part, on the 2031 Notes Par Redemption Date, at an amount equal to 100% of their principal amount together with accrued but unpaid interest, if any, on the principal amount of the notes to be redeemed to (but excluding) the redemption date (the “2031 Notes Par Redemption”).

Subject to the provisions described under “—Notice of Redemption” and “—Condition to Redemption” below, we may redeem, at our option, (A) the 2036 notes at any time outstanding, in whole or in part, at any time on or after August 25, 2025 (six months following the Issue Date and, if any additional 2036 notes are issued after the Issue Date, except for the period of six months beginning on the issue date for any such additional 2036 notes) to (but excluding) February 25, 2035 (the “2036 Notes Par Redemption Date”, and each of the 2029 Notes Par Redemption Date, the 2031 Notes Par Redemption Date and the 2036 Notes Par Redemption Date, a “Par Redemption Date”), at an amount equal to the higher of (i) 100% of the principal amount of the notes to be redeemed and (ii) as determined by the Determination Agent, the sum of the present values of the principal (discounted from the 2036 Notes Par Redemption Date) and remaining payments of interest to be made on any scheduled 2036 Notes Fixed Rate Period Interest Payment Date to the 2036 Notes Par Redemption Date for the notes to be redeemed discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Optional Redemption Treasury Rate plus 20 basis points (the “2036 Notes Discount Factor”) less an amount equal to any accrued but unpaid interest, if any, on the principal amount of the notes to be redeemed to (but excluding) the redemption date, together with, in either case of (i) or (ii) above, accrued but unpaid interest, if any, on the principal amount of the notes to be redeemed to (but excluding) the redemption date (the “2036 Notes Make-Whole Redemption”); and/or (B) the 2036 notes then outstanding, in whole but not in part, on the 2036 Notes Par Redemption Date, at an amount equal to 100% of their principal amount together with accrued but unpaid interest, if any, on the principal amount of the notes to be redeemed to (but excluding) the redemption date (the “2036 Notes Par Redemption”, and each of the 2029 Notes Par Redemption, the 2031 Notes Par Redemption and the 2036 Notes Par Redemption, a “Par Redemption”).

“Optional Redemption Treasury Rate” means, with respect to the redemption date, the rate per annum equal to: (1) the yield, under the heading which represents the average for the week immediately prior to the calculation date, appearing in the most recently published statistical release designated “H.15,” or any successor publication that is published by the Board of Governors of the Federal Reserve System that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, under the caption “Treasury constant maturities,” for the maturity most closely corresponding to the applicable Par Redemption Date (if no maturity is within three months before or after the applicable Par Redemption Date, yields for the two published maturities most closely corresponding to the Optional Redemption Comparable Treasury Issue shall be determined and the Optional Redemption Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month); or (2) if such release (or any successor release) is not published during the week immediately prior to the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Optional Redemption Comparable Treasury Issue, calculated using a price for the Optional Redemption Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Optional Redemption Comparable Treasury Price for such redemption date; provided that, if the period from the redemption date to the applicable Par Redemption Date is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year will be used.

The Optional Redemption Treasury Rate shall be calculated by the Determination Agent on the third Business Day preceding the redemption date.

In determining the Optional Redemption Treasury Rate, the below terms will have the following meaning:

“Optional Redemption Comparable Treasury Issue” means, with respect to the redemption date, the U.S. Treasury security selected by the Determination Agent as having an actual or interpolated maturity comparable with the remaining term to the relevant Par Redemption Date, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and of comparable maturity to the remaining term to such Par Redemption Date.

“Optional Redemption Comparable Treasury Price” means, with respect to the redemption date, (i) the arithmetic average of the Optional Redemption Reference Treasury Dealer Quotations for such redemption date (calculated on the third Business Day preceding such redemption date), after excluding the highest and lowest such Optional Redemption Reference Treasury Dealer Quotations, or (ii) if fewer than five such Optional Redemption Reference Treasury Dealer Quotations are received, the arithmetic average of all such quotations, or (iii) if fewer than two such Optional Redemption Reference Treasury Dealer Quotations are received, then such Optional Redemption Reference Treasury Dealer Quotation.

“Determination Agent” means an investment bank or financial institution of international standing selected by the Issuer and which may be an affiliate of the Issuer.

“Optional Redemption Reference Treasury Dealer” means, with respect to the redemption date, each of up to five banks selected by the Issuer (following, where practicable, consultation with the Determination Agent, if applicable), or the affiliates of such banks, which are (i) primary U.S. government securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues.

“Optional Redemption Reference Treasury Dealer Quotations” means, with respect to each Optional Redemption Reference Treasury Dealer and the redemption date, the arithmetic average, as determined by the Determination Agent, of the bid and offered prices (as quoted to the Determination Agent by such Optional

Redemption Reference Treasury Dealer) for the applicable Optional Redemption Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) at 11:00 a.m., New York time, on the third Business Day preceding such redemption date.

Payment at Maturity or upon Redemption

If a Maturity Date or date of redemption or repayment is not a Business Day, the payment of interest and principal and/or any amount payable upon redemption or repayment of the notes will be made on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the Maturity Date or date of redemption or repayment. If the notes are redeemed, unless we default on payment of the redemption price, interest will cease to accrue on the redemption date on the notes called for redemption.

Ranking

The notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu without any preference among themselves. In the event of our winding-up or administration, the notes will rank pari passu with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Pursuant to the Insolvency Act, the notes will constitute ordinary non-preferential debt of the Issuer and will rank in priority to secondary non-preferential debts and tertiary non-preferential debts. The terms “ordinary non-preferential debt,” “secondary-non preferential debt” and “tertiary non-preferential debt” shall have the meanings given to each of them in the Insolvency Act.

In addition, see “Risk Factors—The Issuer is a holding company, which means that its right to participate in the assets of any of its subsidiaries (including those of BBPLC, BBUKPLC, Barclays Execution Services Limited or any other present or future subsidiary) upon the liquidation of such subsidiaries and the extent to which the Issuer suffers losses if it or any of its subsidiaries are subject to bank resolution proceedings, may depend, amongst other things, upon the degree to which the Issuer’s loans to, and investments in, such subsidiaries are subordinated.”

No Set-off

Subject to applicable law, no holder of notes may exercise, claim or plead any right of set-off, compensation, counterclaim, retention or netting in respect of any amount owed to it by us arising under, or in connection with, the notes and the Indenture and each holder of notes shall, by virtue of its holding of any notes (or any beneficial interest therein), be deemed, to the fullest extent permitted under applicable law, to have waived all such rights of set-off, compensation, counterclaim, retention and netting. Notwithstanding the foregoing, if any amounts due and payable to any holder of the notes by us in respect of, or arising under, the notes or the Indenture are discharged by set-off, compensation, counterclaim, retention or netting, such holder shall, subject to applicable law, immediately pay to us an amount equal to the amount of such discharge (or, in the event of our winding-up or administration, our liquidator or administrator, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust for us (or our liquidator or administrator, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place. By its acquisition of the notes, each holder agrees to be bound by these provisions relating to waiver of set-off, compensation, counterclaim, retention and netting. No holder of notes shall be entitled to proceed directly against us except as described in “Description of Debt Securities—Senior Enforcement Events and Remedies; Dated Subordinated Enforcement Events and Remedies; Limitation on Suits—Limitation on Suits” in the accompanying prospectus.

Tax Redemption

We may, at our option, at any time, redeem any series of the notes, in whole of such series but not in part of the series, if (A) we are required to issue definitive certificated notes in the events described under the section entitled “Description of Certain Provisions Relating to Debt Securities and Contingent Capital Securities—Special Situations When a Global Security Will Be Terminated” in the accompanying prospectus and, as a result, we are or would be required to pay Debt Security Additional Amounts (as defined in the accompanying prospectus) with respect to such series; or (B) we determine that as a result of a change in, or amendment to, the laws or regulations of a Taxing Jurisdiction (as defined in the accompanying base prospectus), including any treaty to which the relevant Taxing Jurisdiction is a party, or a change in an official application of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the Issue Date (and, in the case of a successor entity, which becomes effective on or after the date of such entity’s assumption of our obligations),

(i)	we will or would be required to pay Debt Security Additional Amounts to holders of such series of notes;

(ii)

we would not be entitled to claim a deduction in respect of any payments in respect of the notes of such series in computing our taxation liabilities or the value of the deduction would be materially reduced; or

(iii)

we would not, as a result of such series of notes being in issue, be able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which we are or would otherwise be so grouped for applicable U.K. tax purposes (whether under the group relief system current as at the Issue Date or any similar system or systems having like effect as may from time to time exist),

(each such change in tax law or regulation or the official application thereof, a “Tax Event”), in each of cases (A) and (B) above, at an amount equal to 100% of the principal amount of the notes being redeemed together with accrued but unpaid interest, if any, on the principal amount of the notes to be redeemed to (but excluding) the date fixed for redemption; provided that in the case of each Tax Event, the consequences of the Tax Event cannot be avoided by us taking reasonable measures available to us.

In each of cases (A) and (B) above, before we give a notice of redemption pursuant to the provisions described herein under “—Tax Redemption,” we shall be required to deliver to the Trustee a written legal opinion of independent counsel of recognized standing, chosen by us, confirming that we are entitled to exercise our right of redemption pursuant to the provisions described herein under “—Tax Redemption.” Any redemption of notes pursuant to the provisions described herein under “—Tax Redemption” will also be subject to the provisions described under “—Notice of Redemption” and “—Condition to Redemption” below.

Loss Absorption Disqualification Event Redemption

If a Loss Absorption Regulations Event occurs on or after the Issue Date that does, or would be likely to (in the opinion of the Issuer, the PRA or the Relevant U.K. Resolution Authority (as defined in the accompanying prospectus)), result in a Loss Absorption Disqualification Event with respect to any series of the notes, we may, at our option, at any time, redeem the notes of such series, in whole of such series but not in part of such series, at an amount equal to 100% of the principal amount of the notes being redeemed together with accrued but unpaid interest, if any, on the principal amount of the notes to be redeemed to (but excluding) the date fixed for redemption.

“Loss Absorption Disqualification Event” means, in respect of any series of notes, the whole or any part of the outstanding aggregate principal amount of such series of notes at any time being excluded from or ceasing to count towards the Issuer’s and/or the Group’s own funds and eligible liabilities and/or loss absorbing capacity, in each case for the purposes of, and in accordance with, the relevant Capital Regulations, provided that a Loss

Absorption Disqualification Event shall not occur if such whole or part of the outstanding principal amount of such series of notes is excluded from, or ceases to count towards, such own funds and eligible liabilities and/or loss absorbing capacity due to the remaining maturity of such series of notes being less than the period prescribed by the relevant Capital Regulations.

“Loss Absorption Regulations Event” means that (i) any Capital Regulations become effective with respect to the Issuer and/or the Group or (ii) there is an amendment to, or change in, any Capital Regulation, or any change in the official application of any Capital Regulation, which becomes effective with respect to the Issuer and/or the Group.

Any redemption of notes upon the occurrence of a Loss Absorption Disqualification Event will also be subject to the provisions described under “—Notice of Redemption” and “—Condition to Redemption” below.

Notice of Redemption

Any redemption of notes shall be subject to our giving not less than fifteen (15) days’, nor more than sixty (60) days’, prior notice to the holders of such notes via DTC or the relevant clearing system(s) (or, if the notes are held in definitive form, to the holders at their addresses shown on the register for such notes) (such notice being irrevocable except in the limited circumstances described in the following paragraph) specifying our election to redeem such notes and the date fixed for such redemption. Notice by DTC to participating institutions and by these participants to street name holders of beneficial interests in the notes will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

If we have elected to redeem any notes but prior to the payment of the redemption amount with respect to such redemption the Relevant U.K. Resolution Authority exercises its U.K. Bail-in Power (as defined in the accompanying prospectus) in respect of such notes, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

Condition to Redemption

Notwithstanding any other provision, we may redeem any notes before their Maturity Date (and give notice thereof to the holders of such notes) only if we have obtained the prior consent of the Relevant U.K. Resolution Authority (if such consent is then required by the Capital Regulations) for the redemption of such notes. In addition, any such redemption of any series of notes shall be subject to the additional conditions set out under “Description of Debt Securities—Additional Conditions Relating to Redemption and Repurchase of Debt Securities—Senior Debt Securities” in the accompanying prospectus.

Condition to Repurchase

We or any member of the Group may purchase or otherwise acquire any outstanding notes at any price in the open market or otherwise in accordance with the Capital Regulations, and subject to the prior consent of the Relevant U.K. Resolution Authority (if such consent is then required by the Capital Regulations). In addition, any such repurchase of outstanding notes shall be subject to the additional conditions set out under “Description of Debt Securities—Additional Conditions Relating to Redemption and Repurchase of Debt Securities—Senior Debt Securities” in the accompanying prospectus.

General

Book-entry interests in the notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

The principal corporate trust office of the Trustee in the City of London is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the notes in fully registered form. Each series of the notes will be represented by one or more global securities registered in the name of a nominee of DTC. You will hold beneficial interest in the relevant notes through DTC and its participants, including Euroclear and Clearstream Luxembourg. The underwriters expect to deliver the notes through the facilities of DTC on February 25, 2025. Indirect holders trading their beneficial interests in the notes through DTC must trade in DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading through Euroclear and Clearstream, Luxembourg will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. See “Clearance and Settlement” in the accompanying prospectus for more information about these clearing systems.

Definitive certificated notes will only be issued in limited circumstances described under “Description of Certain Provisions Relating to Debt Securities and Contingent Capital Securities—Special Situations When a Global Security Will Be Terminated” in the accompanying prospectus.

Payment of principal of and interest on the notes, so long as the notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

We may, without the consent of the holders of the notes, issue additional notes having the same ranking and same interest rate, Maturity Date, redemption terms and other terms as any series of notes described in this prospectus supplement except for the price to the public and issue date (the “additional notes”). Any such additional notes, together with the notes of the same series offered by this prospectus supplement, will constitute a single series of such securities under the Indenture. There is no limitation on the amount of notes or other debt securities that we may issue under the Indenture.

See “Description of Senior Notes—Senior Enforcement Events and Remedies” of this prospectus supplement for descriptions of certain provisions applicable to the holders of the notes.

Senior Enforcement Events and Remedies

Winding-up

If a Senior Winding-up Event occurs, the outstanding principal amount of the notes together with any accrued but unpaid interest thereon will become immediately due and payable.

A “Senior Winding-up Event” with respect to the notes shall result if (i) a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within thirty (30) days of the making of such order, (ii) our shareholders adopt an effective resolution for our winding-up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency) or (iii) following the appointment of an administrator of the Issuer, the administrator gives notice that it intends to declare and distribute a dividend.

Non-payment

If we fail to pay any amount that has become due and payable under any series of notes and such failure continues for fourteen (14) days, the Trustee may give us notice of such failure. If within a period of fourteen (14) days following the provision of such notice, the failure continues and has not been cured nor waived (a “Senior Non-Payment Event”), the Trustee may, in respect of such notes, at its discretion and without further notice to us institute proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding-up and/or prove in our winding-up and/or claim in our liquidation or administration.

Limited remedies for breach of obligations (other than non-payment)

In addition to the remedies for non-payment provided above, the Trustee may, without further notice, institute such proceedings against us as the Trustee may deem fit to enforce any term, obligation or condition binding on us under any notes or the Indenture (other than any payment obligation of the Issuer under or arising from such notes or the Indenture, including, without limitation, payment of any principal or interest, including Debt Security Additional Amounts) (such obligation, a “Senior Performance Obligation”); provided always that the Trustee (acting on behalf of the holders of such notes) and the holders of such notes may not enforce, and may not be entitled to enforce or otherwise claim, against us any judgment or other award given in such proceedings that requires the payment of money by us, whether by way of damages or otherwise (a “Senior Monetary Judgment”), except by proving such Senior Monetary Judgment in our winding-up and/or by claiming such Senior Monetary Judgment in our administration.

By its acquisition of any notes, each holder of notes acknowledges and agrees that such holder will not seek to enforce or otherwise claim, and will not direct the Trustee (acting on behalf of the holders of such notes) to enforce or otherwise claim, a Senior Monetary Judgment against us in connection with our breach of a Senior Performance Obligation, except by proving such Senior Monetary Judgment in our winding-up and/or by claiming such Senior Monetary Judgment in our administration. See “Risk Factors—Under the terms of the notes, you will have limited enforcement events and remedies” above.

No other remedies

Other than the limited remedies specified herein under “—Senior Enforcement Events and Remedies” and subject to “—Trust Indenture Act remedies” below, no remedy against us will be available to the Trustee (acting on behalf of the holders of notes) or the holders of notes whether for the recovery of amounts owing in respect of such notes or under the Indenture or in respect of any breach by us of any of our obligations under or in respect of the terms of such notes or under the Indenture in relation thereto; provided, however, that such limitation shall not apply to our obligations to pay the fees and expenses of, and to indemnify, the Trustee (including fees and expenses of Trustee’s counsel).

Trust Indenture Act remedies

Notwithstanding the limitation on remedies specified herein under “—Senior Enforcement Events and Remedies,” (1) the Trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of notes under the provisions of the Indenture and (2) nothing shall impair the right of a holder of notes under the Trust Indenture Act, absent such holder’s consent, to sue for any payment due but unpaid with respect to such notes. No holder of notes shall be entitled to proceed directly against us except as described herein in “Description of Debt Securities—Senior Enforcement Events and Remedies; Dated Subordinated Enforcement Events and Remedies; Limitation on Suits—Limitation on Suits” in the accompanying prospectus.

Under the terms of the Indenture, the exercise of the U.K. Bail-in-Power by the Relevant U.K. Resolution Authority with respect to any notes is not a Senior Enforcement Event (as defined below).

Trustee’s Duties

In case of a Senior Enforcement Event under the Indenture of which a responsible officer of the Trustee shall have received written notice at the Corporate Trust Office of the Trustee, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. For these purposes, a “Senior Enforcement Event” shall occur, with respect to each series of notes, (i) upon the occurrence of a Senior Winding-Up Event, (ii) upon the occurrence of a Senior Non-Payment Event with respect to such series of notes or (iii) upon a breach by us of a Senior Performance Obligation with respect to such series of notes. Holders of a majority of the aggregate principal amount of the outstanding notes of the relevant series may waive any past Senior Enforcement Event specified in clause (iii) in the preceding sentence but may not waive any past Senior Enforcement Event specified in clauses (i) and (ii) in the preceding sentence.

If a Senior Enforcement Event occurs and is continuing with respect to the notes of any series, the Trustee will have no obligation to take any action at the direction of any holders of the notes of such series, unless they have offered the Trustee security or indemnity satisfactory to the Trustee in its sole discretion. Subject to the foregoing sentence, the holders of a majority in aggregate principal amount of the outstanding notes of the relevant series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to such notes. However, this direction (a) must not be in conflict with any rule of law or the Indenture and (b) must not be unjustly prejudicial to the holder(s) of such notes not taking part in the direction, in the case of either (a) or (b) as determined by the Trustee in its sole discretion. The Trustee may also take any other action, consistent with the direction, that it deems proper.

The Trustee will, within ninety (90) days of a Senior Enforcement Event with respect to the notes of the relevant series, give to each affected holder of such notes notice of any Senior Enforcement Event known to the Trustee, unless the Senior Enforcement Event has been cured or waived. However, the Trustee will be entitled to withhold notice if a trust committee of responsible officers of the Trustee determine in good faith that withholding of notice is in the interest of the holders.

We are required to furnish to the Trustee annually a statement as to our compliance with all conditions and covenants under the Indenture.

Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding and to the exclusion of any other term of the relevant series of notes or any other agreements, arrangements or understandings between us and any holder or beneficial owner of notes or the Trustee on behalf of the holders of the notes, by acquiring any notes, each holder and beneficial owner of notes acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the Relevant U.K. Resolution Authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, such notes; (ii) the conversion of all, or a portion of, the principal amount of, or interest on, such notes into shares or other securities or other obligations of the Issuer or another person (and the issue to, or conferral on, the holder or beneficial owner of such notes, of such shares, securities or obligations); (iii) the cancellation of such notes and/or (iv) the amendment or alteration of the maturity of such notes, or amendment of the amount of interest due on such notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of such notes solely to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-in Power. For more information, see the section entitled “Description of Debt Securities—Agreement with Respect to the Exercise of U.K. Bail-in Power” in the accompanying prospectus. See also “Risk Factors—Under the terms of the relevant series of notes, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority” above.

No repayment of the principal amount of any notes or payment of interest on any notes shall become due and payable after the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority unless such repayment or payment would be permitted to be made by the Issuer under the laws and regulations of the U.K. and the European Union applicable to the Issuer.

Upon the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the notes, the Issuer shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. Bail-in Power for purposes of notifying holders of such occurrence. The Issuer shall also deliver a copy of such notice to the Trustee for information purposes. Any delay or failure by the Issuer in delivering any notice referred to in this paragraph shall not affect the validity and enforceability of the U.K. Bail-in Power.

Subsequent Holders’ Agreement

Holders of the notes that acquire the notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders of the notes that acquire the notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the notes, including in relation to the U.K. Bail-in Power, the waiver of set-off provisions referred to under “—No Set-off” and the limitation of remedies under “—Senior Enforcement Events and Remedies.”

Payment of Debt Security Additional Amounts

The notes are subject to the provisions set forth in the accompanying prospectus under “Description of Debt Securities—Payment of Debt Security Additional Amounts.”

Trustee

The Trustee under the Indenture will be The Bank of New York Mellon, London Branch (which is referred to as The Bank of New York Mellon, acting through its London Branch in the accompanying prospectus). See “Description of Senior Notes—Senior Enforcement Events and Remedies—Trust Indenture Act remedies” of this prospectus supplement for a description of the Trustee’s procedures and remedies available in the event of a default and “—Trustee’s Duties” above for a description of the Trustee’s procedures and remedies available in the event of a Senior Enforcement Event.

Governing Law

The Indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York, except that, as specified in the Indenture, the provisions relating to waiver of set-off in the Indenture will be governed by and construed in accordance with English law.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

Although the matter is not free from doubt, the Issuer intends to treat the notes as variable rate debt instruments for U.S. federal income tax purposes. You should consult your own tax advisor regarding the characterization of the notes for such purposes.

For a summary of material U.S. federal income tax considerations at the date hereof with respect to the acquisition, ownership and disposition of debt instruments, please review the section entitled “Tax Considerations—U.S. Taxation of Debt Securities” in the accompanying prospectus.

UNITED KINGDOM TAX CONSIDERATIONS

For a summary of the U.K. withholding and other tax considerations at the date hereof with respect to the acquisition, ownership and disposition of the notes, please review the section entitled “Tax Considerations—United Kingdom Taxation of Senior Debt Securities” in the accompanying prospectus, except that:

(i)

the references to “Finance Act 2023-2024” in (i) the sixth paragraph under the sub-heading “Transfers of securities” under the heading “Stamp Duty” and (ii) the last paragraph under the sub-heading “Transfers of securities” under the heading “Stamp Duty Reserve Tax” in the accompanying prospectus are deleted and replaced with “Finance Act 2024.”; and

(ii)	the heading entitled “Inheritance tax” is deleted in its entirety and replaced with the following:

“Inheritance tax

In light of proposed changes to be made to the United Kingdom taxation of non-domiciled individuals with effect from April 6, 2025, the statements below address the position, before April 6, 2025, for beneficial owners of Senior Debt Securities who are not domiciled (or deemed domiciled) in the United Kingdom and, on or after April 6, 2025, who are not long-term UK residents as defined in sections 6A and 6B of the Inheritance Tax Act 1984, to be introduced by Part 2, Chapter 4 of the Finance Bill, ordered to be published on November 7, 2024. The statements assume that the Finance Bill as ordered to be published on that date will be enacted without amendment.

Where the Senior Debt Securities are not situate in the United Kingdom, beneficial owners of such Senior Debt Securities who are (before April 6, 2025) individuals not domiciled or deemed domiciled in the United Kingdom or (on or after April 6, 2025) not long-term UK residents may not be subject to United Kingdom inheritance tax in respect of the Senior Debt Securities. Until April 6, 2025, “domicile” has an extended meaning in respect of United Kingdom inheritance tax, so that a person who has been resident for tax purposes in the United Kingdom for a certain period of time may be regarded as domiciled in the United Kingdom. Similarly, from April 6, 2025, a period of long UK residence (which can include years of UK residence prior to that date) may cause a person to be considered to be a long-term UK resident.

Where the Senior Debt Securities are situate in the United Kingdom, beneficial owners of such Senior Debt Securities who are individuals may be subject to United Kingdom inheritance tax in respect of such Senior Debt Securities (regardless of (before April 6, 2025) domicile or (on or after April 6, 2025) long-term UK resident status) on the death of the individual or, in some circumstances, if the Senior Debt Securities are the subject of a gift, including a transfer at less than full market value, by that individual. United Kingdom inheritance tax is not generally chargeable on gifts to individuals made more than seven years before the death of the donor. Subject to limited exclusions, gifts to settlements (which would include, very broadly, certain trust arrangements) or to companies may give rise to an immediate United Kingdom inheritance tax charge. Senior Debt Securities held in settlements may also be subject to United Kingdom inheritance tax charges periodically during the continuance of the settlement, on transfers out of the settlement or on certain other events. Investors should take their own professional advice as to whether any particular arrangements constitute a settlement for United Kingdom inheritance tax purposes.

Exemption from or reduction in any United Kingdom inheritance tax liability may be available for U.S. holders under the double tax convention between the United Kingdom and the U.S. on taxes on estates, gifts and inheritance (the “Estate Tax Treaty”).

Generally, under United Kingdom domestic law, a registered security is situate where it is registered and a bearer security is situate where the bearer security is located. However, this is subject to provisions of any applicable double tax treaty. You should consult professional advisers if you are in any doubt as to your liability to United Kingdom inheritance tax.”

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or any entity or account deemed to hold “plan assets” of the foregoing (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the notes.

General Fiduciary Considerations

Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the Code. In addition, Plans, as well as plans that are subject to Section 4975 of the Code (including individual retirement accounts and Keogh plans) and entities and accounts deemed to hold “plan assets” of the foregoing (also, “Plans”) should consider the fact that none of the Issuer, the Calculation Agent, the Trustee, the underwriters and/or any of their respective affiliates or employees (the “Transaction Parties”) will act as a fiduciary to any Plan with respect to the decision to invest such Plan’s assets in the notes.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The Transaction Parties may be considered a party in interest or disqualified person with respect to many Plans. The acquisition and holding of the notes by a Plan with respect to which any Transaction Party is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the notes are acquired and held pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the notes. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of the notes, provided that neither the Issuer nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions (or any other exemption) will be satisfied.

ERISA and Similar Law Representations

Any purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase and holding of the notes or any interest therein that either (1) it is not a Plan or Non-ERISA

Arrangement and is not purchasing the notes on behalf of, or with the assets of, any Plan or Non-ERISA Arrangement or (2) (i) the purchase and holding of the notes will not constitute a non-exempt prohibited transaction under ERISA or the Code or a similar violation under any applicable Similar Laws and (ii) none of the Transaction Parties directly or indirectly exercises any discretionary authority or control or renders investment advice or otherwise acts in a fiduciary capacity with respect to the assets of the Plan.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the notes on behalf of or with the assets of any Plan or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption, or any other applicable exemption, or the potential consequences of any purchase or holding under Similar Laws, as applicable.

Purchasers of the notes have exclusive responsibility for ensuring that their purchase and holding of the notes do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any notes to a Plan or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement or that such investment is appropriate for such Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

UNDERWRITING (CONFLICTS OF INTEREST)

Subject to the terms and conditions set forth in the Underwriting Agreement—Standard Provisions, dated March 3, 2021, incorporated in the pricing agreement dated February 19, 2025, between us and the underwriters named below, we have agreed to issue to the underwriters, and each underwriter has severally undertaken to purchase, the principal amount of notes set forth opposite its name below:

Underwriters	Principal Amount of the 2029 notes	Principal Amount of the 2031 notes	Principal Amount of the 2036 notes
Barclays Capital Inc.	$973,437,500	$1,231,562,500	$1,605,000,000
ABN AMRO Capital Markets (USA) LLC	$42,187,500	—	—
Bankinter S.A.	—	$45,937,500	—
BBVA Securities Inc.	—	—	$30,000,000
BMO Capital Markets Corp.	—	—	$30,000,000
CaixaBank, S.A.	—	—	$30,000,000
Capital One Securities, Inc.	$42,187,500	—	—
CIBC World Markets Corp.	—	—	$30,000,000
ING Financial Markets LLC	—	—	$30,000,000
Intesa Sanpaolo IMI Securities Corp.	$42,187,500	—	—
Lloyds Bank Corporate Markets plc	—	—	$30,000,000
PNC Capital Markets LLC	—	$45,937,500	—
RBC Capital Markets, LLC	—	$45,937,500	—
Santander US Capital Markets LLC	—	$45,937,500	—
Scotia Capital (USA) Inc.	—	—	$30,000,000
Swedbank AB (publ)	—	—	$30,000,000
TD Securities (USA) LLC	—	—	$30,000,000
U.S. Bancorp Investments, Inc.	—	$45,937,500	—
UniCredit Capital Markets LLC	—	$45,937,500	—
Wells Fargo Securities, LLC	—	$45,937,500	—
American Veterans Group, PBC	$18,750,000	—	—
Australia and New Zealand Banking Group Limited	—	$19,687,500	—
C.L. King & Associates, Inc.	—	$19,687,500	—
Cabrera Capital Markets LLC	$18,750,000	—	—
CAVU Securities LLC	—	—	$12,500,000
Citizens JMP Securities, LLC	$18,750,000	—	—
Desjardins Securities Inc.	—	—	$12,500,000
Drexel Hamilton, LLC	—	$19,687,500	—
DZ Financial Markets LLC	—	$19,687,500	—
Falcon Square Capital LLC	$18,750,000	—	—
FHN Financial Securities Corp.	—	$19,687,500	—
Independence Point Securities LLC	—	—	$12,500,000
Loop Capital Markets LLC	$18,750,000	—	—
MUFG Securities Americas Inc.	—	$19,687,500	—
Multi-Bank Securities, Inc.	—	—	$12,500,000
nabSecurities, LLC	—	—	$12,500,000
National Bank of Canada Financial Inc.	—	—	$12,500,000
Nomura Securities International, Inc.	—	$19,687,500	—
Penserra Securities LLC	—	—	$12,500,000
R. Seelaus & Co., LLC	—	$19,687,500	—
Rabo Securities USA, Inc.	—	$19,687,500	—
Regions Securities LLC	—	—	$12,500,000

Underwriters	Principal Amount of the 2029 notes	Principal Amount of the 2031 notes	Principal Amount of the 2036 notes
SEB Securities, Inc.	$18,750,000	—	—
SMBC Nikko Securities America, Inc.	—	$19,687,500	—
Telsey Advisory Group LLC	—	—	$12,500,000
Tigress Financial Partners LLC	$18,750,000	—	—
Truist Securities, Inc.	$18,750,000	—	—
Westpac Banking Corporation	—	—	$12,500,000

Total	$1,250,000,000	$1,750,000,000	$2,000,000,000

The underwriting agreement and the pricing agreement provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have undertaken to purchase all the notes offered by this prospectus supplement if any of these notes are purchased.

The underwriters propose to offer the notes directly to the public at the price to public set forth on the cover of this prospectus supplement. After the initial offering of the notes, the price to public and other selling terms may be varied by Barclays Capital Inc.

We estimate that our total expenses for the offering, excluding underwriting commissions, will be approximately $1,000,000.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

The notes are new issue securities with no established trading market. We will apply to list the notes on the NYSE. Trading on the NYSE is expected to begin within 30 days of the initial delivery of the notes.

The notes will settle through the facilities of DTC and its participants (including Euroclear and Clearstream, Luxembourg).

The CUSIP and ISIN for each series of notes is:

	CUSIP	ISIN
2029 notes	06738E CX1	US06738ECX13
2031 notes	06738E CY9	US06738ECY95
2036 notes	06738E CZ6	US06738ECZ60

Certain of the underwriters may not be U.S. registered broker-dealers and accordingly will not effect any sales within the United States except in compliance with applicable U.S. laws and regulations, including the rules of FINRA.

Certain of the underwriters and their affiliates have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters and their affiliates may from time to time engage in transactions with and perform services for us in the ordinary course of business.

It is expected that delivery of the notes will be made, against payment for the notes, on or about February 25, 2025, which will be the fourth (4th) business day in the United States following the date of pricing of the notes. Under Rule 15c6-1 under the Securities Exchange Act of 1934, purchases or sales of securities in the secondary market generally are required to settle within one business day (T+1), unless the parties to any such transaction expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any day prior to the business day before delivery will be required, by virtue of the fact that the notes initially will not settle on T+1 in the United States, to specify any alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to make such trades should consult their own advisors.

Conflicts of Interest

Barclays Capital Inc., the Sole Structuring Adviser and Sole Bookrunner, is an affiliate of Barclays PLC and, as such, is deemed to have a “conflict of interest” in this offering within the meaning of Rule 5121 (or any successor rule thereto). Consequently, this offering is being conducted in compliance with the provisions of Rule 5121. Barclays Capital Inc. is not permitted to sell notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Stabilization Transactions and Short Sales

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. The underwriters may close a short position by purchasing notes in the open market. Stabilizing transactions consist of various bids for, or purchases of, the notes made by the underwriters in the open market prior to the completion of the offering.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time.

Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of the notes of any series in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act. Among other activities, broker-dealers and other persons may make short sales of the notes of any series and may cover such short positions by borrowing notes from us or our affiliates or by purchasing notes from us or our affiliates subject to our obligation to repurchase such notes at a later date. As a result of these activities, these market participants may be deemed statutory underwriters. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus delivery and liability provisions of the Securities Act. This prospectus will be deemed to cover any short sales of notes of any series by market participants who cover their short positions with notes borrowed or acquired from us or our affiliates in the manner described above.

Market-Making Resales

This prospectus supplement and the accompanying prospectus may be used by an affiliate of Barclays in connection with offers and sales of the notes in market-making transactions. In a market-making transaction, such affiliate may resell the notes it acquires from other holders, after the original offering and sale of the notes, or may make short sales of the notes and may cover such short positions by borrowing the notes from Barclays, its affiliates or others, or by purchasing the notes from Barclays, its affiliates or others subject to an obligation to repurchase such notes at a later date.

Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, such affiliate may act as principal, or agent, including as agent for the counterparty in a transaction in which such affiliate acts as principal, or as agent for both counterparties in a transaction in which such affiliate does not act as principal. This prospectus supplement and the accompanying prospectus will be deemed to cover any short sales of the notes by market participants, including Barclays or its affiliates, and any return of the notes borrowed or acquired from Barclays, its affiliates or others, or any equivalent notes, to cover their short positions and any other transaction or transfer in connection therewith in the manner described above. Such affiliate may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

The price to public specified on the cover of this prospectus supplement relates to the initial offering of the notes. This amount does not relate to notes sold in market-making transactions.

We do not expect to receive any proceeds from market-making transactions.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Selling Restrictions

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.

The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

U.K.

Each underwriter has represented, warranted and agreed that, in connection with the distribution of the notes, directly or indirectly, it: (i) has only communicated or caused to be communicated, and will only communicate or cause to be communicated, an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and (ii) has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the U.K.

Prohibition of Sales to U.K. Retail Investors

Each underwriter has represented, warranted and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the U.K. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law of the U.K. by virtue of the Withdrawal Act; or

(ii)

a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law of the U.K. by virtue of the Withdrawal Act.

Prohibition of Sales to EEA Retail Investors

Each underwriter has represented, warranted and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the EEA. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Hong Kong

Each underwriter has represented, warranted and agreed that:

(i)

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

(ii)

it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “FIEA”). Accordingly, each underwriter has represented and agreed that it has not offered or sold and undertakes that it will not offer or sell any notes directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with the FIEA and other relevant laws and regulations of Japan. As used in this paragraph, “resident of Japan” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

Each underwriter has acknowledged that this prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented, warranted and agreed that it has not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Taiwan

The offering, sale, resale and distribution of the notes have not been and will not be approved by or registered with the Financial Supervisory Commission of Taiwan (“FSC”), Securities and Futures Bureau (“SFB”) under the FSC, other regulatory authority, or authorized organization in Taiwan, the Republic of China (“Taiwan”) pursuant to the applicable securities/financial laws, and/or any regulatory rules or rulings (“applicable laws”), and thus the notes cannot be offered, sold, resold or distributed in Taiwan. Each underwriter has represented, warranted and agreed that it has not offered, sold, resold, distributed or otherwise made available and will not offer, sell, resell, distribute or otherwise make available any notes within Taiwan through a public offering, private placement, sale, distribution, or in circumstances which constitute an offer, private placement, sale, or distribution under any of the applicable laws that requires a notification, registration or filing with or the approval of the FSC, SFB, other regulatory authority, and/or authorized organization of Taiwan. Each underwriter has further represented, warranted and agreed that no person or entity in Taiwan is authorized to offer, solicit, market, sell, resell, distribute, or otherwise make available any notes or the provision of information relating to this prospectus supplement and the accompanying prospectus.

VALIDITY OF NOTES

Cleary Gottlieb Steen & Hamilton LLP, our United States counsel, will pass upon the validity of the notes under New York law. Clifford Chance LLP, our English solicitors, will pass on the validity of the notes under English law. Linklaters LLP, United States counsel for the underwriters, will pass upon certain matters of New York law for the underwriters.

BARCLAYS PLC

Debt Securities

Contingent Capital Securities

Ordinary Shares

This prospectus describes some of the general terms that may apply to the securities described herein (the “securities”) and the general manner in which they may be offered.

We will give you the specific terms of the securities, and the manner in which they are offered, in supplements to this prospectus. You should read this prospectus and the prospectus supplements carefully before you invest. We may offer and sell these securities to or through one or more underwriters, dealers and agents, including our subsidiary Barclays Capital Inc., or directly to purchasers, on a delayed or continuous basis. We will indicate the names of any underwriters in the applicable prospectus supplement.

We may use this prospectus to offer and sell from time to time senior and dated subordinated debt securities, contingent capital securities and ordinary shares (including the ordinary shares into which the contingent capital securities may under certain circumstances convert). In addition, Barclays Capital Inc. or another of our affiliates may use this prospectus in market-making transactions in certain of these securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this prospectus is being used in market-making transactions.

Our ordinary shares are admitted to trading on the London Stock Exchange under the symbol “BARC.” Our American depositary shares, each currently representing four of our ordinary shares, are listed on the New York Stock Exchange under the trading symbol “BCS.”

The securities are not deposit liabilities of Barclays PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Each holder or beneficial owner of senior debt securities, dated subordinated debt securities or contingent capital securities acknowledges and agrees that the rights of the holders or beneficial owners of such securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power (as defined herein) by the Relevant U.K. Resolution Authority (as defined herein). For more information, see the sections entitled “Description of Debt Securities—Agreement with Respect to the Exercise of U.K. Bail-in Power” and “Description of Contingent Capital Securities—Agreement with Respect to the Exercise of U.K. Bail-in Power” in this prospectus.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 1, 2024

FORWARD-LOOKING STATEMENTS

This prospectus and certain documents incorporated by reference herein contain certain forward-looking statements within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), with respect to the Group (as defined below). We caution readers that no forward-looking statement is a guarantee of future performance and that actual results or other financial condition or performance measures could differ materially from those contained in the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements sometimes use words such as “may,” “will,” “seek,” “continue,” “aim,” “anticipate,” “target,” “projected,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” “achieve” or other words of similar meaning. Examples of forward-looking statements include, among others, statements or guidance regarding or relating to the Group’s future financial position, business strategy, income levels, costs, assets and liabilities, impairment charges, provisions, capital, leverage and other regulatory ratios, capital distributions (including policy on dividends and share buybacks), return on tangible equity, projected levels of growth in banking and financial markets, industry trends, any commitments and targets (including environmental, social and governance (“ESG”) commitments and targets), plans and objectives for future operations and other statements that are not historical or current facts. By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements speak only as at the date on which they are made. Forward-looking statements may be affected by a number of factors, including, without limitation: changes in legislation, regulations, governmental and regulatory policies, expectations and actions, voluntary codes of practices and the interpretation thereof, changes in International Financial Reporting Standards (“IFRS”) and other accounting standards, including practices with regard to the interpretation and application thereof and emerging and developing ESG reporting standards; the outcome of current and future legal proceedings and regulatory investigations; the Group’s ability along with governments and other stakeholders to measure, manage and mitigate the impacts of climate change effectively; environmental, social and geopolitical risks and incidents, pandemics and similar events beyond the Group’s control; the impact of competition in the banking and financial services industry; capital, liquidity, leverage and other regulatory rules and requirements applicable to past, current and future periods; United Kingdom (“U.K.”), United States (“U.S.”), Eurozone and global macroeconomic and business conditions, including inflation; volatility in credit and capital markets; market related risks such as changes in interest rates and foreign exchange rates; reforms to benchmark interest rates and indices; higher or lower asset valuations; changes in credit ratings of any entity within the Group or any securities issued by it; changes in counterparty risk; changes in consumer behavior; the direct and indirect consequences of the conflicts in Ukraine and the Middle East on European and global macroeconomic conditions, political stability and financial markets; political elections; developments in the U.K.’s relationship with the European Union (“E.U.”); the risk of cyber-attacks, information or security breaches, technology failures or other operational disruptions and any subsequent impacts on the Group’s reputation, business or operations; the Group’s ability to access funding; and the success of acquisitions, disposals and other strategic transactions. A number of these factors are beyond the Group’s control. As a result, the Group’s actual financial position, results, financial and non-financial metrics or performance measures or its ability to meet commitments and targets may differ materially from the statements or guidance set forth in the Group’s forward-looking statements. In setting our targets and outlook for the period 2024-2026, we have made certain assumptions about the macro-economic environment, including, without limitation, inflation, interest and unemployment rates, the different markets and competitive conditions in which we operate, and our ability to grow certain businesses and achieve costs savings and other structural actions. The list above is not exhaustive and there are other factors that may cause our actual results to differ materially from the forward-looking statements contained in this prospectus and the documents incorporated by reference herein. You are also advised to read carefully the risk factors set out in the section entitled “Risk Factors” in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including, without limitation, in our Annual Report on Form 20-F for the financial year ended December 31, 2023 (File No. 001-09246), filed with the SEC on February 20, 2024 (the “2023 Form 20-F”), which are available on the SEC’s website at http://www.sec.gov for a discussion of certain factors that should be considered when deciding what action to take in relation to the securities.

Subject to our obligations under the applicable laws and regulations of any relevant jurisdiction, (including, without limitation, the U.K. and the U.S.), in relation to disclosure and ongoing information, we undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference into this prospectus is an important part of this prospectus. The most recent information that we file with the SEC automatically updates and supersedes earlier information.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and omits some of the information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in, and exhibits to, the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we have filed or will file as an exhibit to the registration statement or that we have otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements. You may review a copy of the registration statement at the SEC’s internet site, as described under “Where You Can Find More Information” in this prospectus.

We filed the 2023 Form 20-F with the SEC on February 20, 2024 (File No. 001-09246). We are incorporating the 2023 Form 20-F by reference into this prospectus.

In addition, we incorporate by reference into this prospectus any future documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the offering contemplated in this prospectus is completed. Reports on Form 6-K we may furnish to the SEC after the date of this prospectus (or portions thereof) are incorporated by reference in this prospectus only to the extent that the report expressly states that it is (or such portions are) incorporated by reference in this prospectus.

We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents referred to above which we have incorporated in this prospectus by reference. You should direct your requests to Barclays Treasury, Barclays PLC, 1 Churchill Place, London E14 5HP, United Kingdom (telephone: 011-44-20-7116-1000).

CERTAIN DEFINITIONS

For purposes of this prospectus:

•

“Capital Regulations” means, at any time, the laws, regulations, requirements, standards, guidelines and policies relating to capital adequacy and/or minimum requirement for own funds and eligible liabilities and/or loss absorbing capacity for credit institutions of either (i) the PRA and/or (ii) any other national or European authority, in each case then in effect in the United Kingdom (or in such other jurisdiction in which the Issuer may be organized or domiciled) and applicable to the Group, including U.K. CRD;

•	“EU CRD” means:

(i)

Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investments firms, as amended before IP completion day; and

(ii)

Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, as amended before IP completion day;

•	“Group” refers to Barclays PLC (or any successor entity) and its consolidated subsidiaries;

•	“IP completion day” has the meaning given in the U.K. European Union (Withdrawal Agreement) Act 2020;

•

“PRA” means the Prudential Regulation Authority of the United Kingdom or such other governmental authority in the United Kingdom (or if the Issuer becomes domiciled in a jurisdiction other than the United Kingdom, such other jurisdiction) having primary responsibility for the prudential supervision of the Issuer;

•	“The Depository Trust Company” or “DTC” shall include any successor clearing system;

•	“Tier 1 Capital” means Tier 1 Capital for the purposes of the Capital Regulations;

•	“Tier 2 Capital” means Tier 2 Capital for the purposes of the Capital Regulations;

•	“U.K. CRD” means the legislative package consisting of:

(i)	the U.K. CRD Regulation;

(ii)

the law of the U.K. or any part of it (as amended or replaced in accordance with domestic law from time to time), which immediately before IP completion day implemented Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC and its implementing measures, such Directive as amended before IP completion day; and

(iii)

direct EU legislation (as defined in the Withdrawal Act), which immediately before IP completion day implemented EU CRD as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act and as the same may be amended or replaced in accordance with domestic law from time to time;

•

“U.K. CRD Regulation” means Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investments firms, as amended before IP completion day, as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act and as the same may be further amended or replaced in accordance with domestic law from time to time;

•	“Withdrawal Act” means the U.K. European Union (Withdrawal Act) 2018, as amended;

•	“we,” “us,” “our,” “Barclays” and the “Issuer” refer to Barclays PLC (or any successor entity), unless the context requires otherwise;

•	“£” and “sterling” shall refer to the lawful currency for the time being of the United Kingdom; and

•	“US$,” “$” and “U.S. dollars” shall refer to the lawful currency for the time being of the United States.

THE BARCLAYS GROUP

Barclays is a diversified bank with five operating divisions comprising: Barclays UK, Barclays UK Corporate Bank, Barclays Private Bank and Wealth Management, Barclays Investment Bank and Barclays US Consumer Bank, supported by Barclays Execution Services Limited, the Group-wide service company providing technology, operations and functional services to business across the Group. Barclays UK broadly represents businesses that sit within the UK ring-fenced bank, Barclays Bank UK PLC and its subsidiaries, and comprises Personal Banking, Business Banking and Barclaycard Consumer UK. The Personal Banking business offers retail solutions to help customers with their day-to-day banking needs, the UK Business Banking business serves business clients, from high growth start-ups to SMEs, with specialist advice, and the Barclaycard Consumer UK business offers flexible borrowing and payment solutions.

The remaining divisions broadly represent the businesses that sit within the non-ring fenced bank, Barclays Bank PLC and its subsidiaries. Barclays UK Corporate Bank offers lending, trade and working capital, liquidity, payments and FX solutions for corporate clients with turnover from £6.5m (excluding those that form part of the FTSE 350). Barclays Private Bank and Wealth Management comprises the Private Bank, Wealth Management and Investments businesses. Barclays Investment Bank incorporates the Global Markets, Investment Banking and International Corporate Banking businesses, serving FTSE 350, multinationals and financial institution clients that are regular users of Investment Bank services. Barclays US Consumer Bank represents the US credit card business, focused in the partnership market, as well as an online deposit franchise.

The Issuer is the ultimate holding company of the Group.

USE OF PROCEEDS

Unless otherwise indicated in the accompanying prospectus supplement, the net proceeds from the offering of the securities will be used for general corporate purposes of the Issuer and its subsidiaries and/or the Group and may be used to strengthen further the capital base of the Issuer and its subsidiaries and/or the Group.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities (as defined below). It sets forth possible terms and provisions for each series of debt securities. Each time that we offer debt securities, we will prepare and file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement may contain additional terms and provisions of those debt securities. If there is any inconsistency between the terms and provisions presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here.

The debt securities of any series will be either our senior obligations (the “Senior Debt Securities”) or our dated subordinated obligations (the “Dated Subordinated Debt Securities” and, together with the Senior Debt Securities, the “debt securities”). Neither the Senior Debt Securities nor the Dated Subordinated Debt Securities will be secured by any assets or property of Barclays PLC or any of its subsidiaries or affiliates (including Barclays Bank PLC, its subsidiary).

We will issue Senior Debt Securities and Dated Subordinated Debt Securities, respectively, under the Senior Debt Securities Indenture dated as of January 17, 2018, between us and The Bank of New York Mellon, London Branch, as trustee (as heretofore supplemented and amended, the “Senior Debt Securities Indenture”) and the Dated Subordinated Debt Securities Indenture dated as of May 9, 2017, between us and The Bank of New York Mellon, London Branch, as trustee (as heretofore supplemented and amended, the “Dated Subordinated Debt Securities Indenture”). The terms of the debt securities include those stated in the relevant indenture and any supplements thereto, and those terms made part of the relevant indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Senior Debt Securities Indenture and Dated Subordinated Debt Securities Indenture and any supplements thereto are sometimes referred to in this section of the prospectus individually as an “indenture” and collectively as the “indentures.” We have filed the indentures as exhibits to the registration statement of which this prospectus is a part.

Because this section is a summary, it does not describe every aspect of the debt securities in detail. This summary is subject to, and qualified by reference to, all of the definitions and provisions of the relevant indenture, any supplement to the relevant indenture and the form of the instrument representing each series of debt securities. Certain terms, unless otherwise defined here, have the meaning given to them in the relevant indenture.

References to “you” and “holder” in the subsections to this section “Description of Debt Securities,” entitled “—Ranking,” “—No Set-off,” “—Agreement with Respect to the Exercise of U.K. Bail-in Power,” “—Subsequent Holders’ Agreement,” “—Payment of Debt Security Additional Amounts,” “—Senior Enforcement Events and Remedies; Dated Subordinated Enforcement Events and Remedies; Limitation on Suits—Senior Enforcement Events and Remedies—Limited remedies for breach of obligations (other than non-payment),” “—Senior Enforcement Events and Remedies; Dated Subordinated Enforcement Events and Remedies; Limitation on Suits —Senior Enforcement Events and Remedies—No other remedies,” “—Senior Enforcement Events and Remedies; Dated Subordinated Enforcement Events and Remedies; Limitation on Suits—Dated Subordinated Enforcement Events and Remedies—Limited remedies for breach of obligations (other than non-payment)” and “—Senior Enforcement Events and Remedies; Dated Subordinated Enforcement Events and Remedies; Limitation on Suits —Dated Subordinated Enforcement Events and Remedies—No other remedies” below, include beneficial owners of the debt securities.

General

The debt securities are not deposit liabilities of Barclays PLC and are not insured by any regulatory body of the United States or the United Kingdom.

Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon its liquidation will be subject to the prior claims of the subsidiaries’ creditors, including, in the case of our bank subsidiaries, their respective depositors, except, in our case, to the extent that we may ourselves be a creditor with recognized claims against the relevant subsidiary.

The indentures do not limit the amount of debt securities that we may issue. We may issue the debt securities in one or more series, or as units comprised of two or more related series. The prospectus supplement will indicate for each series or of two or more related series of debt securities:

•	the issue date;

•	the maturity date;

•	the specific designation and aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount of the debt securities that may be authenticated or delivered;

•	the person to whom any interest on a debt security may be payable, if other than the holder on the relevant record date;

•	the prices at which we will issue the debt securities;

•	if interest is payable, the interest rate or rates, or how to calculate the interest rate or rates, and under what circumstances interest is payable;

•	whether we will issue the Senior Debt Securities as Discount Senior Debt Securities, as explained in this section below, and the amount of the discount;

•	provisions, if any, for the discharge and defeasance of debt securities of any series;

•	any condition applicable to payment of any principal, premium or interest on debt securities of any series;

•	the dates and places at which any payments are payable;

•	the places where notices, demands to or upon us in respect of the debt securities may be served and notice to holders may be published;

•	the terms of any mandatory or optional redemption and related notices;

•	the denominations in which the debt securities will be issued, which may be an integral multiple of either $1,000, $25 or any other specified amount;

•

the amount, or how to calculate the amount, that we will pay to the debt security holder, if the debt security is redeemed before its stated maturity or accelerated, or for which the trustee shall be entitled to file and prove a claim;

•	whether and how the debt securities may or must be converted into any other type of securities, or their cash value, or a combination of these;

•	the currency or currencies in which the debt securities are denominated, and in which we make any payments;

•	whether we will issue the debt securities wholly or partially as one or more global debt securities;

•	what conditions must be satisfied before we will issue the debt securities in definitive form (“definitive debt securities”);

•	any reference asset we will use to determine the amount of any payments on the debt securities;

•

any other or different Senior Enforcement Events, in the case of Senior Debt Securities, or any other or different Dated Subordinated Enforcement Events, in the case of Dated Subordinated Debt Securities, or category of defaults or covenants applicable to any of the debt securities, and the relevant terms if they are different from the terms in the Senior Debt Securities Indenture or the Dated Subordinated Debt Securities Indenture, as applicable;

•	in the case of Dated Subordinated Debt Securities, any other applicable subordination provisions if different from the subordination provisions in the Dated Subordinated Debt Securities Indenture;

•	any restrictions applicable to the offer, sale and delivery of the debt securities;

•	whether we will pay Debt Security Additional Amounts, as defined below, on the debt securities;

•	whether we will issue the debt securities in registered form (“registered debt securities”) or in bearer form (“bearer debt securities”) or both;

•	for registered debt securities, the record date for any payment of principal, interest or premium;

•	any listing of the debt securities on a securities exchange;

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the extent to which holders of the debt securities may exercise, claim or plead any right of set-off, compensation, counterclaim, retention or netting in respect of any amount owed to it by us arising under, or in connection with, the debt securities, if different from the waiver of set-off provisions in the Senior Debt Securities Indenture or the Dated Subordinated Debt Securities Indenture, as applicable;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, calculation agents, transfer agents or registrars of any series;

•	any applicable additional or alternative provision or provisions related to the U.K. Bail-in Power (as defined below);

•	any other or different terms of the debt securities; and

•	what we believe are any additional material U.S. federal and U.K. tax considerations.

If we issue debt securities in bearer form, the special restrictions and considerations relating to such bearer debt securities, including applicable offering restrictions and U.S. tax considerations, will be described in the relevant prospectus supplement.

Debt securities may bear interest at a fixed rate or a floating rate or we may sell debt securities that bear no interest or that bear interest at a rate below the prevailing market interest rate or we may sell Senior Debt Securities at a discount to their stated principal amount (“Discount Senior Debt Securities”). The relevant prospectus supplement will describe special U.S. federal income tax considerations applicable to Discount Senior Debt Securities or to debt securities issued at par that are treated for U.S. federal income tax purposes as having been issued at a discount.

The prospectus supplement relating to any series of debt securities may also include, if applicable, a discussion of considerations under the Employee Retirement Income Security Act of 1974, as amended.

Holders of debt securities have no voting rights except as explained in this section below under “—Modification and Waiver” and “—Senior Enforcement Events and Remedies; Dated Subordinated Enforcement Events and Remedies; Limitation on Suits.”

If we issue Senior Debt Securities designed to count towards any minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity for the purposes of the Capital Regulations, the terms of such Senior Debt Securities may differ from those described in this prospectus and will be set out in the accompanying prospectus supplement.

If we issue Dated Subordinated Debt Securities that qualify as Tier 2 Capital or other capital for the purposes of the Capital Regulations, the terms may vary from those described in this prospectus and will be set forth in the accompanying prospectus supplement.

Market-Making Transactions. If you purchase your debt security in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Barclays Capital Inc. or another of our affiliates resells a security that it has previously acquired from another holder. A market-making transaction in a particular debt security occurs after the original issuance and sale of the debt security.

Payments

The relevant prospectus supplement will specify the date on which we will pay interest, if any, the date for payments of principal and any premium, on any particular series of debt securities. The prospectus supplement will also specify the interest rate or rates, if any, or how the rate or rates will be calculated.

Ranking

Senior Debt Securities. Senior Debt Securities constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu without any preference among themselves. In the event of our winding-up or administration, the Senior Debt Securities will rank pari passu with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Pursuant to the U.K. Insolvency Act 1986, as amended or replaced from time to time (the “Insolvency Act”), the Senior Debt Securities will constitute ordinary non-preferential debt of the Issuer and will rank in priority to secondary non-preferential debts and tertiary non-preferential debts. The terms “ordinary non-preferential debt,” “secondary-non preferential debt” and “tertiary non-preferential debt” shall have the meanings given to each of them in the Insolvency Act.

Dated Subordinated Debt Securities. Dated Subordinated Debt Securities constitute our direct, unsecured and subordinated obligations ranking pari passu without any preference among themselves.

Unless the applicable prospectus supplement provides otherwise, in the event of our winding-up or administration, the claims of the trustee (on behalf of the holders of the Dated Subordinated Debt Securities but not the rights and claims of the trustee in its personal capacity under the Dated Subordinated Debt Securities Indenture) and the holders of the Dated Subordinated Debt Securities against us, in respect of such Dated Subordinated Debt Securities (including any damages or other amounts (if payable)) shall:

(i) be subordinated to the claims of all Senior Creditors;

(ii) rank at least pari passu with the claims in respect of Parity Obligations and with the claims of all other subordinated creditors of the Issuer which in each case by law rank, or by their terms are expressed to rank, pari passu with the Dated Subordinated Debt Securities; and

(iii) rank senior to the Issuer’s ordinary shares, preference shares and any junior subordinated obligations (including Junior Obligations) or other securities which in each case either by law rank, or by their terms are expressed to rank, junior to the Dated Subordinated Debt Securities.

“Secondary non-preferential debts” shall have the meaning given to it in the Insolvency Act.

“Senior Creditors” with respect to a particular series of Dated Subordinated Debt Securities, means creditors of the Issuer (i) who are unsubordinated creditors; (ii) who are subordinated creditors (whether in the event of a winding-up or administration of the Issuer or otherwise) other than (x) those whose claims by law rank, or by their terms are expressed to rank, pari passu with or junior to the claims of the holders of the Dated Subordinated Debt Securities or (y) those whose claims are in respect of Parity Obligations or Junior Obligations; or (iii) who are creditors in respect of any secondary non-preferential debts.

“Parity Obligations” with respect to a particular series of Dated Subordinated Debt Securities, shall have the meaning set forth in the applicable prospectus supplement.

“Junior Obligations” with respect to a particular series of Dated Subordinated Debt Securities, shall have the meaning set forth in the applicable prospectus supplement.

In the event of our winding-up or liquidation, if any amount in respect of the Dated Subordinated Debt Securities is paid to the holders of such Dated Subordinated Debt Securities or to the trustee (including any damages or other amounts (if payable)) before the claims of Senior Creditors, then such payment or distribution shall be held by such holders or the trustee upon trust to be applied in the following order: (i) to the amounts due to the trustee in connection with the Dated Subordinated Debt Securities Indenture, the Dated Subordinated Debt Securities and the acceptance or administration of the trust or trusts under the Dated Subordinated Debt Securities Indenture; (ii) in payment of all claims of Senior Creditors outstanding at the commencement of, or arising solely by virtue of, a winding-up of the Issuer to the extent that such claims shall be admitted in the winding-up and shall not be satisfied out of the Issuer’s other resources; and (iii) in payment of Dated Subordinated Debt Securities issued under the Dated Subordinated Debt Securities Indenture. By accepting the Dated Subordinated Debt Securities, each holder agrees to be bound by the Dated Subordinated Debt Securities Indenture’s subordination provisions and irrevocably authorizes the Issuer’s liquidator to perform on behalf of the holder the above subordination trust.

Pursuant to the Insolvency Act, the Dated Subordinated Debt Securities will constitute tertiary non-preferential debts of the Issuer and therefore both ordinary non-preferential debts and secondary non-preferential debts will rank ahead of any claims in respect of the Dated Subordinated Debt Securities.

No Set-off

Subject to applicable law and unless the applicable prospectus supplement provides otherwise, no holder of debt securities may exercise, claim or plead any right of set-off, compensation, counterclaim, retention or netting in respect of any amount owed to it by us arising under, or in connection with, the debt securities and the Senior Debt Securities Indenture or Dated Subordinated Debt Securities Indenture, as applicable, and each holder of debt securities shall, by virtue of its holding of any debt security (or any beneficial interest therein), be deemed, to the fullest extent permitted under applicable law, to have waived all such rights of set-off, compensation, counterclaim, retention and netting. Notwithstanding the foregoing, if any amounts due and payable to any holder of the debt securities by us in respect of, or arising under, the debt securities or the relevant indenture are discharged by set-off, compensation, counterclaim, retention or netting, such holder shall, subject to applicable law and unless the applicable prospectus supplement provide otherwise, immediately pay to us an amount equal to the amount of such discharge (or, in the event of our winding-up or administration, our liquidator or administrator, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust for us (or our liquidator or administrator, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place. By its acquisition of debt securities, each holder agrees to be bound by these provisions relating to waiver of set-off, compensation, counterclaim, retention and netting. No holder of debt securities shall be entitled to proceed directly against us except as described in “—Senior Enforcement Events and Remedies; Dated Subordinated Enforcement Events and Remedies; Limitation on Suits—Limitation on Suits” below.

Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding and to the exclusion of any other term of the debt securities or any other agreements, arrangements or understandings between the Issuer and any holder or the trustee on behalf of the holders of debt securities, by acquiring debt securities, each holder of debt securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the Relevant U.K. Resolution Authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the debt securities; (ii) the conversion of all, or a portion of, the principal amount of, or interest on, the debt securities into shares or other securities or other obligations of the Issuer or another person (and the issue to, or conferral on, the holder of the debt securities of such shares, securities or obligations); (iii) the cancellation of the debt securities and/or (iv) the amendment or alteration of the maturity of the debt securities, or amendment of the amount of interest due on the debt securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the debt securities solely to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-in Power. Each holder further acknowledges and agrees that the rights of the holders of the debt securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders of the debt securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the Relevant U.K. Resolution Authority in breach of laws applicable in England.

For the purposes of the debt securities, a “U.K. Bail-in Power” is any write-down, conversion, transfer, modification and/or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Issuer or other members of the Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of any applicable European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms, and/or within the context of a U.K. resolution regime under the U.K. Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013, secondary legislation or otherwise, the “Banking Act”), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “Relevant U.K. Resolution Authority” is to any authority with the ability to exercise a U.K. Bail-in Power).

No repayment of the principal amount of the debt securities or payment of interest on the debt securities shall become due and payable after the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority unless such repayment or payment would be permitted to be made by the Issuer under the laws and regulations of the United Kingdom and the European Union applicable to the Issuer.

By its acquisition of the debt securities, each holder of debt securities, to the extent permitted by the Trust Indenture Act, waives any and all claims against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the debt securities.

Upon the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the debt securities, the Issuer shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. Bail-in Power for purposes of notifying holders of such occurrence. The Issuer shall also deliver a copy of such notice to the trustee for information purposes. Any delay or failure by the Issuer in delivering any notice referred to in this paragraph shall not affect the validity and enforceability of the U.K. Bail-in Power.

By its acquisition of the debt securities, each holder of debt securities acknowledges and agrees that the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to a particular series of debt securities shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

The Issuer’s obligations to indemnify the trustee in accordance with the indentures shall survive the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the debt securities.

By its acquisition of the debt securities, each holder of debt securities acknowledges and agrees that, upon the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the debt securities, (a) the trustee shall not be required to take any further directions from holders of the debt securities under Section 5.12 (Control by Holders) of the Senior Debt Securities Indenture or Section 5.13 (Control by Holders) of the Dated Subordinated Debt Securities Indenture, as applicable, which sections authorize holders of a majority in aggregate principal amount of the outstanding debt securities of the relevant series of Senior Debt Securities or Dated Subordinated Debt Securities to direct certain actions relating to the relevant debt securities and (b) the Senior Debt Securities Indenture and the Dated Subordinated Debt Securities Indenture, as applicable, shall impose no duties upon the trustee whatsoever with respect to the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority in respect of the debt securities, the debt securities remain outstanding (for example, if the exercise of the U.K. Bail-in Power results in only a partial write-down of the principal of the debt securities), then the trustee’s duties under the Senior Debt Securities Indenture or Dated Subordinated Debt Securities Indenture shall remain applicable with respect to the debt securities following such completion to the extent that the Issuer and the trustee shall agree pursuant to a supplemental indenture to the Senior Debt Securities Indenture or the Dated Subordinated Debt Securities Indenture, as applicable, or an amendment thereto.

By its acquisition of the debt securities, each holder of debt securities shall be deemed to have (a) consented to the exercise of any U.K. Bail-in Power as it may be imposed without any prior notice by the Relevant U.K. Resolution Authority of its decision to exercise such power with respect to the debt securities and (b) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such debt securities to take any and all necessary action, if required, to implement the exercise of any U.K. Bail-in Power with respect to the debt securities as it may be imposed, without any further action or direction on the part of such holder or the trustee.

The exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the debt securities shall not constitute a Senior Enforcement Event or a Dated Subordinated Enforcement Event, as applicable.

The relevant prospectus supplement may describe additional or alternative related provisions with respect to the U.K. Bail-in Power, including certain waivers by the holders of debt securities of certain claims against the trustee, to the extent permitted by the Trust Indenture Act.

Subsequent Holders’ Agreement

Holders of debt securities that acquire debt securities in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein and in the applicable prospectus supplement to the same extent as the holders of the debt securities that acquire the debt securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the debt securities, including in relation to the U.K. Bail-in Power, the waiver of set-off provisions described under “—No Set-off” and, for the Dated Subordinated Debt Securities, the subordination provisions described under “—Ranking” and the limitations on remedies specified in “—Senior Enforcement Events and Remedies; Dated Subordinated Enforcement Events and Remedies; Limitation on Suits—Dated Subordinated Enforcement Events and Remedies—Limited remedies for breach of obligations (other than non-payment).”

Payment of Debt Security Additional Amounts

Unless the relevant prospectus supplement provides otherwise, we will pay any amounts to be paid by us on any series of debt securities without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Taxes”) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or authority thereof or therein that has the power to tax (each, a “Taxing Jurisdiction”), unless the deduction or withholding is required by law. Unless the relevant prospectus supplement provides otherwise, if at any time a Taxing Jurisdiction requires us to deduct or withhold Taxes, we will pay the additional amounts of, or in respect of, any interest (but not principal or any premium) on the debt securities (“Debt Security Additional Amounts”) that are necessary so that the net amounts in respect of interest paid to the holders (excluding the beneficial owners), after the deduction or withholding, shall equal the amounts in respect of interest which would have been payable had no such deduction or withholding been required. However, we will not pay Debt Security Additional Amounts for Taxes:

•

that are payable because the holder of the debt securities is a domiciliary, national or resident of, or engages in business or maintains a permanent establishment or is physically present in, a Taxing Jurisdiction requiring that deduction or withholding, or otherwise has some connection with the Taxing Jurisdiction other than the holding or ownership of the debt security, or the collection of any payment of, or in respect of any interest on, any debt securities of the relevant series;

•	that are payable because (except in the case of our winding-up in England) the relevant debt security is presented for payment in the United Kingdom;

•

that are payable because the relevant debt security is presented for payment more than thirty (30) days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Debt Security Additional Amounts on presenting the debt security for payment at the close of such 30-day period;

•

that are payable because the holder of the relevant debt securities or the beneficial owner of any payment of (or in respect of) any interest on debt securities failed to make any necessary claim or to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of such holder or beneficial owner, if such claim or compliance is required by statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a condition to relief or exemption from such Taxes; or

•

if the Taxes would not have been imposed or would have been excluded under one of the preceding points if the beneficial owner of, or person ultimately entitled to obtain an interest in, the debt securities had been the holder of the debt securities.

Whenever we refer in this prospectus and any prospectus supplement to the payment of any interest on, or in respect of, any debt securities of any series, we mean to include the payment of Debt Security Additional Amounts to the extent that, in context, Debt Security Additional Amounts are, were or would be payable.

For the avoidance of doubt, unless the relevant prospectus supplement provides otherwise, any amounts to be paid by us or any paying agent on the debt securities will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (a “FATCA Withholding Tax”), and neither we nor any paying agent will be required to pay Debt Security Additional Amounts on account of any FATCA Withholding Tax.

Unless the relevant prospectus supplement provides otherwise, any paying agent shall be entitled to make a deduction or withholding from any payment which it makes under the debt securities and the relevant indenture for or on account of (i) any present or future taxes, duties or charges if and to the extent so required by any applicable law and (ii) any FATCA Withholding Tax (together, “Applicable Law”). In either case, the paying agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. In all cases, the paying agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the paying agent under this paragraph will be treated as paid to the holder of a debt security, and we will not pay Debt Security Additional Amounts in respect of such deduction or withholding, except to the extent the provisions in this subsection “—Payment of Debt Security Additional Amounts” explicitly provide otherwise.

Redemption

Redemption for Tax Reasons. Unless the relevant prospectus supplement provides otherwise, we may, at our option, at any time, redeem the debt securities of any series, in whole but not in part, upon not less than fifteen (15) nor more than sixty (60) days’ notice (or the shorter or longer notice period specified in the relevant prospectus supplement) to the holders at any time, if (A) in the case of the Senior Debt Securities, we are required to issue definitive debt securities (see “Description of Certain Provisions Relating to Debt Securities and Contingent Capital Securities—Special Situations When a Global Security Will Be Terminated”) and, as a result, we are or would be required to pay Debt Security Additional Amounts with respect to the Senior Debt Securities; or (B) we determine that as a result of a change in or amendment to the laws or regulations of a Taxing Jurisdiction, including any treaty to which the relevant Taxing Jurisdiction is a party, or a change in an official application of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the issue date of the relevant series of debt securities (and, in the case of a successor entity, which becomes effective on or after the date of that entity’s assumption of our obligations), (i) we will or would be required to pay holders Debt Security Additional Amounts; (ii) we would not be entitled to claim a deduction in respect of any payments in respect of the relevant series of debt securities in computing our taxation liabilities or the value of the deduction would be materially reduced; (iii) we would not, as a result of the relevant series of debt securities being in issue, be able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which we are or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the issue date of the relevant series of debt securities or any similar system or systems having like effect as may from time to time exist); (iv) in the case of any Dated Subordinated Debt Securities, we would have to treat the relevant series of Dated Subordinated Debt Securities or any part thereof as a derivative or an embedded derivative for United Kingdom tax purposes; or (v) in the case of any Dated Subordinated Debt Securities, we would, in the future, have to bring into account a taxable credit if the principal amount of the relevant series of Dated Subordinated Debt Securities were written down or converted (each such change in tax law or regulation or the official application thereof, a “Tax Event” for purposes of this “Description of Debt Securities” section), in each of cases (A) and (B) above, at an amount equal to 100% of the principal amount of the debt securities being redeemed together with accrued but unpaid interest, if any, on the principal amount of the debt securities to be redeemed to (but excluding) the date fixed for redemption; or, in the case of Discount Senior Debt Securities, such portion of the principal amount of such Discount Senior Debt Securities as may be specified by their terms, provided that in the case of each Tax Event, the consequences of the Tax Event cannot be avoided by us taking reasonable measures available to us.

In each case and unless the relevant prospectus supplement provides otherwise, before we give a notice of redemption (which notice shall be irrevocable), we shall be required to deliver to the trustee a written legal opinion of independent counsel of recognized standing, chosen by us, confirming that we are entitled to exercise our right of redemption. Any redemption of debt securities as a result of a Tax Event will also be subject to the provisions described under “—Notice of Redemption of Debt Securities” and “—Condition to Redemption of Debt Securities” below.

Optional Redemption. The relevant prospectus supplement will specify whether we may redeem the debt securities of any series, in whole or in part, at our option, in any additional circumstances. The prospectus supplement will also specify the notice we will be required to give, what prices and any premium we will pay, and the dates on which we may redeem the debt securities. Any notice of redemption of debt securities will state:

•	the date fixed for redemption;

•	the amount of debt securities to be redeemed if we are only redeeming a part of the series;

•	the redemption price;

•

that on the date fixed for redemption the redemption price will become due and payable on each debt security to be redeemed and, if applicable, that any interest will cease to accrue on or after the redemption date;

•	the place or places at which each holder may obtain payment of the redemption price; and

•	the CUSIP number or numbers, if any, with respect to the debt securities.

In the case of a partial redemption, the trustee shall select the debt securities that we will redeem in any manner it deems fair and appropriate. Any optional redemption of debt securities will also be subject to the provisions described under “—Notice of Redemption of Debt Securities” and “—Condition to Redemption of Debt Securities” below.

Notice of Redemption of Debt Securities

Unless the relevant prospectus supplement provides otherwise, any redemption of the debt securities shall be subject to our giving not less than fifteen (15) days’, nor more than sixty (60) days’, prior notice to the holders of such debt securities (unless a shorter or longer period is specified in the applicable prospectus supplement) via DTC or the relevant clearing system(s) (or, if the debt securities are held in definitive form, to the holders at their addresses shown on the register for the debt securities) (such notice being irrevocable except in the limited circumstances described in the following paragraph and as may be specified in the relevant prospectus supplement) specifying our election to redeem the relevant series of debt securities and the date fixed for such redemption. Notice by DTC to participating institutions and by these participants to street name holders of beneficial interests in the relevant series of debt securities will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

If we have elected to redeem a particular series of debt securities but prior to the payment of the redemption amount with respect to such redemption the Relevant U.K. Resolution Authority exercises its U.K. Bail-in Power in respect of such series of debt securities, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

Condition to Redemption of Debt Securities

Senior Debt Securities

Notwithstanding any other provision, and unless otherwise specified in the applicable prospectus supplement, we may redeem any series of Senior Debt Securities before their maturity date (and give notice thereof to the holders of the Senior Debt Securities) only if we have obtained the prior consent of the Relevant U.K. Resolution Authority (if such consent is then required by the Capital Regulations) for the redemption of the

Senior Debt Securities. In addition, any such redemption of any series of Senior Debt Securities shall be subject to the additional conditions set out under “—Additional Conditions Relating to Redemption and Repurchase of Debt Securities – Senior Debt Securities” below.

Dated Subordinated Debt Securities

Notwithstanding any other provision, and unless otherwise specified in the applicable prospectus supplement, we may redeem the Dated Subordinated Debt Securities before their maturity date (and give notice thereof to the holders of the Dated Subordinated Debt Securities) only if we have obtained the prior consent of the PRA and/or the Relevant U.K. Resolution Authority (in either case, if such consent is then required by the Capital Regulations) for the redemption of the Dated Subordinated Debt Securities. In addition, any such redemption of any series of Dated Subordinated Debt Securities shall be subject to the additional conditions set out under “—Additional Conditions Relating to Redemption and Repurchase of Debt Securities – Dated Subordinated Debt Securities” below.

Condition to Repurchase of Debt Securities

Senior Debt Securities

Unless the applicable prospectus supplement provides otherwise, we or any member of the Group may purchase or otherwise acquire any outstanding Senior Debt Securities of any series at any price in the open market or otherwise in accordance with the Capital Regulations, and subject to the prior consent of the Relevant U.K. Resolution Authority (if such consent is then required by the Capital Regulations). In addition, any repurchase of Senior Debt Securities shall be subject to the additional conditions set out under “—Additional Conditions Relating to Redemption and Repurchase of Debt Securities – Senior Debt Securities” below.

We will treat as cancelled and no longer issued and outstanding any Senior Debt Securities of any series that we purchase beneficially for our own account, other than a purchase in the ordinary course of a business dealing in securities. Unless otherwise specified in the applicable prospectus supplement, you have no right to require us to repurchase the Senior Debt Securities. Such Senior Debt Securities will stop bearing interest on the redemption date, even if you do not collect your money.

Dated Subordinated Debt Securities

Unless the applicable prospectus supplement provides otherwise, we or any member of the Group may purchase or otherwise acquire any outstanding Dated Subordinated Debt Securities of any series at any price in the open market or otherwise in accordance with the Capital Regulations, and subject to the prior consent of the PRA and/or the Relevant U.K. Resolution Authority (in either case, if such consent is then required by the Capital Regulations). In addition, any repurchase of Dated Subordinated Debt Securities shall be subject to the additional conditions set out under “—Additional Conditions Relating to Redemption and Repurchase of Debt Securities – Dated Subordinated Debt Securities” below.

We will treat as cancelled and no longer issued and outstanding any Dated Subordinated Debt Securities of any series that we purchase beneficially for our own account, other than a purchase in the ordinary course of a business dealing in securities. Unless otherwise specified in the applicable prospectus supplement, you have no right to require us to repurchase the Dated Subordinated Debt Securities. Such Dated Subordinated Debt Securities will stop bearing interest on the redemption date, even if you do not collect your money.

Additional Conditions Relating to Redemption and Repurchase of Debt Securities

Senior Debt Securities

Any early redemption or repurchase of a particular series of Senior Debt Securities shall be subject to one of the following conditions in (1), (2) or (3) below being met, as applicable to such Senior Debt Securities, in each case, if and to the extent then required by the Capital Regulations:

(1) before or at the same time as such redemption or repurchase of the Senior Debt Securities, we replace such Senior Debt Securities with “own funds instruments” or “eligible liabilities instruments” (each as defined below) of equal or higher quality at terms that are sustainable for our income capacity; or

(2) we have demonstrated to the satisfaction of the Relevant U.K. Resolution Authority that our “own funds” and “eligible liabilities” (each as defined below) would, following such redemption or repurchase, exceed the requirements for own funds and eligible liabilities laid down in U.K. CRD and in the U.K. legislation that implemented EU Directive 2014/59/EU, as amended from time to time, by a margin that the Relevant U.K. Resolution Authority, in agreement with the PRA, considers necessary; or

(3) we have demonstrated to the satisfaction of the Relevant U.K. Resolution Authority that the partial or full replacement of the Senior Debt Securities with own funds instruments is necessary to ensure compliance with the own funds requirements in U.K. CRD for continuing authorization.

Notwithstanding the conditions set out above, if, at the time of any such redemption or repurchase, the Capital Regulations permit the redemption or repurchase of a particular series of Senior Debt Securities only after compliance with one or more alternative or additional pre-conditions to those set out above, we will comply with such other and/or, as appropriate, additional pre-condition(s).

“eligible liabilities” has the meaning given to such term in the Banking Act and “eligible liabilities instruments” means eligible liabilities instruments for the purposes of the Capital Regulations.

“own funds” has the meaning given to such term in the U.K. CRD Regulation as interpreted and applied in accordance with the Capital Regulations. Under the U.K. CRD Regulation, as at the date hereof, “own funds” means the sum of Tier 1 Capital and Tier 2 Capital.

“own funds instruments” has the meaning given to such term in the U.K. CRD Regulation as interpreted and applied in accordance with the Capital Regulations. Under the U.K. CRD Regulation, as at the date hereof, “own funds instruments” means capital instruments issued by the institution that qualify as Common Equity Tier 1, Additional Tier 1 or Tier 2 instruments.

“Common Equity Tier 1, Additional Tier 1 or Tier 2 instruments” means Common Equity Tier 1, Additional Tier 1 or Tier 2 instruments, respectively, for purposes of the Capital Regulations.

Dated Subordinated Debt Securities

Any early redemption or repurchase of a particular series of Dated Subordinated Debt Securities shall be subject to:

(A) one of the following conditions in (1) or (2) below being met, as applicable to such Dated Subordinated Debt Securities, in each case, if and to the extent then required by the Capital Regulations:

(1) before or at the same time as such redemption or repurchase of the Dated Subordinated Debt Securities, we replace such Dated Subordinated Debt Securities with “own funds instruments” of equal or higher quality at terms that are sustainable for our income capacity; or

(2) we have demonstrated to the satisfaction of the PRA that our “own funds” and “eligible liabilities” would, following such redemption or repurchase, exceed the relevant requirements for our own funds and eligible liabilities laid down in U.K. CRD and in the U.K legislation that implemented EU Directive 2014/59/EU, as amended from time to time, by a margin that the PRA considers necessary.

(B) in the case of any such early redemption or repurchase of a particular series of Dated Subordinated Debt Securities before five years after the date of issuance of the relevant series of Dated Subordinated Debt Securities, one of the following conditions in (1), (2), (3) or (4) below being met, in each case, if and to the extent then required by the Capital Regulations:

(1) in the case of redemption due to the occurrence of a change in the regulatory classification of the relevant Dated Subordinated Debt Securities that does or would be likely to result in their exclusion from own funds or reclassification as own funds of lower quality (i) the PRA considers such change to be sufficiently certain and (ii) we demonstrate to the satisfaction of the PRA that such regulatory reclassification was not reasonably foreseeable at the time of the issuance of the relevant Dated Subordinated Debt Securities; or

(2) in the case of redemption due to the occurrence of a Tax Event, we demonstrate to the satisfaction of the PRA that such Tax Event is material and was not reasonably foreseeable at the time of issuance of the relevant Dated Subordinated Debt Securities; or

(3) before or at the same time as such redemption or repurchase of the relevant Dated Subordinated Debt Securities, we replace such Dated Subordinated Debt Securities with own funds instruments of equal or higher quality at terms that are sustainable for our income capacity and the PRA has permitted that action on the basis of the determination that it would be beneficial from a prudential point of view and justified by exceptional circumstances; or

(4) the relevant Dated Subordinated Debt Securities are repurchased for market making purposes.

Notwithstanding the conditions set out above, if, at the time of any such redemption or repurchase, the Capital Regulations permit the redemption or repurchase of a particular series of Dated Subordinated Debt Securities only after compliance with one or more alternative or additional pre-conditions to those set out above, we will comply with such other and/or, as appropriate, additional pre-condition(s).

Modification and Waiver

We and the trustee may make certain modifications and amendments to the indenture applicable to each series of debt securities without the consent of the holders of the debt securities. We may make other modifications and amendments with the consent of the holder(s) of not less than, in the case of the Senior Debt Securities, a majority of or, in the case of the Dated Subordinated Debt Securities, 66 2/3% in aggregate principal amount of the debt securities of the series outstanding under the applicable indenture that are affected by the modification or amendment. However, we may not make any modification or amendment without the consent of the holder of each affected debt security that would:

•	change the terms of any debt security to change the stated maturity date of its principal amount;

•	change the principal amount of, or any premium, or rate of interest, with respect to any debt security;

•	reduce the amount of principal on a Discount Senior Debt Security that would be due and payable upon an acceleration of the maturity date of any series of debt securities;

•	change our obligation, or any successor’s, to pay Debt Security Additional Amounts;

•	change the places at which payments are payable or the currency of payment;

•	impair the right to sue for the enforcement of any payment due and payable;

•

reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the relevant indenture or to waive compliance with certain provisions of the relevant indenture and any past Senior Enforcement Event or Dated Subordinated Enforcement Event (in each case as defined below);

•	change our obligation to maintain an office or agency in the place and for the purposes specified in the relevant indenture;

•

modify the subordination provisions, if any, or the terms and conditions of our obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities, in either case in a manner adverse to the holders; or

•

modify the foregoing requirements or the provisions of the relevant indenture relating to the waiver of any past Senior Enforcement Event, Dated Subordinated Enforcement Event or covenants, except as otherwise specified.

Unless the relevant prospectus supplement provides otherwise, in addition, any variations in the terms and conditions of Dated Subordinated Debt Securities of any series, including modifications relating to the subordination or redemption provisions of such Dated Subordinated Debt Securities, can only be made in accordance with the rules and requirements of the PRA, as and to the extent applicable from time to time.

Senior Enforcement Events and Remedies; Dated Subordinated Enforcement Events and Remedies; Limitation on Suits

Senior Enforcement Events and Remedies

Winding-up

Unless the relevant prospectus supplement provides otherwise, if a Senior Winding-up Event occurs, the outstanding principal amount of the Senior Debt Securities of any series together with any accrued but unpaid interest thereon will become immediately due and payable.

A “Senior Winding-up Event” with respect to the Senior Debt Securities of any series shall result if (i) a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within thirty (30) days of the making of such order, (ii) our shareholders adopt an effective resolution for our winding-up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency) or (iii) following the appointment of an administrator of the Issuer, the administrator gives notice that it intends to declare and distribute a dividend.

Non-payment

If we fail to pay any amount that has become due and payable under the Senior Debt Securities of the relevant series and such failure continues for fourteen (14) days, the trustee may give us notice of such failure. If within a period of fourteen (14) days following the provision of such notice, the failure continues and has not been cured nor waived (a “Senior Non-Payment Event”), the trustee may at its discretion and without further notice to us institute proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding-up and/or prove in our winding-up and/or claim in our liquidation or administration.

Limited remedies for breach of obligations (other than non-payment)

In addition to the remedies for non-payment provided above, the trustee may, without further notice, institute such proceedings against us as the trustee may deem fit to enforce any term, obligation or condition binding on us under the relevant series of Senior Debt Securities or the Senior Debt Securities Indenture (other than any payment obligation of the Issuer under or arising from the Senior Debt Securities of such series or the Senior Debt Securities Indenture, including, without limitation, payment of any principal or interest, including

Debt Security Additional Amounts) (such obligation, a “Senior Performance Obligation”); provided always that the trustee (acting on behalf of the holders of the Senior Debt Securities of such series) and the holders of such Senior Debt Securities may not enforce, and may not be entitled to enforce or otherwise claim, against us any judgment or other award given in such proceedings that requires the payment of money by us, whether by way of damages or otherwise (a “Senior Monetary Judgment”), except by proving such Senior Monetary Judgment in our winding-up and/or by claiming such Senior Monetary Judgment in our administration.

By its acquisition of the Senior Debt Securities of any series, each holder of such Senior Debt Securities acknowledges and agrees that such holder will not seek to enforce or otherwise claim, and will not direct the trustee (acting on behalf of the holders of such Senior Debt Securities) to enforce or otherwise claim, a Senior Monetary Judgment against us in connection with our breach of a Senior Performance Obligation, except by proving such Senior Monetary Judgment in our winding-up and/or by claiming such Senior Monetary Judgment in our administration.

No other remedies

Other than the limited remedies specified herein under “Senior Enforcement Events and Remedies” and subject to “—Trust Indenture Act remedies” below, no remedy against us will be available to the trustee (acting on behalf of the holders of the Senior Debt Securities of any series) or the holders of such Senior Debt Securities whether for the recovery of amounts owing in respect of such Senior Debt Securities or under the Senior Debt Securities Indenture or in respect of any breach by us of any of our obligations under or in respect of the terms of such Senior Debt Securities or under the Senior Debt Securities Indenture in relation thereto; provided, however, that such limitation shall not apply to our obligations to pay the fees and expenses of, and to indemnify, the trustee (including fees and expenses of trustee’s counsel).

Trust Indenture Act remedies

Notwithstanding the limitation on remedies specified herein under “Senior Enforcement Events and Remedies,” (1) the trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of the Senior Debt Securities of any series under the provisions of the Senior Debt Securities Indenture and (2) nothing shall impair the right of a holder of the Senior Debt Securities of any series under the Trust Indenture Act, absent such holder’s consent, to sue for any payment due but unpaid with respect to the relevant Senior Debt Securities. No holder of Senior Debt Securities of any series shall be entitled to proceed directly against us except as described below under “—Limitation on Suits.”

Under the terms of the Senior Debt Securities Indenture, the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the Senior Debt Securities is not a Senior Enforcement Event.

Trustee’s Duties—Senior Debt Securities

In case of a Senior Enforcement Event under the Senior Debt Securities Indenture of which a responsible officer of the trustee shall have received written notice at the corporate trust office of the trustee, the trustee shall exercise such of the rights and powers vested in it by the Senior Debt Securities Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. For these purposes, a “Senior Enforcement Event” shall occur (i) upon the occurrence of a Senior Winding-up Event, (ii) upon the occurrence of a Senior Non-Payment Event or (iii) upon a breach by us of a Senior Performance Obligation with respect to the relevant series of the Senior Debt Securities. Holders of a majority of the aggregate principal amount of the outstanding Senior Debt Securities may waive any past Senior Enforcement Event specified in clause (iii) in the preceding sentence but may not waive any past Senior Enforcement Event specified in clauses (i) and (ii) in the preceding sentence.

If a Senior Enforcement Event occurs and is continuing with respect to the Senior Debt Securities of any series, the trustee will have no obligation to take any action at the direction of any holders of such series of the Senior Debt Securities, unless they have offered the trustee security or indemnity satisfactory to the trustee in its sole discretion. Subject to the foregoing sentence, the holders of a majority in aggregate principal amount of the outstanding Senior Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of the Senior Debt Securities. However, this direction (a) must not be in conflict with any rule of law or the Senior Debt Securities Indenture and (b) must not be unjustly prejudicial to the holder(s) of such series of the Senior Debt Securities not taking part in the direction, in the case of either (a) or (b) as determined by the trustee in its sole discretion. The trustee may also take any other action, consistent with the direction, that it deems proper.

The trustee will, within ninety (90) days of a Senior Enforcement Event with respect to the Senior Debt Securities of any series, give to each affected holder of the Senior Debt Securities of the affected series notice of any Senior Enforcement Event known to the trustee, unless the Senior Enforcement Event has been cured or waived. However, the trustee will be entitled to withhold notice if a trust committee of responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holders.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the Senior Debt Securities Indenture.

Dated Subordinated Enforcement Events and Remedies

Winding-up

Unless the relevant prospectus supplement provides otherwise, if a Dated Subordinated Winding-up Event occurs, the outstanding principal amount of the Dated Subordinated Debt Securities of any series together with any accrued but unpaid interest thereon will become immediately due and payable, subject to the subordination provisions described above under “—Ranking.”

A “Dated Subordinated Winding-up Event” with respect to the Dated Subordinated Debt Securities of any series shall result if (i) a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within thirty (30) days of the making of such order, (ii) our shareholders adopt an effective resolution for our winding-up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency) or (iii) following the appointment of an administrator of the Issuer, the administrator gives notice that it intends to declare and distribute a dividend.

Non-payment

If we fail to pay any amount that has become due and payable under the relevant Dated Subordinated Debt Securities and such failure continues for fourteen (14) days, the trustee may give us written notice of such failure.

If within a period of fourteen (14) days following the provision of such notice, the failure continues and has not been cured nor waived (a “Dated Subordinated Non-Payment Event”), the trustee may at its discretion and without further notice to us institute proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding-up and/or prove in our winding-up and/or claim in our liquidation or administration.

Limited remedies for breach of obligations (other than non-payment)

In addition to the remedies for non-payment provided above, the trustee may, without further notice, institute such proceedings against us as the trustee may deem fit to enforce any term, obligation or condition binding on us under the relevant Dated Subordinated Debt Securities or the Dated Subordinated Debt Securities Indenture (other than any payment obligation of the Issuer under or arising from such Dated Subordinated Debt Securities or the Dated Subordinated Debt Securities Indenture, including, without limitation, payment of any principal or interest, including Debt Security Additional Amounts) (such obligation, a “Dated Subordinated Performance Obligation”); provided always that the trustee (acting on behalf of the holders of such Dated

Subordinated Debt Securities) and the holders of such Dated Subordinated Debt Securities may not enforce, and may not be entitled to enforce or otherwise claim, against us any judgment or other award given in such proceedings that requires the payment of money by us, whether by way of damages or otherwise (a “Dated Subordinated Monetary Judgment”), except by proving such Dated Subordinated Monetary Judgment in our winding-up and/or by claiming such Dated Subordinated Monetary Judgment in our administration.

By its acquisition of the Dated Subordinated Debt Securities of any series, each holder of such Dated Subordinated Debt Securities acknowledges and agrees that such holder will not seek to enforce or otherwise claim, and will not direct the trustee (acting on behalf of the holders of such Dated Subordinated Debt Securities) to enforce or otherwise claim, a Dated Subordinated Monetary Judgment against us in connection with our breach of a Dated Subordinated Performance Obligation, except by proving such Dated Subordinated Monetary Judgment in our winding-up and/or by claiming such Dated Subordinated Monetary Judgment in our administration.

No other remedies

Other than the limited remedies specified herein under “Dated Subordinated Enforcement Events and Remedies” and subject to “—Trust Indenture Act remedies” below, no remedy against us will be available to the trustee (acting on behalf of the holders of the Dated Subordinated Debt Securities of any series) or the holders of such Dated Subordinated Debt Securities whether for the recovery of amounts owing in respect of such Dated Subordinated Debt Securities or under the Dated Subordinated Debt Securities Indenture or in respect of any breach by us of any of our obligations under or in respect of the terms of such Dated Subordinated Debt Securities or under the Dated Subordinated Debt Securities Indenture in relation thereto; provided, however, that such limitation shall not apply to our obligations to pay the fees and expenses of, and to indemnify, the trustee (including fees and expenses of trustee’s counsel) and the trustee’s rights to apply money collected to first pay its fees and expenses shall not be subject to the subordination provisions set forth in the Dated Subordinated Debt Securities Indenture and any subordination provision in any supplemental indenture thereto.

Trust Indenture Act remedies

Notwithstanding the limitation on remedies specified herein under “Dated Subordinated Enforcement Events and Remedies,” (1) the trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of the Dated Subordinated Debt Securities of any series under the provisions of the Dated Subordinated Debt Securities Indenture and (2) nothing shall impair the right of a holder of the Dated Subordinated Debt Securities of any series under the Trust Indenture Act, absent such holder’s consent, to sue for any payment due but unpaid with respect to the relevant Dated Subordinated Debt Securities; provided that, in the case of each of (1) and (2) above, any payments in respect of, or arising from, the Dated Subordinated Debt Securities of any series, including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of such Dated Subordinated Debt Securities, are subject to the subordination provisions set forth in the Dated Subordinated Debt Securities Indenture and any subordination provisions in any supplemental indenture thereto.

Under the terms of the Dated Subordinated Debt Securities Indenture, the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the Dated Subordinated Debt Securities is not a Dated Subordinated Enforcement Event.

Trustee’s Duties—Dated Subordinated Debt Securities

In case of a Dated Subordinated Enforcement Event under any series of the Dated Subordinated Debt Securities, the trustee shall exercise such of the rights and powers vested in it by the Dated Subordinated Debt Securities Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. For these purposes, a “Dated Subordinated Enforcement Event” shall occur (i) upon the occurrence of Dated Subordinated Winding-up Event, (ii) upon the occurrence of a Dated Subordinated Non-Payment Event or (iii) upon a breach by us of a Dated

Subordinated Performance Obligation with respect to the relevant series of the Dated Subordinated Debt Securities. Holders of a majority of the aggregate principal amount of the outstanding Dated Subordinated Debt Securities of a series may waive any past Dated Subordinated Enforcement Event specified in clause (iii) in the preceding sentence but may not waive any past Dated Subordinated Enforcement Event specified in clauses (i) and (ii) in the preceding sentence.

If a Dated Subordinated Enforcement Event occurs and is continuing with respect to any series of the Dated Subordinated Debt Securities, the trustee will have no obligation to take any action at the direction of any holders of such series of the Dated Subordinated Debt Securities, unless they have offered the trustee security or indemnity satisfactory to the trustee in its sole discretion. The holders of a majority in aggregate principal amount of the outstanding Dated Subordinated Debt Securities of a series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of the Dated Subordinated Debt Securities. However, this direction (a) must not be in conflict with any rule of law or the Dated Subordinated Debt Securities Indenture and (b) must not be unjustly prejudicial to the holder(s) of such series of the Dated Subordinated Debt Securities not taking part in the direction, in the case of either (a) or (b) as determined by the trustee in its sole discretion. The trustee may also take any other action, consistent with the direction, that it deems proper.

The trustee will, within ninety (90) days of a Dated Subordinated Enforcement Event with respect to the Dated Subordinated Debt Securities of any series, give to each affected holder of the Dated Subordinated Debt Securities of the affected series notice of any Dated Subordinated Enforcement Event known to the trustee, unless the Dated Subordinated Enforcement Event has been cured or waived. However, the trustee will be entitled to withhold notice if a trust committee of responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holders.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the Dated Subordinated Debt Securities Indenture.

Limitation on Suits

Before a holder of debt securities may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the debt securities, the following must occur:

•

The holder must give the trustee written notice that a Senior Enforcement Event or a Dated Subordinated Enforcement Event, as applicable, has occurred and remains uncured, specifying such default and stating that such notice is a “Notice of Default” under the Senior Debt Securities Indenture or Dated Subordinated Debt Securities Indenture, as applicable.

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The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and the holder must offer to the trustee indemnity or security satisfactory to the trustee in its sole discretion against the cost and other liabilities of taking that action.

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The trustee must not have taken action for sixty (60) days after receipt of the above notice and offer of security or indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding debt securities of the relevant series during that period.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the debt securities.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive any past Senior Enforcement Event or Dated Subordinated Enforcement Event, as applicable, as described below in “Description of Certain Provisions Relating to Debt Securities and Contingent Capital Securities—Legal Ownership; Form of Securities.”

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the debt securities, consolidate or amalgamate with, merge into or transfer or lease our assets substantially as an entirety to, any person of the persons specified in the applicable indenture. However, any successor person formed by any consolidation, amalgamation or merger, or any transferee or lessee of our assets, must assume our obligations on the debt securities and the applicable indenture, and a number of other conditions must be met.

Subject to applicable law and regulation (and if and to the extent required by the Capital Regulations at such time, the prior consent of the PRA and/or the Relevant U.K. Resolution Authority in the case of the Dated Subordinated Debt Securities or the Relevant U.K. Resolution Authority in the case of the Senior Debt Securities), any of our wholly owned subsidiaries may assume our obligations under the debt securities of any series without the consent of any holder. We, however, must irrevocably guarantee (on a subordinated basis in substantially the manner described under “—Ranking—Dated Subordinated Debt Securities” above, in the case of Dated Subordinated Debt Securities) the obligations of the subsidiary under the debt securities of that series. If we do, all of our direct obligations under the debt securities of the series and the applicable indenture shall immediately be discharged. Unless the relevant prospectus supplement provides otherwise, any Debt Security Additional Amounts under the debt securities of the series will be payable in respect of Taxes imposed by the jurisdiction in which the successor entity is organized, rather than Taxes imposed by a U.K. Taxing Jurisdiction, subject to exceptions equivalent to those that apply to any obligation to pay Debt Security Additional Amounts in respect of Taxes imposed by a U.K. Taxing Jurisdiction. However, if we make payment under this guarantee, we shall also be required to pay Debt Security Additional Amounts related to taxes (subject to the exceptions set forth in “—Payment of Debt Security Additional Amounts” above) imposed by a U.K. Taxing Jurisdiction due to this guarantee payment. A subsidiary that assumes our obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described under “—Redemption” above with respect to any change or amendment to, or change in the official application of the laws or regulations (including any treaty) of the assuming corporation’s jurisdiction of incorporation as long as the change or amendment occurs after the date of the subsidiary’s assumption of our obligations.

The U.S. Internal Revenue Service (the “IRS”) might deem an assumption of our obligations as described above to be an exchange of the existing debt securities for new debt securities, resulting in a recognition of taxable gain or loss and possibly other adverse tax consequences. Investors should consult their tax advisors regarding the tax consequences of such an assumption.

Governing Law

Unless the applicable prospectus supplement provides otherwise, the debt securities, the Senior Debt Securities Indenture and the Dated Subordinated Debt Securities Indenture will be governed by and construed in accordance with the laws of the State of New York, except that, as specified in the relevant indenture, any applicable subordination provisions of each series of Dated Subordinated Debt Securities and any applicable provisions relating to waiver of set-off of each series of debt securities and the related provisions in the relevant indenture will be governed by and construed in accordance with English law.

Notices

Notices regarding the debt securities will be valid:

•	with respect to global debt securities if given in accordance with the applicable procedures of the depositary for such global debt securities; or

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if registered debt securities are affected, if given in writing and mailed to each registered holder as provided in the applicable Senior Debt Securities Indenture or Dated Subordinated Debt Securities Indenture, as applicable.

With respect to a global debt security representing any series of debt securities, a copy of all notices with respect to such series will be delivered to the depositary for such global debt security.

The Trustee

The Bank of New York Mellon acting through its London Branch, will be the trustee under the indentures. The trustee has two principal functions:

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first, it can enforce a holder’s rights against us if we default on debt securities issued under the relevant indenture. There are some limitations on the extent to which the trustee acts on a holder’s behalf, described under “—Senior Enforcement Events and Remedies; Dated Subordinated Enforcement Events and Remedies; Limitation on Suits”; and

•	second, the trustee performs administrative duties for us, such as sending the holder’s interest payments, transferring debt securities to a new buyer and sending notices to holders.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee in the ordinary course of our respective businesses.

Consent to Service

The indentures provide that we irrevocably designate Barclays Bank PLC (New York Branch), 745 Seventh Avenue, New York, New York 10019, Attention: General Counsel as our authorized agent for service of process in any proceeding arising out of or relating to the Senior Debt Securities Indenture or Dated Subordinated Debt Securities Indenture, as applicable, or debt securities brought in any federal or state court in the Borough of Manhattan, the City of New York, and we irrevocably submit to the jurisdiction of these courts.

DESCRIPTION OF CONTINGENT CAPITAL SECURITIES

The following is a summary of the general terms of the contingent capital securities (as defined below). It sets forth possible terms and provisions for each series of contingent capital securities. Each time that we offer contingent capital securities, we will prepare and file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement may contain additional terms and provisions of those contingent capital securities. If there is any inconsistency between the terms and provisions presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here.

As used in this prospectus, “contingent capital securities” means the subordinated securities of Barclays PLC which may be convertible into ordinary shares of Barclays PLC or which may be permanently written down to zero that the trustee authenticates and delivers under the applicable indenture. The contingent capital securities will not be secured by any assets or property of Barclays PLC or any of its subsidiaries or affiliates (including Barclays Bank PLC, its subsidiary).

Contingent capital securities will be issued in one or more series under the Contingent Capital Securities Indenture dated as of August 14, 2018, among us, The Bank of New York Mellon, London Branch, as trustee and The Bank of New York Mellon SA/NV, Luxembourg Branch, as contingent capital security registrar (as heretofore supplemented and amended, the “Contingent Capital Securities Indenture”). The terms of the contingent capital securities include those stated in the Contingent Capital Securities Indenture and any supplements thereto, and those terms made part of the Contingent Capital Securities Indenture by reference to the Trust Indenture Act. We have filed the Contingent Capital Securities Indenture as an exhibit to the registration statement of which this prospectus is a part.

Because this section is a summary, it does not describe every aspect of the contingent capital securities in detail. This summary is subject to, and qualified by reference to, all of the definitions and provisions of the Contingent Capital Securities Indenture, any supplement to the Contingent Capital Securities Indenture and the form of the instrument representing each series of contingent capital securities. Certain terms, unless otherwise defined here, have the meaning given to them in the Contingent Capital Securities Indenture.

References to “you” and “holder” in the subsections to this section “Description of Contingent Capital Securities,” entitled “—Interest Cancellation,” “—Ranking of Contingent Capital Securities,” “—No Set-off,” “—Agreement with Respect to the Exercise of U.K. Bail-in Power,” “—Subsequent Holders’ Agreement,” “—Payment of Contingent Capital Additional Amounts,” “—Contingent Capital Enforcement Events and Remedies—Limited remedies for breach of obligations (other than non-payment)” and “—Contingent Capital Enforcement Events and Remedies—No other remedies” below, include beneficial owners of the contingent capital securities.

General

The contingent capital securities are not deposit liabilities of Barclays PLC and are not insured by any regulatory body of the United States or the United Kingdom.

Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon its liquidation will be subject to the prior claims of the subsidiaries’ creditors, including, in the case of our bank subsidiaries, their respective depositors, except, in our case, to the extent that we may ourselves be a creditor with recognized claims against the relevant subsidiary.

The Contingent Capital Securities Indenture does not limit the amount of contingent capital securities that we may issue. We may issue the contingent capital securities in one or more series, or as units comprised of two or more related series. A series of contingent capital securities will be perpetual (i.e., without a maturity date).

The prospectus supplement will indicate for each series or of two or more related series of contingent capital securities:

•	the issue date;

•	the maturity date, if any;

•	the specific designation and aggregate principal amount of the contingent capital securities;

•	any limit on the aggregate principal amount of the contingent capital securities that may be authenticated or delivered;

•	the person to whom any interest on any contingent capital security may be payable, if other than the holder on the relevant record date;

•	whether the contingent capital securities are intended to qualify as capital for capital adequacy purposes;

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the ranking of the contingent capital securities relative to our issued debt and equity, including to what extent they may rank junior in right of payment to other of our obligations or in any other manner, if different from the relevant provisions in the Contingent Capital Securities Indenture;

•	the prices at which we will issue the contingent capital securities;

•	if interest is payable, the interest rate or rates, or how to calculate the interest rate or rates, and under what circumstances interest is payable;

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provisions, if any, for the cancellation of any interest payment at our discretion or under other circumstances, if different from the interest cancellation provisions and restrictions on interest payments set forth in the Contingent Capital Securities Indenture;

•	limitations, if any, on our ability to pay principal or interest in respect of the contingent capital securities, including situations whereby we may be prohibited from making such payments;

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provisions, if any, for write-downs in the principal amount of the contingent capital securities and the effect, if any, of such write-downs on interest payable on such contingent capital securities and any additional or other provisions relating to such write-down, including any triggering event that may give rise to such write-down (which may include, but shall not be limited to, certain regulatory capital events) and the terms upon which such write-down should occur;

•	provisions, if any, for the discharge and defeasance of contingent capital securities of any series;

•	any condition applicable to payment of any principal, premium or interest on contingent capital securities of any series;

•	the dates and places at which any payments are payable;

•	the places where notices, demands to or upon us in respect of the contingent capital securities may be served and notice to holders may be published;

•	the terms of any mandatory or optional redemption and related notices;

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provisions, if any, for terms on which the contingent capital securities may or will be converted at our option or otherwise into ordinary shares or other securities of Barclays PLC (“Conversion Securities”), and, if so, the nature and terms of the Conversion Securities into which such contingent capital securities are convertible and any additional or other provisions relating to such conversion, including any triggering event that may give rise to such conversion (which may include, but shall not be limited to, certain regulatory capital events) and the terms upon which such conversion should occur;

•	any terms relating to the adjustment of the Conversion Securities into which the contingent capital securities may be converted;

•	the terms of any repurchase of the contingent capital securities;

•	the denominations in which the contingent capital securities will be issued, which may be an integral multiple of either $1,000, $25 or any other specified amount;

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the amount, or how to calculate the amount, that we will pay to the contingent capital security holder, if the contingent capital security is redeemed before its stated maturity, if any, or accelerated, or for which the trustee shall be entitled to file and prove a claim to the extent so permitted;

•	whether and how the contingent capital securities may or must be converted into any other type of securities, or their cash value, or a combination of these;

•	the currency or currencies in which the contingent capital securities are denominated, and in which we make any payments;

•	whether we will issue the contingent capital securities wholly or partially as one or more global contingent capital securities;

•	what conditions must be satisfied before we will issue the contingent capital securities in definitive form (“definitive contingent capital securities”);

•	any reference asset we will use to determine the amount of any payments on the contingent capital securities;

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any other or different Contingent Capital Enforcement Event (as defined below), other categories of default or covenants applicable to any of the contingent capital securities, and the relevant terms if they are different from the terms in the Contingent Capital Securities Indenture;

•	any other applicable subordination provisions if different from the subordination provisions in the Contingent Capital Securities Indenture;

•	any restrictions applicable to the offer, sale and delivery of the contingent capital securities;

•	whether we will pay Contingent Capital Additional Amounts, as defined below, on the contingent capital securities;

•	whether we will issue the contingent capital securities in registered form (“registered contingent capital securities”) or in bearer form (“bearer contingent capital securities”) or both;

•	for registered contingent capital securities, the record date for any payment of principal, interest or premium;

•	any listing of the contingent capital securities on a securities exchange;

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the extent to which holders of the contingent capital securities may exercise, claim or plead any right of set-off, compensation, counterclaim, retention or netting in respect of any amount owed to it by us arising under, or in connection with, the contingent capital securities, if different from the waiver of set-off provisions in the Contingent Capital Securities Indenture;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, calculation agents, transfer agents or registrars of any series;

•	any applicable additional or alternative provision or provisions related to the U.K. Bail-in Power;

•	any other or different terms of the contingent capital securities;

•	the terms and conditions, if any, under which we may elect to substitute or vary the terms of the contingent capital securities; and

•	what we believe are any additional material U.S. federal and U.K. tax considerations.

The prospectus supplement relating to any series of contingent capital securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended.

If we issue contingent capital securities in bearer form, the special restrictions and considerations relating to such bearer contingent capital securities, including applicable offering restrictions and U.S. tax considerations, will be described in the relevant prospectus supplement.

Contingent capital securities may bear interest at a fixed rate or a floating rate or we may issue contingent capital securities that bear no interest or that bear interest at a rate below the prevailing market interest rate.

Holders of contingent capital securities have no voting rights except as explained in this section below under “—Modification and Waiver,” “—Contingent Capital Enforcement Events and Remedies,” “—Trustee’s Duties” and “—Limitation on Suits.”

If we issue contingent capital securities that qualify as Tier 1 Capital or other regulatory capital securities for the purposes of the Capital Regulations, the terms may vary from those described in this prospectus and will be set forth in the accompanying prospectus supplement.

Market-Making Transactions. If you purchase your contingent capital security in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Barclays Capital Inc. or another of our affiliates resells a security that it has previously acquired from another holder. A market-making transaction in a particular contingent capital security occurs after the original issuance and sale of the contingent capital security.

Payments

The relevant prospectus supplement will specify the date on which we will pay interest, if any, the date, if any, for payments of principal and any premium, if any, on any particular series of contingent capital securities. The prospectus supplement will also specify the interest rate or rates, if any, or how the rate or rates will be calculated.

Interest Cancellation

Interest Payments Discretionary

Unless the relevant prospectus supplement provides otherwise, interest on the contingent capital securities will be due and payable only at the sole discretion of the Issuer, and the Issuer shall have sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any interest payment date. If the Issuer does not make an interest payment on the relevant interest payment date (or if the Issuer elects to make a payment of a portion, but not all, of such interest payment), such non-payment shall evidence the Issuer’s exercise of its discretion to cancel such interest payment (or the portion of such interest payment not paid), and accordingly such interest payment (or the portion thereof not paid) shall not be due and payable.

If the Issuer provides notice to cancel a portion, but not all, of an interest payment and the Issuer subsequently does not make a payment of the remaining portion of such interest payment on the relevant interest payment date, such non-payment shall evidence the Issuer’s exercise of its discretion to cancel such remaining portion of the interest payment, and accordingly such remaining portion of the interest payment shall also not be due and payable.

Because the contingent capital securities are intended to qualify in whole or in part as Additional Tier 1 Capital under U.K. CRD, the Issuer may cancel (in whole or in part) any interest payment at its discretion and may pay dividends on its ordinary or preference shares notwithstanding such cancellation. In addition, the Issuer may use such cancelled payments without restriction to meet its obligations as they fall due.

See also “—Agreement to Interest Cancellation,” “—Notice of Interest Cancellation” and “—Interest Cancellation Following a Contingent Capital Regulatory Event” below.

Restriction on Interest Payments

Unless the relevant prospectus supplement provides otherwise, subject to the extent permitted in the following paragraph in respect of partial interest payments, the Issuer shall not make an interest payment on the relevant series of contingent capital securities on any interest payment date (and such interest payment shall therefore be deemed to have been cancelled and thus shall not be due and payable on such interest payment date) if:

(a) the Issuer has an amount of Distributable Items on such interest payment date that is less than the sum of (i) all distributions or interest payments made or declared by the Issuer since the end of the last financial year and prior to such interest payment date on or in respect of any Parity Securities, the relevant series of contingent capital securities and any Junior Securities and (ii) all distributions or interest payments payable by the Issuer (and not cancelled or deemed cancelled) on such interest payment date (x) on the relevant series of contingent capital securities and (y) on or in respect of any Parity Securities, in the case of each of (i) and (ii), excluding any payments already accounted for in determining the Distributable Items; or

(b) the Solvency Condition (as defined under “—Ranking of Contingent Capital Securities” below) is not satisfied in respect of such interest payment.

The Issuer may, in its sole discretion, elect to make a partial interest payment on the relevant series of contingent capital securities on any interest payment date, only to the extent that such partial interest payment may be made without breaching the restriction in the preceding paragraph.

The Issuer will be responsible for determining compliance with this restriction on interest payments and neither the trustee nor any agent shall be required to monitor such compliance or to perform any calculations in connection therewith.

“Distributable Items” shall have the meaning assigned to such term in the Capital Regulations, but amended so that for so long as there is any reference therein to “before distributions to holders of own funds instruments” it shall be read as a reference to “before distributions to holders of Parity Securities, the contingent capital securities or any Junior Securities.” Under U.K. CRD, as at the date hereof, “distributable items” means the amount of the profits at the end of the last financial year plus any profits brought forward and reserves available for that purpose before distributions to holders of own funds instruments less any losses brought forward, any profits which are non-distributable pursuant to the law of the United Kingdom, or any part of it, or of a third country or the institution’s by-laws and any sums placed to non-distributable reserves in accordance with the law of the United Kingdom, or any part of it, or of a third country or the statutes of the institution, in each case with respect to the specific category of own fund instruments to which the law of the United Kingdom, or any part of it, or of a third country or the institution’s by-laws or statutes relate, such profits, losses and reserves being determined on the basis of the individual accounts of the institution and not on the basis of the consolidated accounts.

“Junior Securities” means any ordinary shares, securities or other obligations (including any guarantee, credit support or similar undertaking) of the Issuer ranking, or expressed to rank, junior to the relevant series of contingent capital securities in a winding-up or administration of the Issuer.

“Parity Securities” means any preference shares, securities or other obligations (including any guarantee, credit support or similar undertaking) of the Issuer ranking, or expressed to rank, pari passu with the relevant series of contingent capital securities in a winding-up or administration of the Issuer.

See also “—Agreement to Interest Cancellation” and “—Notice of Interest Cancellation” below.

Agreement to Interest Cancellation

By subscribing for, purchasing or otherwise acquiring the contingent capital securities, holders of the contingent capital securities acknowledge and agree that:

(a) interest is payable solely at the discretion of the Issuer, and no amount of interest shall become due and payable in respect of the relevant interest period to the extent that it has been (x) cancelled (in whole or in part) by the Issuer at its sole discretion and/or (y) deemed cancelled (in whole or in part) as a result of us having insufficient Distributable Items or failing to satisfy the Solvency Condition; and

(b) a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Contingent Capital Securities Indenture shall not constitute a default in payment or otherwise under the terms of the contingent capital securities.

Subject as set out under “—Interest Cancellation Following a Contingent Capital Regulatory Event,” interest will only be due and payable on an interest payment date to the extent it is not cancelled or deemed cancelled in accordance with the provisions described under “—Interest Payments Discretionary” and “—Restriction on Interest Payments” above. Any interest cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances described above shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the contingent capital securities shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation. The Issuer may use such cancelled payments without restriction to meet its obligations as they fall due.

Notice of Interest Cancellation

If practicable, we shall provide notice of any cancellation or deemed cancellation of interest (in whole or in part) to the holders of the contingent capital securities through DTC (or, if the contingent capital securities are held in definitive form, to the holders at their addresses shown on the register for the relevant series of contingent capital securities and as may be specified in the relevant prospectus supplement) and to the trustee directly on or prior to the relevant interest payment date. If practicable, we shall endeavor to provide such notice at least five (5) business days prior to the relevant interest payment date. Failure to provide such notice will not have any impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of interest, or give holders of the contingent capital securities any rights as a result of such failure.

Interest Cancellation Following a Contingent Capital Regulatory Event

The applicable prospectus supplement may provide that, if the whole of the outstanding aggregate principal amount of the relevant series of contingent capital securities is excluded from, or ceases to count towards, the Group’s Tier 1 Capital and this constitutes a Contingent Capital Regulatory Event in respect of the relevant series of contingent capital securities, but the Issuer has not exercised its option to redeem the relevant series of contingent capital securities pursuant to the provisions described in the applicable prospectus supplement, the Issuer will not exercise its discretion as described under “—Interest Payments Discretionary” above to cancel interest that would be payable on any interest payment date following the occurrence of such Contingent Capital Regulatory Event. If, despite this undertaking, the Issuer does not make an interest payment (in whole or in part) on any such interest payment date, such payment will thereafter (notwithstanding any other term of the relevant series of contingent capital securities) be deemed not to be cancelled and to be due and payable, subject to the following paragraph.

The above provision is without prejudice to the limitations and restrictions on interest payments described under “—Restriction on Interest Payments” which will continue to apply to such series of contingent capital securities.

A “Contingent Capital Regulatory Event” means, in respect of a particular series of contingent capital securities, a change in the regulatory classification of such contingent capital securities that occurs on or after the issue date of such contingent capital securities and that does, or would be likely to, result in the whole or any part of the outstanding aggregate principal amount of the contingent capital securities of the relevant series at any time being excluded from, or ceasing to count towards, the Group’s Tier 1 Capital.

Automatic Conversion upon a Capital Adequacy Trigger Event

The applicable prospectus supplement may provide that, upon the occurrence of a Capital Adequacy Trigger Event, an Automatic Conversion (as defined below) will occur on the relevant Conversion Date (as defined below).

A “Capital Adequacy Trigger Event” will occur with respect to a particular series of contingent capital securities if the specified capital ratio, calculated in accordance with the Capital Regulations then applicable to the Group or as otherwise specified in the applicable prospectus supplement, falls below a pre-determined threshold specified for such series in the applicable prospectus supplement. Whether a Capital Adequacy Trigger Event has occurred at any time shall be determined by the Issuer and such determination will be binding on the trustee and holders of the contingent capital securities. The applicable prospectus supplement will also specify a rate of conversion, conversion price or other conversion formula for the number of ordinary shares to be issued upon an Automatic Conversion.

“Automatic Conversion” means, in respect of a particular series of contingent capital securities, the irrevocable and automatic release of all of the Issuer’s obligations under such series of contingent capital securities (other than the CSO Obligations, if any) in consideration of the Issuer’s issuance of the Conversion Shares in accordance with the terms of such contingent capital securities.

“CSO Obligations” means, with respect to a particular series of contingent capital securities, shall have the meaning set forth in the applicable prospectus supplement. “Conversion Date” with respect to a particular series of contingent capital securities, shall have the meaning set forth in the applicable prospectus supplement.

“Conversion Shares” means the ordinary shares of the Issuer to be issued following an Automatic Conversion.

Unless otherwise specified in the applicable prospectus supplement, following an Automatic Conversion the Issuer may, in its sole and absolute discretion, elect to cause all or some of the Conversion Shares to be offered to all or some of the Issuer’s ordinary shareholders at a cash price per Conversion Share that will be specified (or determined in accordance with a formula set forth) in the applicable prospectus supplement. The applicable prospectus supplement will also include the procedures relating to any such offer of Conversion Shares. Any such offer of Conversion Shares will be made subject to applicable laws and regulations (including the Securities Act) in effect at the relevant time and shall be conducted, if at all, only to the extent that the Issuer, in its sole and absolute discretion, determines that the offer of Conversion Shares is practicable.

Automatic Write-Down Upon Capital Adequacy Trigger Event

The applicable prospectus supplement may provide that, upon the occurrence of a Capital Adequacy Trigger Event (whether before or after the occurrence of a Contingent Capital Regulatory Event), an Automatic Write-Down (as defined below) will occur with respect to a particular series of contingent capital securities on the Write-Down Date (as defined below), at which point the full principal amount of each contingent capital security of such series shall be irrevocably and automatically written down to zero, any accrued but unpaid interest (and any other amounts in respect of or arising under such particular series of contingent capital securities or the Contingent Capital Securities Indenture) shall be cancelled and such contingent capital securities shall be cancelled.

“Automatic Write-Down” means the irrevocable and automatic write-down to zero of the full principal amount of each contingent capital security of the relevant series (without the need for the consent of the holders of such contingent capital securities), in accordance with the terms of the particular series of contingent capital securities.

“Write-Down Date” with respect to a particular series of contingent capital securities, shall have the meaning set forth in the applicable prospectus supplement.

Ranking of Contingent Capital Securities

Contingent capital securities will constitute our direct, unsecured and subordinated obligations ranking pari passu without any preference among themselves.

Unless the applicable prospectus supplement provides otherwise, in the event of our winding-up or administration, the rights and claims of the holders of any series of contingent capital securities in respect of, or arising from, the contingent capital securities (including any damages (if payable)) shall be subordinated to the claims of Senior Creditors.

If:

(a) an order is made, or an effective resolution is passed, for the winding-up of the Issuer (except in any such case for a solvent winding-up solely for the purpose of a merger, reconstruction or amalgamation); or

(b) following the appointment of an administrator of the Issuer, the administrator gives notice that it intends to declare and distribute a dividend,

then, (1) if such events specified in (a) or (b) above occur before the date on which a Capital Adequacy Trigger Event occurs, there shall be payable by the Issuer in respect of each such contingent capital security (in lieu of any other payment by the Issuer) such amount, if any, as would have been payable to a holder of contingent capital securities if, on the day prior to the commencement of such winding-up or administration and thereafter, such holder of contingent capital securities were the holder of the most senior class of preference shares in the capital of the Issuer, having an equal right to a return of assets in such winding-up or administration to, and so ranking pari passu with, the holders of such class of preference shares (if any) from time to time issued by the Issuer that has a preferential right to a return of assets in such winding-up or administration, and so ranking ahead of the holders of all other classes of issued shares for the time being in the capital of the Issuer, but ranking junior to the claims of Senior Creditors, and on the assumption that the amount that such holder of contingent capital securities was entitled to receive in respect of such preference shares, on a return of assets in such winding-up or administration, was an amount equal to the principal amount of the relevant contingent capital security together with any damages (if payable) and if the applicable prospectus supplement provides that “—Interest Cancellation—Interest Cancellation Following a Contingent Capital Regulatory Event” applies, Accrued Interest (as defined below) (if applicable) and (2) if such events specified in (a) or (b) above occur on or after the date on which a Capital Adequacy Trigger Event occurs but before the Conversion Date or the Write-Down Date (as applicable), then for purposes of determining the claim of a holder of contingent capital securities in such winding-up or administration, the Conversion Date in respect of an Automatic Conversion or the Write-Down Date in respect of an Automatic Write-Down (as applicable) shall be deemed to have occurred immediately before the occurrence of such events specified in (a) or (b) above.

Furthermore, other than in the event of a winding-up or administration of the Issuer specified in (a) or (b) above, payments in respect of or arising from the contingent capital securities are conditional upon the Issuer being solvent at the time of payment by the Issuer and in that no sum in respect of or arising from the contingent capital securities may fall due and be paid except to the extent that the Issuer could make such payment and still be solvent immediately thereafter (such condition referred to herein as the “Solvency Condition”). For purposes of determining whether the Solvency Condition is met, the Issuer shall be considered to be solvent at a particular point in time if (i) it is able to pay its debts owed to Senior Creditors as they fall due and (ii) the Balance Sheet Condition has been met.

An officer’s certificate executed in accordance with the Contingent Capital Securities Indenture as to the Issuer’s solvency at any particular point in time shall be treated by the Issuer, the trustee, the holders and all other interested parties as correct and sufficient evidence thereof.

Any payment of interest not due by reason of these provisions relating to ranking shall be deemed cancelled as provided under “—Interest Cancellation” above.

“Accrued Interest” means, in respect of each contingent capital security of the relevant series following the occurrence of the circumstances described under “—Interest Cancellation—Interest Cancellation Following a Contingent Capital Regulatory Event” above, if applicable, and subject to the provisions described therein, any accrued but unpaid interest on such contingent capital security, which excludes any interest cancelled or deemed cancelled as described under “—Interest Cancellation” above.

“Senior Creditors” with respect to a particular series of contingent capital securities, means creditors of the Issuer (i) who are unsubordinated creditors; (ii) whose claims are, or are expressed to be, subordinated (whether only in the event of the winding-up or administration of the Issuer or otherwise) to the claims of unsubordinated creditors of the Issuer but not further or otherwise; (iii) who are creditors in respect of any secondary non-preferential debts; or (iv) whose claims are, or are expressed to be, junior to the claims of other creditors of the Issuer, whether subordinated or unsubordinated, other than those whose claims rank, or are expressed to rank, pari passu with, or junior to, the claims of the holders of the contingent capital securities.

The “Balance Sheet Condition” shall be satisfied in relation to the Issuer if the value of its assets is at least equal to the value of its liabilities (taking into account its contingent and prospective liabilities), according to the criteria that would be applied by the High Court of Justice of England and Wales (or the relevant authority of such other jurisdiction in which the Issuer may be organized) in determining whether the Issuer is “unable to pay its debts” under section 123(2) of the Insolvency Act or any amendment or re-enactment thereof (or in accordance with the corresponding provisions of the applicable laws of such other jurisdiction in which the Issuer may be organized).

Pursuant to the Insolvency Act, the Contingent Capital Securities will constitute tertiary non-preferential debts of the Issuer and therefore both ordinary non-preferential debts and secondary non-preferential debts will rank ahead of any claims in respect of the Contingent Capital Securities.

No Set-off

Subject to applicable law and unless the applicable prospectus supplement provides otherwise, no holder of contingent capital securities may exercise, claim or plead any right of set-off, compensation, counterclaim, retention or netting in respect of any amount owed to it by us arising under, or in connection with, the contingent capital securities and the Contingent Capital Securities Indenture and each holder of contingent capital securities shall, by virtue of its holding of any contingent capital security (or any beneficial interest therein), be deemed, to the fullest extent permitted under applicable law, to have waived all such rights of set-off, compensation, counterclaim, retention and netting. Notwithstanding the foregoing, if any amounts due and payable to any holder of the contingent capital securities by us in respect of, or arising under, the contingent capital securities or the Contingent Capital Securities Indenture are discharged by set-off, compensation, counterclaim, retention or netting, such holder shall, subject to applicable law and unless the applicable prospectus supplement provide otherwise, immediately pay to us an amount equal to the amount of such discharge (or, in the event of our winding-up or administration, our liquidator or administrator, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust for us (or our liquidator or administrator, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place. By its acquisition of contingent capital securities, each holder agrees to be bound by these provisions relating to waiver of set-off, compensation, counterclaim, retention and netting. No holder of contingent capital securities shall be entitled to proceed directly against us except as described in “—Limitation on Suits” below.

Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding and to the exclusion of any other term of the contingent capital securities or any other agreements, arrangements, or understandings between the Issuer and any holder or the trustee on behalf of the holders of contingent capital securities, by acquiring contingent capital securities, each holder of contingent capital securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the Relevant U.K. Resolution Authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the contingent capital securities; (ii) the conversion of all, or a portion of, the principal amount of, or interest on, the contingent capital securities into shares or other securities or other obligations of the Issuer or another person (and the issue to, or conferral on, the holder of the contingent capital securities of such shares, securities or obligations); (iii) the cancellation of the contingent capital securities and/or (iv) the amendment or alteration of the maturity, if any, of the contingent capital securities, or amendment of the amount of interest due on the contingent capital securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the contingent capital securities solely to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-in Power. Each holder further acknowledges and agrees that the rights of the holders of the contingent capital securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority. Any issuance of ordinary shares or other securities or any write-down of any contingent capital securities pursuant to such exercise of the U.K. Bail-in Power would be separate and distinct from the issuance of ordinary shares resulting from an Automatic Conversion or the write-down of any contingent capital securities resulting from an Automatic Write-Down (as applicable). For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders of the contingent capital securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the Relevant U.K. Resolution Authority in breach of laws applicable in England.

For the purposes of the contingent capital securities, a “U.K. Bail-in Power” is any write-down, conversion, transfer, modification and/or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Issuer or other members of the Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of any applicable European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms, and/or within the context of a U.K. resolution regime under the Banking Act pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “Relevant U.K. Resolution Authority” is to any authority with the ability to exercise a U.K. Bail-in Power).

No repayment of the principal amount of the contingent capital securities or payment of interest on the contingent capital securities shall become due and payable after the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority unless such repayment or payment would be permitted to be made by the Issuer under the laws and regulations of the United Kingdom and the European Union applicable to the Issuer.

By its acquisition of the contingent capital securities, each holder of contingent capital securities, to the extent permitted by the Trust Indenture Act, waives any and all claims against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the contingent capital securities.

Upon the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the contingent capital securities, the Issuer shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. Bail-in Power for purposes of notifying holders of such occurrence. The Issuer shall also deliver a copy of such notice to the trustee for information purposes. Any delay or failure by the Issuer in delivering any notice referred to in this paragraph shall not affect the validity and enforceability of the U.K. Bail-in Power.

By its acquisition of the contingent capital securities, each holder of contingent capital securities acknowledges and agrees that the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to a particular series of contingent capital securities shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

The Issuer’s obligations to indemnify the trustee in accordance with the indentures shall survive the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the contingent capital securities.

By its acquisition of the contingent capital securities, each holder of contingent capital securities acknowledges and agrees that, upon the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority, (a) the trustee shall not be required to take any further directions from holders of the contingent capital securities under Section 5.13 (Control by Holders) of the Contingent Capital Securities Indenture, which section authorizes holders of a majority in aggregate principal amount of outstanding contingent capital securities of the relevant series of contingent capital securities to direct certain actions relating to the contingent capital securities and (b) the Contingent Capital Securities Indenture shall impose no duties upon the trustee whatsoever with respect to the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority, the contingent capital securities remain outstanding (for example, if the exercise of the U.K. Bail-in Power results in only a partial write-down of the principal of the contingent capital securities), then the trustee’s duties under the Contingent Capital Securities Indenture shall remain applicable with respect to the contingent capital securities following such completion to the extent that the Issuer and the trustee shall agree pursuant to a supplemental indenture to the Contingent Capital Securities Indenture or an amendment thereto.

By its acquisition of the contingent capital securities, each holder of contingent capital securities shall be deemed to have (a) consented to the exercise of any U.K. Bail-in Power as it may be imposed without any prior notice by the Relevant U.K. Resolution Authority of its decision to exercise such power with respect to the contingent capital securities and (b) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such contingent capital securities to take any and all necessary action, if required, to implement the exercise of any U.K. Bail-in Power with respect to the contingent capital securities as it may be imposed, without any further action or direction on the part of such holder or the trustee.

The exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the contingent capital securities shall not constitute a Contingent Capital Enforcement Event.

The relevant prospectus supplement may describe additional or alternative related provisions with respect to the U.K. Bail-in Power, including certain waivers by the holders of contingent capital securities of certain claims against the trustee, to the extent permitted by the Trust Indenture Act.

Subsequent Holders’ Agreement

Holders of contingent capital securities that acquire contingent capital securities in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein and in the applicable prospectus supplement to the same extent as the holders of contingent capital securities that acquire contingent capital securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by, and consent to, the terms of the contingent capital securities, including in relation to the U.K. Bail-in Power, the provisions described under “—Interest Cancellation,” the subordination provisions described under “—Ranking of Contingent Capital Securities,” the waiver of set-off provisions described under “—No Set-off” and the limitations on remedies specified in “—Contingent Capital Enforcement Events and Remedies—Limited remedies for breach of obligations (other than non-payment)” in this section “Description of Contingent Capital Securities.”

Payment of Contingent Capital Additional Amounts

Unless the relevant prospectus supplement provides otherwise, we will pay any amounts to be paid by us on any series of contingent capital securities without deduction or withholding for, or on account of, any and all present or future Taxes now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of any Taxing Jurisdiction, unless the deduction or withholding is required by law. Unless the relevant prospectus supplement provides otherwise, if at any time a Taxing Jurisdiction requires us to deduct or withhold Taxes, we will pay the additional amounts of, or in respect of, any interest (but not principal or any premium) on the contingent capital securities (“Contingent Capital Additional Amounts”) that are necessary so that the net amounts in respect of interest paid to the holders (excluding the beneficial owners), after the deduction or withholding, shall equal the amounts in respect of interest which would have been payable had no such deduction or withholding been required. However, we will not pay Contingent Capital Additional Amounts for Taxes:

•

that are payable because the holder of the contingent capital securities is a domiciliary, national or resident of, or engages in business or maintains a permanent establishment or is physically present in, a Taxing Jurisdiction requiring that deduction or withholding, or otherwise has some connection with the Taxing Jurisdiction other than the holding or ownership of the contingent capital security, or the collection of any payment of, or in respect of any interest on, the contingent capital securities of the relevant series;

•	that are payable because (except in the case of our winding-up in England) the relevant contingent capital security is presented for payment in the United Kingdom;

•

that are payable because the relevant contingent capital security is presented for payment more than thirty (30) days after the date payment became due or was provided for, whichever is later, except to the extent that the holder of the relevant contingent capital security would have been entitled to the Contingent Capital Additional Amounts on presenting the contingent capital security for payment at the close of such 30-day period;

•

that are payable because the holder of the relevant contingent capital securities or the beneficial owner of any payment of (or in respect of) any interest on contingent capital securities failed to make any necessary claim or to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of such holder or beneficial owner, if such claim or compliance is required by statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a condition to relief or exemption from such Taxes; or

•

if the Taxes would not have been imposed or would have been excluded under one of the preceding points if the beneficial owner of, or person ultimately entitled to obtain an interest in, the contingent capital securities had been the holder of the contingent capital securities.

Whenever we refer in this prospectus and any prospectus supplement to the payment of any interest on or in respect of, any contingent capital securities of any series, we mean to include the payment of Contingent Capital Additional Amounts to the extent that, in context, Contingent Capital Additional Amounts are, were or would be payable. However, for the avoidance of doubt, any limitations and restrictions on interest payments described under “—Interest Cancellation” shall apply to any Contingent Capital Additional Amounts mutatis mutandis.

For the avoidance of doubt, unless the relevant prospectus supplement provides otherwise, any amounts to be paid by us or any paying agent on the contingent capital securities will be paid net of any FATCA Withholding Tax, and neither we nor any paying agent will be required to pay Contingent Capital Additional Amounts on account of any FATCA Withholding Tax.

Unless the relevant prospectus supplement provides otherwise, any paying agent shall be entitled to make a deduction or withholding from any payment which it makes under the contingent capital securities and the Contingent Capital Securities Indenture for or on account of any Applicable Law. In either case, the paying agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. In all cases, the paying agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the paying agent under this paragraph will be treated as paid to the holder of a contingent capital security, and we will not pay Contingent Capital Additional Amounts in respect of such deduction or withholding, except to the extent the provisions in this subsection “—Payment of Contingent Capital Additional Amounts” explicitly provide otherwise.

Redemption

Any terms of the redemption of any series of contingent capital securities, whether at our option or upon the occurrence of certain circumstances (including, but shall not be limited to, the occurrence of certain tax or regulatory events), will be set forth in the relevant prospectus supplement.

The prospectus supplement will also specify the notice we will be required to give, what prices and any premium we will pay, and the dates on which we may redeem the contingent capital securities. Any notice of redemption of contingent capital securities will state:

•	the date fixed for redemption;

•	the amount of contingent capital securities to be redeemed if we are only redeeming a part of the series;

•	the redemption price;

•

that on the date fixed for redemption the redemption price will become due and payable on each contingent capital security to be redeemed and, if applicable, that any interest will cease to accrue on or after the redemption date;

•	the place or places at which each holder may obtain payment of the redemption price; and

•	the CUSIP number or numbers, if any, with respect to the contingent capital securities.

In the case of a partial redemption, the trustee shall select the contingent capital securities that we will redeem in any manner it deems fair and appropriate.

Any optional redemption of contingent capital securities will also be subject to the provisions described under “—Notice of Redemption of Contingent Capital Securities” and “—Condition to Redemption of Contingent Capital Securities” below.

Redemption for Tax Reasons. Unless the relevant prospectus supplement provides otherwise, we may, at our option, redeem the contingent capital securities of any series, in whole but not in part, at any time, upon not less than fifteen (15) nor more than sixty (60) days’ notice (or the shorter or longer notice period specified in the relevant prospectus supplement) to the holders at any time, at a redemption price equal to 100% of their principal amount of the contingent capital securities to be redeemed, together with any accrued but unpaid interest (which excludes any interest cancelled or deemed cancelled under “—Interest Cancellation” above) to (but excluding) the date fixed for redemption, if we determine that as a result of a change in, or amendment to, the laws or regulations of a taxing jurisdiction, including any treaty to which the relevant taxing jurisdiction is a party, or a change in an official application of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the issue date of the relevant series of contingent capital securities (or which becomes effective on or after the date of a successor entity’s assumption of our obligations), (i) we will or would be required to pay holders Contingent Capital Additional Amounts; (ii) we would not be entitled to claim a deduction in respect of any payments in respect of the relevant series of contingent capital securities in computing our taxation liabilities or the value of the deduction would be materially reduced; (iii) we would not, as a result of the relevant series of contingent capital securities being in issue, be able to have losses or deductions set-off against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which we are or would otherwise be so grouped for applicable U.K. tax purposes (whether under the group relief system current as at the issue date of the relevant series of contingent capital securities or any similar system or systems having like effect as may from time to time exist); (iv) we would, in the future, have to bring into account a taxable credit if the principal amount of the relevant series of contingent capital securities were written down or the relevant series of contingent capital securities were converted into Conversion Shares; or (v) the relevant series of contingent capital securities or any part thereof would become treated as derivative or an embedded derivative for U.K. tax purposes, (each such change in tax law or regulation or the official application thereof, a “Tax Event” for purposes of this “Description of Contingent Capital Securities” section), provided that in the case of each Tax Event, the consequences of the Tax Event cannot be avoided by us taking reasonable measures available to us.

In each case and unless the relevant prospectus supplement provides otherwise, before we give a notice of redemption, we shall be required to deliver to the trustee an opinion of independent counsel of recognized standing, chosen by us, confirming that we are entitled to exercise our right of redemption. Any redemption of debt securities as a result of a Tax Event will also be subject to the provisions described under “—Notice of Redemption of Debt Securities” and “—Condition to Redemption of Debt Securities” below.

Notice of Redemption of Contingent Capital Securities

Unless the relevant prospectus supplement provides otherwise, any redemption of the contingent capital securities shall be subject to our giving not less than fifteen (15) days’, nor more than sixty (60) days’, prior notice to the holders of such contingent capital securities (unless a shorter or longer period is specified in the applicable prospectus supplement) via DTC or the relevant clearing system(s) (or, if the contingent capital securities are held in definitive form, to the holders at their addresses shown on the register for the contingent capital securities) (such notice being irrevocable except in the limited circumstances described in the following paragraphs and as may be specified in the relevant prospectus supplement) specifying our election to redeem the relevant series of contingent capital securities and the date fixed for such redemption. Notice by DTC to participating institutions and by these participants to street name holders of beneficial interests in the relevant series of contingent capital securities will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

Unless the relevant prospectus supplement provides otherwise, if we have elected to redeem a particular series of contingent capital securities but the Solvency Condition with respect to such series is not satisfied in respect of the relevant redemption payment on the applicable redemption date, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect and no payment of the redemption amount will be due and payable. We will notify the holders of the relevant contingent capital securities and the trustee of any such rescission as soon as practicable prior to, or, as the case may be, following, the applicable redemption date, provided however that failure to provide such notice will not have any impact on the effectiveness of, or otherwise invalidate, any such rescission. In addition, if we have elected to redeem the contingent capital securities but prior to the payment of the redemption amount with respect to such redemption a Capital Adequacy Trigger Event occurs with respect to the relevant series of contingent capital securities, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, no payment of the redemption amount will be due and payable and an Automatic Conversion or an Automatic Write-Down, as applicable, shall occur with respect to the relevant series of contingent capital securities.

If we have elected to redeem a particular series of contingent capital securities but prior to the payment of the redemption amount with respect to such redemption the Relevant U.K. Resolution Authority exercises its U.K. Bail-in Power in respect of such series of contingent capital securities, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

Condition to Redemption of Contingent Capital Securities

Notwithstanding any other provision, and unless otherwise specified in the applicable prospectus supplement, we may redeem the contingent capital securities before their maturity date, if any (and give notice thereof to the holders of the contingent capital securities) only if we have obtained the prior consent of the PRA and/or the Relevant U.K. Resolution Authority (in either case, if such consent is then required by the Capital Regulations) for the redemption of the contingent capital securities. In addition, any redemption of any series of contingent capital securities shall be subject to the additional conditions set out under “—Additional Conditions Relating to Redemption and Repurchase of Contingent Capital Securities” below.

Condition to Repurchase of Contingent Capital Securities

Unless the applicable prospectus supplement provides otherwise, we or any member of the Group may purchase or otherwise acquire any outstanding contingent capital securities of any series at any price in the open market or otherwise in accordance with the Capital Regulations, and subject to the prior consent of the PRA and/or the Relevant U.K. Resolution Authority (in either case, if such consent is then required by the Capital Regulations) and to applicable law and regulations. In addition, any repurchase of contingent capital securities shall be subject to the additional conditions set out under “—Additional Conditions Relating to Redemption and Repurchase of Contingent Capital Securities” below.

We will treat as cancelled and no longer issued and outstanding any contingent capital securities of any series that we purchase beneficially for our own account, other than a purchase in the ordinary course of a business dealing in securities. Unless otherwise specified in the applicable prospectus supplement, you have no right to require us to repurchase the contingent capital securities. Such contingent capital securities will stop bearing interest on the redemption date, even if you do not collect your money.

Additional Conditions Relating to Redemption and Repurchase of Contingent Capital Securities

Any redemption or repurchase of a particular series of contingent capital securities shall be subject to:

(A) one of the following conditions in (1) or (2) below being met, as applicable to such contingent capital securities, in each case, if and to the extent then required by the Capital Regulations:

(1)

before or at the same time as such redemption or repurchase of the contingent capital securities, we replace such contingent capital securities with “own funds instruments” of equal or higher quality at terms that are sustainable for our income capacity; or

(2)

we have demonstrated to the satisfaction of the PRA that our “own funds” and “eligible liabilities” would, following such redemption or repurchase, exceed the relevant requirements for our own funds and eligible liabilities laid down in U.K. CRD and in the U.K. legislation that implemented EU Directive 2014/59/EU, as amended from time to time, by a margin that the PRA considers necessary.

(B) in the case of any such redemption or repurchase of a particular series of contingent capital securities before five years after the date of issuance of such contingent capital securities, one of the following conditions in (1), (2), (3) or (4) below being met, in each case, if and to the extent then required by the Capital Regulations:

(1)

in the case of redemption due to the occurrence of a change in the regulatory classification of the relevant contingent capital securities that does or would be likely to result in their exclusion from own funds or reclassification as own funds of lower quality (i) the PRA considers such change to be sufficiently certain and (ii) we demonstrate to the satisfaction of the PRA that such regulatory reclassification was not reasonably foreseeable at the time of the issuance of the contingent capital securities; or

(2)

in the case of redemption due to the occurrence of a Tax Event, we demonstrate to the satisfaction of the PRA that such Tax Event is material and was not reasonably foreseeable at the time of issuance of the relevant contingent capital securities; or

(3)

before or at the same time as such redemption or repurchase of the relevant contingent capital securities, we replace such contingent capital securities with own funds instruments of equal or higher quality at terms that are sustainable for our income capacity and the PRA has permitted that action on the basis of the determination that it would be beneficial from a prudential point of view and justified by exceptional circumstances; or

(4)	the relevant contingent capital securities are repurchased for market making purposes.

Notwithstanding the conditions set out above, if, at the time of any such redemption or repurchase, the Capital Regulations permit the redemption or repurchase of a particular series of contingent capital securities only after compliance with one or more alternative or additional pre-conditions to those set out above, we will comply with such other and/or, as appropriate, additional pre-condition(s).

Modification and Waiver

We and the trustee may make certain modifications and amendments to the Contingent Capital Securities Indenture applicable to each series of contingent capital securities without the consent of the holders of the contingent capital securities. We may make other modifications and amendments with the consent of the holder(s) of not less than 66 2/3% in aggregate principal amount of the contingent capital securities of the series outstanding under the Contingent Capital Securities Indenture that are affected by the modification or amendment. However, we may not make any modification or amendment without the consent of the holder of each affected contingent capital security that would:

•	change the principal amount of, or any premium or rate of interest, with respect to any contingent capital security;

•	change our obligation, or any successor’s, to pay Contingent Capital Additional Amounts, if any;

•	change the places at which payments are payable or the currency of payment;

•	impair the right to sue for the enforcement of any payment due and payable, to the extent that such right exists;

•

reduce the percentage in aggregate principal amount of outstanding contingent capital securities of the series necessary to modify or amend the Contingent Capital Securities Indenture or to waive compliance with certain provisions of the Contingent Capital Securities Indenture and any past Contingent Capital Enforcement Event;

•	change our obligation to maintain an office or agency in the place and for the purposes specified in the Contingent Capital Securities Indenture;

•

modify the subordination provisions, if any, or the terms and conditions of our obligations in respect of the due and punctual payment of the amounts due and payable on the contingent capital securities, in either case in a manner adverse to the holders; or

•

modify the foregoing requirements or the provisions of the Contingent Capital Securities Indenture relating to the waiver of any past Contingent Capital Enforcement Event or covenants, except as otherwise specified.

In addition, unless the relevant prospectus supplement provides otherwise, any variations in the terms and conditions of the contingent capital securities of any series, including modifications relating to the subordination or redemption provisions of such contingent capital securities, can only be made in accordance with the rules and requirements of the PRA, as and to the extent applicable from time to time.

Contingent Capital Enforcement Events and Remedies

Winding-up

Unless the relevant prospectus supplement provides otherwise, if a Contingent Capital Winding-up Event occurs before the occurrence of a Capital Adequacy Trigger Event, the outstanding principal amount of the contingent capital securities and, if the applicable prospectus supplement provides that “—Interest Cancellation—Interest Cancellation Following a Contingent Capital Regulatory Event” applies, Accrued Interest (if applicable) will become immediately due and payable, subject to the subordination provisions described above under “—Ranking of Contingent Capital Securities” without the need of any further action on the part of the trustee, the holders of the relevant contingent capital securities or any other person.

For the avoidance of doubt, as the principal amount of the contingent capital securities and, in the circumstances mentioned above, Accrued Interest (if applicable) will become immediately due and payable upon a Contingent Capital Winding-up Event that occurs before the occurrence of a Capital Adequacy Trigger Event, neither the trustee nor the holders of the relevant contingent capital securities are required to declare such principal amount and Accrued Interest (if applicable) to be due and payable.

A “Contingent Capital Winding-up Event” with respect to the contingent capital securities shall result if (i) a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within thirty (30) days of the making of such order, (ii) our shareholders adopt an effective resolution for our winding-up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency) or (iii) following the appointment of an administrator of the Issuer, the administrator gives notice that it intends to declare and distribute a dividend. For the avoidance of doubt and subject as set out under “—Interest Cancellation—Interest Cancellation Following a Contingent Capital Regulatory Event” if applicable, no interest will be due and payable if such interest has been cancelled or is deemed cancelled (in each case, in whole or in part) as described under “—Interest Cancellation” above.

Non-payment

If we fail to pay any amount that has become due and payable under the relevant contingent capital securities and such failure continues for fourteen (14) days, the trustee may give us written notice of such failure. If within a period of fourteen (14) days following the provision of such notice, the failure continues and has not been cured nor waived (a “Contingent Capital Non-Payment Event”), the trustee may at its discretion and without further notice to us institute proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding-up and/or prove in our winding-up and/or claim in our liquidation or administration. For the avoidance of doubt and subject as set out under “—Interest Cancellation—Interest Cancellation Following a Contingent Capital Regulatory Event” if applicable, no interest with respect to any series of contingent capital securities will be due and payable if such interest on such series of contingent capital securities has been cancelled or is deemed cancelled (in each case, in whole or in part) as described under “—Interest Cancellation” above. Accordingly, no default in payment under such contingent capital securities will have occurred or be deemed to have occurred in such circumstances.

Limited remedies for breach of obligations (other than non-payment)

In addition to the remedies for non-payment provided above, the trustee may, without further notice, institute such proceedings against us as the trustee may deem fit to enforce any term, obligation or condition binding on us under the relevant contingent capital securities or the Contingent Capital Securities Indenture (other than any payment obligation of the Issuer under or arising from such contingent capital securities or the Contingent Capital Securities Indenture, including, without limitation, payment of any principal or interest, including Contingent Capital Additional Amounts) (such obligation, a “Contingent Capital Performance Obligation”); provided always that the trustee (acting on behalf of the holders of such contingent capital securities) and the holders of such contingent capital securities may not enforce, and may not be entitled to enforce or otherwise claim, against us any judgment or other award given in such proceedings that requires the payment of money by us, whether by way of damages or otherwise (a “Contingent Capital Monetary Judgment”), except by proving such Contingent Capital Monetary Judgment in our winding-up and/or by claiming such Contingent Capital Monetary Judgment in our administration. By its acquisition of the contingent capital securities, each holder of the contingent capital securities acknowledges and agrees that such holder will not seek to enforce or otherwise claim, and will not direct the trustee (acting on behalf of the holders of the contingent capital securities) to enforce or otherwise claim, a Contingent Capital Monetary Judgment against us in connection with our breach of a Contingent Capital Performance Obligation, except by proving such Contingent Capital Monetary Judgment in our winding-up and/or by claiming such Contingent Capital Monetary Judgment in our administration.

No other remedies

Other than the limited remedies specified herein under “Contingent Capital Enforcement Events and Remedies” above and subject to “Trust Indenture Act remedies” below, no remedy against us will be available to the trustee (acting on behalf of the holders of the contingent capital securities) or the holders of the contingent capital securities whether for the recovery of amounts owing in respect of the contingent capital securities or under the Contingent Capital Securities Indenture or in respect of any breach by us of any of our obligations under or in respect of the terms of the contingent capital securities or under the Contingent Capital Securities Indenture in relation thereto; provided, however, that such limitation shall not apply to our obligations to pay the fees and expenses of, and to indemnify, the trustee (including fees and expenses of trustee’s counsel) and the trustee’s rights to apply money collected to first pay its fees and expenses shall not be subject to the subordination provisions set forth in the Contingent Capital Securities Indenture and any subordination provisions in any supplemental indenture thereto.

Trust Indenture Act remedies

Notwithstanding the limitation on remedies specified herein under “—Contingent Capital Enforcement Events and Remedies” above, (1) the trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of the contingent capital securities under the provisions of the Contingent Capital Securities Indenture and (2) nothing shall impair the right of a holder of the contingent capital securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payment due but unpaid with respect to the relevant contingent capital securities; provided that, in the case of each of (1) and (2) above, any payments in respect of, or arising from, the contingent capital securities, including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the contingent capital securities, are subject to the subordination provisions set forth in the Contingent Capital Securities Indenture and any subordination provisions in any supplemental indenture thereto.

Under the terms of the Contingent Capital Securities Indenture, an Automatic Conversion, an Automatic Write-Down (and, in either case, the related cancellation of interest and any other amounts in respect of or arising under the particular series of contingent capital securities or the Contingent Capital Securities Indenture) or the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the contingent capital securities is not a Contingent Capital Enforcement Event.

Trustee’s Duties

In case of a Contingent Capital Enforcement Event under any series of the contingent capital securities, the trustee shall exercise such of the rights and powers vested in it by the Contingent Capital Securities Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. For these purposes, a “Contingent Capital Enforcement Event” shall occur (i) upon the occurrence of a Contingent Capital Winding-up Event that occurs before any occurrence of a Capital Adequacy Trigger Event, (ii) upon the occurrence of a Contingent Capital Non-Payment Event or (iii) upon a breach by us of (a) a Contingent Capital Performance Obligation or (b) if the applicable prospectus supplement provides that “—Interest Cancellation—Interest Cancellation Following a Contingent

Capital Regulatory Event” applies, the undertaking set out under “—Interest Cancellation—Interest Cancellation Following a Contingent Capital Regulatory Event,” in each case with respect to the relevant series of the contingent capital securities. Holders of a majority of the aggregate principal amount of the outstanding contingent capital securities of a series may waive any past Contingent Capital Enforcement Event specified in clause (iii) (a) in the preceding sentence but may not waive any past Contingent Capital Enforcement Event specified in clauses (i),(ii) and (iii) (b) in the preceding sentence.

If a Contingent Capital Enforcement Event occurs and is continuing with respect to any series of the contingent capital securities, the trustee will have no obligation to take any action at the direction of any holders of such series of the contingent capital securities, unless they have offered the trustee security or indemnity satisfactory to the trustee in its sole discretion. The holders of a majority in aggregate principal amount of the outstanding contingent capital securities of a series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of the contingent capital securities. However, this direction (a) must not be in conflict with any rule of law or the Contingent Capital Securities Indenture and (b) must not be unjustly prejudicial to the holder(s) of such series of the contingent capital securities not taking part in the direction, in the case of either (a) or (b) as determined by the trustee in its sole discretion. The trustee may also take any other action, consistent with the direction, that it deems proper.

The trustee will, within ninety (90) days of a Contingent Capital Enforcement Event with respect to the contingent capital securities of any series, give to each affected holder of the contingent capital securities of the affected series notice of any Contingent Capital Enforcement Event known to the trustee, unless the Contingent Capital Enforcement Event has been cured or waived. However, the trustee will be entitled to withhold notice if a trust committee of responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holders.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the Contingent Capital Securities Indenture.

Limitation on Suits

Before a holder of the contingent capital securities may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the contingent capital securities, the following must occur:

•

The holder must give the trustee written notice that a Contingent Capital Enforcement Event has occurred and remains uncured, specifying such default and stating that such notice is a “Notice of Default” under the Contingent Capital Securities Indenture.

•

The holders of 25% in principal amount of all outstanding contingent capital securities of the relevant series must make a written request that the trustee take action because of the Contingent Capital Enforcement Event, and the holder must offer to the trustee indemnity or security satisfactory to the trustee in its sole discretion against the costs, expenses and other liabilities to be incurred in compliance with such request.

•

The trustee must not have taken action for sixty (60) days after receipt of the above notice and offer of security or indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding contingent capital securities of the relevant series during that period.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive any past Contingent Capital Enforcement Event, as described below in “Description of Certain Provisions Relating to Debt Securities and Contingent Capital Securities—Legal Ownership; Form of Securities.”

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the contingent capital securities, consolidate or amalgamate with, merge into or transfer or lease our assets substantially as an entirety to, any person of the persons specified in the applicable Contingent Capital Securities Indenture. However, any successor person formed by any consolidation, amalgamation or merger, or any transferee or lessee of our assets, must assume our obligations on the contingent capital securities and the Contingent Capital Securities Indenture, if any, and a number of other conditions must be met.

Subject to applicable law and regulation (including, if and to the extent required by the Capital Regulations at such time, the prior consent of the PRA and/or the Relevant U.K. Resolution Authority), any of our wholly owned subsidiaries may assume our obligations, if any, under the contingent capital securities of any series without the consent of any holder. We, however, must irrevocably guarantee (on a subordinated basis in substantially the manner described under “—Ranking of Contingent Capital Securities” above) the obligations of the subsidiary under the contingent capital securities of that series. If we do, all of our direct obligations under the contingent capital securities of the series and the applicable Contingent Capital Securities Indenture shall immediately be discharged. Unless the relevant prospectus supplement provides otherwise, any Contingent Capital Additional Amounts under the contingent capital securities of the series will be payable in respect of Taxes imposed by the jurisdiction in which the successor entity is organized, rather than Taxes imposed by a U.K. Taxing Jurisdiction, subject to exceptions equivalent to those that apply to any obligation to pay Contingent Capital Additional Amounts in respect of Taxes imposed by a U.K. Taxing Jurisdiction. However, if we make payment under this guarantee, we shall also be required to pay Contingent Capital Additional Amounts related to Taxes (subject to the exceptions set forth in “—Payment of Contingent Capital Additional Amounts” above) imposed by a U.K. Taxing Jurisdiction due to this guarantee payment.

A subsidiary that assumes our obligations will also be entitled to redeem the contingent capital securities of the relevant series in the circumstances described under “—Redemption” above with respect to any change or amendment to, or change in the official application of the laws or regulations (including any treaty) of the assuming corporation’s jurisdiction of incorporation as long as the change or amendment occurs after the date of the subsidiary’s assumption of our obligations. Such substitution can only be made in accordance with the rules and requirements of the PRA, as and to the extent applicable from time to time.

The IRS might deem an assumption of our obligations as described above to be an exchange of the existing contingent capital securities for new contingent capital securities, resulting in a recognition of taxable gain or loss and possibly other adverse tax consequences. Investors should consult their tax advisors regarding the tax consequences of such an assumption.

Governing Law

Unless the applicable prospectus supplement provides otherwise, the contingent capital securities and Contingent Capital Securities Indenture will be governed by and construed in accordance with the laws of the State of New York, except that, as specified in the Contingent Capital Securities Indenture, the subordination provisions and any applicable provisions relating to waiver of set-off of each series of contingent capital securities and the related provisions in the Contingent Capital Securities Indenture will be governed by and construed in accordance with English law.

Notices

Notices regarding the contingent capital securities will be valid:

•	with respect to global contingent capital securities if given in accordance with the applicable procedures of the depositary for such global contingent capital securities; or

•	if registered contingent capital securities are affected, if given in writing and mailed to each registered holder as provided in the applicable Contingent Capital Securities Indenture.

With respect to a global contingent capital security representing any series of contingent capital securities, a copy of all notices with respect to such series will be delivered to the depositary for such global contingent capital security.

The Trustee

The Bank of New York Mellon acting through its London Branch, will be the trustee under the Contingent Capital Securities Indenture. The trustee has two principal functions:

•	first, it can enforce a holder’s rights against us if there is a Contingent Capital Enforcement Event under the Contingent Capital Securities Indenture; and

•	second, the trustee performs administrative duties for us, such as sending the holder’s interest payments, transferring contingent capital securities to a new buyer and sending notices to holders.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee in the ordinary course of our respective businesses.

Consent to Service

The Contingent Capital Securities Indenture provides that we irrevocably designate Barclays Bank PLC (New York Branch), 745 Seventh Avenue, New York, New York 10019, Attention: General Counsel as our authorized agent for service of process in any proceeding arising out of or relating to the Contingent Capital Securities Indenture or contingent capital securities brought in any federal or state court in the Borough of Manhattan, the City of New York, and we irrevocably submit to the jurisdiction of these courts.

DESCRIPTION OF ORDINARY SHARES

Barclays PLC only has ordinary shares in issue which are in registered form and are governed by the laws of England and Wales. The shareholders of Barclays PLC passed an ordinary resolution on May 3, 2023 to increase its share capital by the creation of new shares of up to £825,000,000 in relation to any issue of securities that automatically convert into or are exchanged for ordinary shares of Barclays PLC, which authorization expires on the earlier of the end of Barclays PLC’s Annual General Meeting to be held in 2024 and the close of business on June 30, 2024, unless otherwise renewed or passed pursuant to a separate resolution.

Our Articles of Association (the “Articles”) contain provisions to the following effect:

Dividends

Subject to the provisions of the Articles and applicable legislation, Barclays PLC at any general meeting may declare dividends on the ordinary shares by ordinary resolution, but such dividends may not exceed the amount recommended by the board of directors of Barclays PLC (the “Board”). The Board may also declare and pay interim or final dividends if it appears they are justified by our distributable reserves.

All unclaimed dividends payable in respect of any share may be invested or otherwise made use of by the Board for the benefit of Barclays PLC until claimed. If a dividend is not claimed after 12 years of it being declared or becoming due for payment, it is forfeited and reverts to us.

In connection with (a) the 6.278% non-cumulative callable Dollar preference shares, Series 1 and (b) the 4.75% non-cumulative callable Euro preference shares issued by our subsidiary, Barclays Bank PLC, if Barclays Bank PLC does not declare and pay in full any dividend on such preference shares on a dividend payment date (or if Barclays Bank PLC declares the dividend but fails to pay it or set aside the amount of the payment in full), we may not declare or pay a dividend on our ordinary shares or other share capital or redeem, purchase, reduce or otherwise acquire any of our share capital (or set aside any sum or establish any sinking fund for the redemption, purchase or otherwise acquisition thereof) until the earlier of the (a) the dividend payment date on which Barclays Bank PLC next declares and pays in full a dividend on such preference shares and (b) the date on or by which all of such preference shares are either redeemed in full or purchased by or for Barclays Bank PLC’s account.

Barclays PLC has established a Dividend Reinvestment Plan administered by Equiniti Limited that, under certain conditions, enables eligible shareholders to elect to receive new ordinary shares, credited as fully paid, issued by Barclays PLC instead of a cash dividend.

Voting

Every member who is present or represented (including by a proxy) at any general meeting of Barclays PLC, and who is entitled to vote, has one vote on a show of hands, unless a poll is properly demanded (provided that votes at hybrid meetings, which are hosted on an electronic platform and physically hosted at a specific location simultaneously, shall be decided on a poll). A person is considered “present” at a general meeting, for purposes of physical meeting, if such person is present in person and, for purposes of hybrid meetings, if such person is present in person or by means of an electronic platform. On a show of hands, every member who is present or represented and who is entitled to vote has one vote, except that a proxy will have one vote for and one vote against a resolution if he/she has been instructed to vote for and against the resolution by different members or in one direction by a member while another member has permitted the proxy discretion as to how to vote. On a poll, every member who is present or represented and who is entitled to vote has one vote for every share held. In the case of joint holders, only the vote of the senior holder (as determined by order in the share register) or his/her proxy may be counted. If any sum payable remains unpaid in relation to a member’s shareholding, that member is not entitled to vote that share or exercise any other right in relation to a meeting of Barclays PLC unless the Board otherwise determines.

If any member, or any other person appearing to be interested in any of our ordinary shares held by that member, is served with a notice under Section 793 of the UK Companies Act 2006 (the “Companies Act”) and does not supply us with the information required in the notice, then (unless the Board otherwise decides, and subject to applicable law) (i) that member shall not be entitled to attend or vote at any meeting of Barclays PLC in respect of the default shares, and (ii) if the default shares of the member represent 0.25% or more of the issued shares of the relevant class (excluding any shares held in treasury), dividends or other monies payable on those shares shall be retained by us and no transfer of those shares shall be registered (other than certain specified “excepted transfers”). These sanctions cease to have effect seven days after we have received the information requested, or when we are notified that an “excepted transfer” of all of the relevant shares to a third party has occurred, or as the Board otherwise determines.

In accordance with the U.K. Corporate Governance Code, all directors, who are not retiring from office, are subject to annual re-election by shareholders.

Transfers

Ordinary shares may be held in either certificated or uncertificated form. Certificated ordinary shares shall be transferred in writing in any usual or other form approved by the Board and executed by or on behalf of the transferor. Transfers of uncertificated ordinary shares shall be made in accordance with the Companies Act and Uncertificated Securities Regulations 2001, as amended.

The Board is not bound to register a transfer of partly paid ordinary shares, or fully paid shares in exceptional circumstances approved by the UK Financial Conduct Authority (“FCA”). The Board may also decline to register an instrument of transfer of certificated ordinary shares unless (i) it is duly stamped and deposited at the prescribed place and accompanied by the share certificate(s) and such other evidence as reasonably required by the secretary to evidence right to transfer, (ii) it is in respect of one class of shares only, and (iii) it is in favor of a single transferee or not more than four transferees (except in the case of executors or trustees of a member).

Redemption

Subject to applicable legislation and the rights of the other shareholders, any share may be issued on terms that it is, at our option or the option of the holder of such share, redeemable. The Board is authorized to determine the terms, conditions and manner of redemption of any such shares under the Articles.

Calls on capital

The Board may make calls upon the members in respect of any monies unpaid on their shares. A person upon whom a call is made remains liable even if the shares in respect of which the call is made have been transferred. Interest will be chargeable on any unpaid amount called at a rate determined by the Board (of not more than 20% per annum).

If a member fails to pay any call in full (following notice from the Board that such failure will result in forfeiture of the relevant shares), such shares (including any dividends declared but not paid) may be forfeited by a resolution of the Board, and will become the property of Barclays PLC. Forfeiture shall not absolve a previous member for amounts payable by him/her (which may continue to accrue interest).

Barclays PLC also has a lien over all of our partly paid shares for all monies payable or called on that share and over the debts and liabilities of a member to Barclays PLC. If any monies which are the subject of the lien remain unpaid after a notice from the Board demanding payment, we may sell such shares.

Variation of Rights

Subject to the Companies Act, the rights attached to any class of shares may be varied either with the consent in writing of the holders of at least 75% in nominal value of the issued shares of that class (excluding any share of that class held as treasury shares) or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

The rights of shares shall not (unless expressly provided by the rights attached to such shares) be deemed varied by the creation of further shares ranking equally with them.

Winding-up

In the winding-up of Barclays PLC (whether the liquidation is voluntary or by the court) the liquidator may, on obtaining any sanction required by law, divide among the members in kind the whole or any part of the assets of Barclays PLC, whether or not the assets consist of property of one kind or of different kinds, and vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he/she, with the like sanction, shall determine. For this purpose the liquidator may set the value he/she deems fair on a class or classes of property, and may determine on the basis of that valuation and in accordance with the then-existing rights of members how the division is to be carried out between members or classes of members. The liquidator may not, however, distribute to a member without his/her consent an asset to which there is attached a liability or potential liability for the owner.

DESCRIPTION OF CERTAIN PROVISIONS RELATING TO DEBT SECURITIES AND CONTINGENT CAPITAL SECURITIES

In this section of the prospectus, the term “securities” refers to Senior Debt Securities, Dated Subordinated Debt Securities and contingent capital securities.

Legal Ownership; Form of Securities

Street Name and Other Indirect Holders. Investors who hold securities in accounts at banks or brokers will generally not be recognized by us as legal holders of securities. This is called holding in “street name.”

Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required to do so. An investor who holds securities in street name should check with the investor’s own intermediary institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how the investor can instruct it to send the investor’s securities registered in the investor’s own name so the investor can be a registered holder as described below; and

•	how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

Registered Holders. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of securities. As noted above, we do not have obligations to an investor who holds in street name or other indirect means, either because the investor chooses to hold securities in that manner or because the securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to the investor as a street name customer but does not do so.

Global Securities. A global security is a special type of indirectly held security, as described above under “—Legal Ownership; Form of Securities—Street Name and Other Indirect Holders.” If we issue securities in the form of global securities, the ultimate beneficial owners can only be indirect holders.

We require that the global security be registered in the name of a financial institution we select or in the name of a nominee for such financial institution. In addition, we require that the securities included in the global security not be transferred to the name of any other registered holder unless the special circumstances described in the section “—Special Situations When a Global Security Will Be Terminated” occur. The financial institution that acts (either directly or through its nominee) as the sole registered holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. Unless the applicable prospectus supplement indicates otherwise, each series of securities will be issued only in the form of global securities.

In the remainder of this section, “holders” means registered holders and not street name or other indirect holders of securities. Indirect holders should read the subsection entitled “—Legal Ownership; Form of Securities—Street Name and Other Indirect Holders.”

Payment and Paying Agents. We will pay interest (if any) to registered holders listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if the registered holder no longer owns the security on the interest due date. That particular day, usually about one business day in advance of the interest due date, is called the regular record date and is stated in the applicable prospectus supplement.

Unless the relevant prospectus supplement provides otherwise, we will pay interest (if any), principal and any other money due on the securities at the corporate trust office of the trustee in New York City. Holders of securities must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify the trustee of changes in the paying agents for any particular series of securities.

Special Investor Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security.

Investors in securities that are issued only in the form of global securities should be aware that:

•	they cannot get securities registered in their own name;

•	they cannot receive physical certificates for their interests in securities;

•

they will be a street name holder and must look to their own bank or broker for payments on the securities and protection of their legal rights relating to the securities, as explained earlier under “—Legal Ownership; Form of Securities—Street Name and Other Indirect Holders”;

•	they may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•

the depositary’s policies will govern payments, transfers, exchange and other matters relating to their interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way; and

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing securities. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in a global security transferred to their own name so that they will be registered holders. The rights of street name investors and registered holders in the securities have been described above in the sections entitled “—Legal Ownership; Form of Securities—Street Name and Other Indirect Holders; Registered Holders.”

The special situations for termination of a global security are:

•	when (x) the depositary has notified us that it is unwilling or unable to continue as depositary or (y) has ceased to be a clearing agency registered under the Exchange Act;

•

when a Senior Winding-up Event, a Dated Subordinated Winding-up Event or a Contingent Capital Winding-up Event, as applicable, with respect to relevant global security, has occurred and is continuing; or

•

when we at our option and in our sole discretion determine that the global securities of a particular series of debt securities and/or contingent capital securities should be exchanged for definitive Senior Debt Securities, definitive Dated Subordinated Debt Securities and/or definitive contingent capital securities of that series in registered form.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary (and not us or the trustee) is responsible for deciding the names of the institutions that will be the initial registered holders.

CLEARANCE AND SETTLEMENT

The securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by DTC, in the United States, Clearstream Banking, S.A. (“Clearstream, Luxembourg”), in Luxembourg and Euroclear Bank SA/NV (“Euroclear”), in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Global securities will be registered in the name of a nominee for, and accepted for settlement and clearance by, one or more of Euroclear, Clearstream, Luxembourg, DTC and any other clearing system identified in the applicable prospectus supplement.

Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

Euroclear and Clearstream, Luxembourg hold interests on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositories, which, in the case of securities for which a global security in registered form is deposited with the DTC, in turn hold such interests in customers’ securities accounts in the depositories’ names on the books of the DTC.

The policies of DTC, Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

Neither we nor the trustee nor any of our or its agents has any responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. Neither we nor the trustee nor any of our or its agents has any responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. Neither we nor the trustee nor any of our or its agents supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC, Clearstream, Luxembourg, Euroclear and their participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC

DTC has advised us as follows:

•	DTC is:

(1)	a limited purpose trust company organized under the laws of the State of New York;

(2)	a “banking organization” within the meaning of New York Banking Law;

(3)	a member of the Federal Reserve System;

(4)	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

(5)	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of securities.

•

Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers and dealers and trust companies that have custodial relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream, Luxembourg

Clearstream, Luxembourg has advised us as follows:

•

Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry transfers between the accounts of its customers. This eliminates the need for physical movement of securities.

•

Clearstream, Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

•

Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•

Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear

Euroclear has advised us as follows:

•

Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Financial Services and Markets Authority (L’Autorité des Services et Marchés Financiers) and the National Bank of Belgium (Banque Nationale de Belgique).

•

Euroclear holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants and between Euroclear participants and participants of certain other securities settlement systems through electronic book-entry changes in accounts of such participants or through other securities intermediaries.

•

Euroclear provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations. Certain of the managers or underwriters for an offering of securities, or other financial entities involved in such offering, may be Euroclear participants.

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Non-participants in the Euroclear system may hold and transfer book-entry interests in the securities through accounts with a participant in the Euroclear system or any other securities intermediary that holds a book-entry interest in the securities through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

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Although Euroclear has agreed to the procedures provided below in order to facilitate transfers of securities among participants in the Euroclear system, and between Euroclear participants and participants of other securities settlement systems, it is under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time.

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Investors electing to acquire any securities through an account with Euroclear or some other securities intermediary must follow the settlement procedures of such an intermediary with respect to the settlement of new issues of securities. Securities to be acquired against payment through an account with Euroclear will be credited to the securities clearance accounts of the respective Euroclear participants in the securities processing cycle for the business day following the settlement date for value as of the settlement date, if against payment. For more information, reference should be made to the New Issues Distribution Guide.

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Investors electing to acquire, hold or transfer securities through an account with Euroclear or some other securities intermediary must follow the settlement procedures of such an intermediary with respect to the settlement of secondary market transactions in securities. Euroclear will not monitor or enforce any transfer restrictions with respect to the securities offered.

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Investors who are participants in the Euroclear system may acquire, hold or transfer interests in the securities by book-entry to accounts with Euroclear. Investors who are not participants in the Euroclear system may acquire, hold or transfer interests in the securities by book-entry to accounts with a securities intermediary who holds a book-entry interest in the securities through accounts with Euroclear.

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Investors that acquire, hold and transfer interests in the securities by book-entry through accounts with Euroclear or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the individual securities.

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Under Belgian law, investors that are credited with securities on the records of Euroclear have a co-property right in the fungible pool of interests in securities on deposit with Euroclear in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of Euroclear, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with Euroclear. If Euroclear did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all participants credited with such interests in securities on Euroclear’s records, all participants having an amount of interests in securities of such type credited to their accounts with Euroclear would have the right under Belgian law to the return of their pro-rata share of the amount of interests in securities actually on deposit.

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Under Belgian law, Euroclear is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with such interests in securities on its records.

Other Clearing Systems

We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

Unless the applicable prospectus supplement states otherwise, we will issue the securities in global form and the distribution of the securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.

Clearance and Settlement Procedures—DTC

DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System.

Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream, Luxembourg

We understand that investors that hold their securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for securities.

Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream, Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for securities.

Trading Between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser

A purchaser of securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the securities either against payment or free of payment.

The interests in the securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, any interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one-business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

TAX CONSIDERATIONS

U.S. Taxation of Debt Securities

This section describes the material U.S. federal income tax consequences of owning debt securities. It applies to you only if you acquire your debt securities in an offering and you hold your debt securities as capital assets for tax purposes.

This section does not describe the material U.S. federal income tax consequences of owning contingent capital securities and ordinary shares. The material U.S. federal income tax consequences of owning contingent capital securities and ordinary shares will be described in the relevant prospectus supplement.

This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a tax-exempt organization;

•	an insurance company;

•	a regulated investment company;

•	a person that holds debt securities as part of a straddle or a hedging or conversion transaction for tax purposes or as part of a “synthetic security” or other integrated financial transaction;

•	a person that purchases or sells debt securities as part of a wash sale for tax purposes;

•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar;

•	an entity taxed as a partnership or the partners therein;

•	a U.S. expatriate;

•	nonresident alien individuals present in the United States for more than 182 days in a taxable year;

•	a bank; or

•	a person liable for alternative minimum tax.

This section is based on the Code, as amended, its legislative history, existing and proposed regulations, under the Code, published rulings and court decisions, all as in effect as of the date hereof, as well as on the income tax convention between the United States of America and the United Kingdom (the “Treaty”). These laws are subject to change, possibly on a retroactive basis.

This section deals only with debt securities that are properly characterized as indebtedness for U.S. federal income tax purposes and are due to mature 30 years or less from the date on which they are issued. The U.S. federal income tax consequences of owning debt securities that are due to mature more than 30 years from their issue date will be discussed in an applicable prospectus supplement. In addition, this section does not address the U.S. federal income tax consequences of owning convertible or exchangeable debt securities; the U.S. federal income tax consequences of owning convertible or exchangeable debt securities will be addressed in the applicable prospectus supplement. This section also does not address the U.S. federal income tax consequences of owning bearer securities. U.S. holders of certain bearer securities may be subject to additional, adverse U.S. federal income tax rules. Dated Subordinated Debt Securities may be subject to additional U.S. federal income tax rules which will be discussed in the relevant prospectus supplement. This section does not address the U.S.

federal income tax consequences of the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority. Prospective U.S. holders should consult their tax advisers regarding the U.S. federal income tax consequences to them of the exercise of any U.K. Bail-in Power.

This section addresses only U.S. federal income tax consequences, and does not address consequences arising under U.S. state, local, non-U.S. tax laws or the Medicare tax on net investment income or under special timing rules prescribed under section 451(b) of the U.S. Internal Revenue Code.

You should consult your own tax advisor regarding the U.S. federal, state and local and other tax consequences of owning and disposing of debt securities in your particular circumstances.

U.S. Holders

This subsection describes the U.S. federal income tax consequences to a U.S. holder of owning debt securities. You are a U.S. holder if you are a beneficial owner of debt securities and you are for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a domestic corporation; or

•	otherwise subject to U.S. federal income taxation on a net income basis in respect of the debt securities.

If you are not a U.S. holder, this subsection does not apply to you, and you should refer to “—Non-U.S. Holders” below.

Payments of Interest

Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under “—Original Issue Discount—General,” you will be taxed on any interest on your debt securities, excluding any pre-issuance accrued interest, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes. If payments of this kind are made with respect to a debt security denominated in a single currency other than the U.S. dollar (a “foreign currency debt security”), the amount of interest income realized by a U.S. holder that uses the cash method of tax accounting will be the U.S. dollar value of such foreign currency payment based on the exchange rate in effect on the date of receipt regardless of whether the payment in fact is converted into U.S. dollars. A U.S. holder that uses the accrual method of accounting for tax purposes will accrue interest income on the debt security in the relevant foreign currency and translate the amount accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period (or portion thereof within the U.S. holder’s taxable year), or, at the accrual basis U.S. holder’s election, at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or at the spot rate of exchange on the date of receipt, if this date is within five business days of the last day of the accrual period. A U.S. holder that makes this election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service (the “IRS”). A U.S. holder that uses the accrual method of accounting for tax purposes will recognize foreign currency gain or loss, as the case may be, on the receipt of an interest payment made with respect to a foreign currency debt security if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Amounts attributable to pre-issuance accrued interest will generally not be includable in income, except to the extent of foreign currency gain or loss attributable to any changes in exchange rates during the period between the date the U.S. holder acquired the debt security and the first interest payment date. This foreign currency gain or loss will be treated as ordinary income or loss but generally will not be treated as an adjustment to interest income received on the debt security.

Interest paid by us on the debt securities and original issue discount (or “OID”), if any, accrued with respect to the debt securities (as described below under “Original Issue Discount”) is income from sources outside the United States subject to the rules regarding the foreign tax credit allowable to a U.S. holder. Under the foreign tax credit rules, interest and OID will generally be “passive” income for purposes of computing the foreign tax credit.

Original Issue Discount

General. If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued at an original issue discount if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “—Variable Rate Debt Securities.”

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than 1/4 of 1% of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis OID if the amount of the excess is less than this amount. If your debt security has de minimis OID, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount.” You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis OID by a fraction equal to:

•	the amount of the principal payment made divided by:

•	the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its issue date, you must include OID in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity; and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding to your discount debt security’s issue price any accrued OID for each prior accrual period; and then

•	subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest; and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

In the case of a discount debt security that is also a foreign currency debt security, a U.S. holder should determine the U.S. dollar amount includible in income as OID for each accrual period by (a) calculating the amount of OID allocable to each accrual period in such foreign currency using the constant-yield method described above, and (b) translating the amount of the foreign currency so derived at the average exchange rate in effect during that accrual period (or portion thereof within a U.S. holder’s taxable year) or, at the U.S. holder’s election (as described above under “—Payments of Interest”), at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period. Because exchange rates may fluctuate, a U.S. holder of a discount debt security that is also a foreign currency debt security may recognize a different amount of OID income in each accrual period than would the holder of an otherwise similar discount debt security denominated in U.S. dollars. All payments on a discount debt security, other than payments of qualified stated interest, will generally be viewed first as payments of previously accrued OID to the extent thereof, with payments attributed first to the earliest-accrued OID, and then as payments of principal. Upon the receipt of an amount attributable to OID (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the discount debt security), a U.S. holder will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the discount debt security, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual).

Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “—General,” the excess over the adjusted issue price is acquisition premium. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount,” then you must reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security;

divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Variable Rate Debt Securities. A floating rate debt security generally will be treated as a “variable rate debt instrument” under applicable Treasury regulations. Accordingly, the stated interest on a floating rate debt security generally will be treated as “qualified stated interest” and such debt security will not have OID solely as a result of the fact that it provides for interest at a variable rate. If a floating rate debt security qualifying as a “variable rate debt instrument” is a discount debt security, for purposes of determining the amount of OID allocable to each accrual period under the rules above, the debt security’s “yield to maturity” and “qualified stated interest” will generally be determined as though the debt security bore interest in all periods at a fixed rate determined at the time of issuance of the debt security. Additional rules may apply if interest on a floating rate debt security is based on more than one interest index. If a floating rate debt security does not qualify as a “variable rate debt instrument,” the debt security will be subject to special rules that govern the tax treatment of contingent payment obligations.

Debt Securities Subject to Contingencies, Including Optional Redemption. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, and the debt security is not subject to other rules for debt securities with contingent payments, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. If applicable, these rules will be discussed in the relevant prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

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in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or a combination of options in the manner that minimizes the yield on your debt security; and,

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in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or a combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “—General,” with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “—Debt Securities Purchased at a Premium,” or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost;

•	the issue date of your debt security will be the date you acquired it; and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “—Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the IRS.

Short-Term Debt Securities. In general, if you are an individual or other cash basis U.S. holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for U.S. federal income tax purposes unless you elect to do so (generally you will be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Alternatively, a U.S. holder of a short-term debt security can elect to accrue the “acquisition discount,” if any, with respect to the short-term debt security on a current basis. If such an election is made, the OID rules will not apply to the short-term debt security. Acquisition discount is the excess of the short-term debt security’s stated redemption price at maturity over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the U.S. holder, under a constant-yield method based on daily compounding.

Market Discount

You would be treated as if you purchased your debt security, other than a short-term debt security, at a market discount and your debt security will be a market discount debt security if:

•	you purchase your debt security for less than its issue price as determined above under “—Original Issue Discount—General”; and

•

the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 1/4 of 1% of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 1/4 of 1% multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the U.S. holder’s taxable year). If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the IRS. If you own a market discount debt security and do not make this election, you would generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

If you own a market discount debt security, the market discount debt security would accrue on a straight-line basis unless you elect to accrue market discount using a constant-yield method. Market discount on a foreign currency debt security will be accrued by a U.S. holder in the such foreign currency. The amount includible in income by a U.S. holder in respect of such accrued market discount will be the U.S. dollar value of the amount accrued, generally calculated at the exchange rate in effect on the date that the debt security is disposed of by the U.S. holder. If you make this election, it would apply only to the debt security with respect to which it is made and you may not revoke it. You would, however, not include accrued market discount in income unless you elect to do so as described above.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount (or, in the case of a discount debt security, in excess of the sum of all amounts payable on the debt security after the acquisition date (other than payments of qualified stated interest)), you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each accrual period with respect to interest on your debt security by the amount of amortizable bond premium allocable to that accrual period, based on your debt security’s yield to maturity. If you elect to amortize the premium, you must reduce your tax basis in your debt security by the amount of the premium amortized during your holding period.

If the amortizable bond premium allocable to an accrual period exceeds your interest income from your debt security for such accrual period, such excess is first allowed as a deduction to the extent of interest included in your income in respect of the debt security in previous accrual periods and is then carried forward to your next accrual period. If the amortizable bond premium allocable and carried forward to the accrual period in which your debt security is sold, retired or otherwise disposed of exceeds your interest income for such accrual period, you would be allowed an ordinary deduction equal to such excess.

If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the IRS. See also “—Original Issue Discount—Election to Treat All Interest as Original Issue Discount.”

In the case of premium in respect of a foreign currency debt security, a U.S. holder should calculate the amortization of the premium in such foreign currency. Amortization deductions attributable to a period reduce interest payments in respect of that period and therefore are translated into U.S. dollars at the exchange rate used by the U.S. holder for such interest payments. Exchange gain or loss will be realized with respect to amortized bond premium on such a debt security based on the difference between the exchange rate on the date or dates the premium is recovered through interest payments on the Note and the exchange rate on the date on which the U.S. holder acquired the debt security.

With respect to a U.S. holder that does not elect to amortize bond premium, the amount of bond premium will be included in the U.S. holder’s tax basis when the debt security matures or is disposed of by the U.S. holder. Therefore, a U.S. holder that does not elect to amortize such premium and holds the debt security to maturity will generally be required to treat the premium as a capital loss at maturity.

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be your cost of your debt security adjusted by:

•	adding any OID or market discount previously included in income with respect to your debt security; and then

•

subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium to the extent that such premium either reduced interest income on your debt security or gave rise to a deduction on your debt security.

In the case of a foreign currency debt security, the cost of such debt security to a U.S. holder will be the U.S. dollar value of the foreign currency purchase price on the date of purchase. In the case of a foreign currency debt security that is traded on an established securities market, a cash basis U.S. holder (and, if it so elects, an accrual basis U.S. holder) will determine the U.S. dollar value of the cost of such debt security by translating the amount paid at the spot rate of exchange on the settlement date of the purchase. The amount of any subsequent adjustments to a U.S. holder’s tax basis in a debt security in respect of original issue discount, market discount and premium denominated in such foreign currency will be determined in the manner described under “—Original Issue Discount”, “—Market Discount” and “—Debt Securities Purchased at a Premium” above. The conversion of U.S. dollars to a foreign currency and the immediate use of the foreign currency to purchase a foreign currency debt security generally will not result in taxable gain or loss for a U.S. holder.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your tax basis in your debt security. If a U.S. holder receives a currency other than the U.S. dollar in respect of the sale, exchange or retirement of a debt security, the amount realized generally will be the U.S. dollar value of such foreign currency received calculated at the exchange rate in effect on the date the instrument is disposed of or retired for U.S. federal income tax purposes. In the case of a foreign currency debt security that is traded on an established securities market, a cash basis U.S. holder, and if it so elects, an accrual basis U.S. holder will determine the U.S. dollar value of the amount realized by translating such amount at the spot rate on the settlement date of the sale. An accrual method taxpayer that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the spot exchange rates in effect on the date of the sale, exchange or retirement and the settlement date. The election available to accrual basis U.S. holders in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, discussed above, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent described above under “—Original Issue Discount—Short-Term Debt Securities,” “—Market Discount” or foreign currency gain or loss.

Capital gain of a non-corporate U.S. holder is generally taxed at preferential rates where the holder has a holding period of greater than one year. The deductibility of capital losses is subject to limitations. Such gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Gain or loss recognized by a U.S. holder on the sale, exchange or retirement of a foreign currency debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which the holder held such debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income received on the debt securities. Such foreign currency gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Foreign Currency Notes and Reportable Transactions

A U.S. holder that participates in a “reportable transaction” will be required to disclose its participation to the IRS. The scope and application of these rules is not entirely clear. A U.S. holder may be required to treat a foreign currency exchange loss relating to a foreign currency debt security as a reportable transaction if the loss exceeds $50,000 in a single taxable year if the U.S. holder is an individual or trust, or higher amounts for other U.S. holders. In the event the acquisition, ownership or disposition of a foreign currency debt security constitutes participation in a “reportable transaction” for purposes of these rules, a U.S. holder will be required to disclose its investment to the IRS, currently on Form 8886. Prospective purchasers should consult their tax advisors regarding the application of these rules to the acquisition, ownership or disposition of foreign currency debt securities.

Information with Respect to Foreign Financial Assets

Individual U.S. holders of “specified foreign financial assets” with an aggregate value in excess of $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year are generally required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. U.S. holders who fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. The debt securities may be subject to these rules. U.S. holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the debt securities.

Other Debt Securities

The applicable prospectus supplement will discuss any special U.S. federal income tax rules with respect to debt securities the payments on which are determined by reference to any reference asset, debt securities that are convertible into ordinary shares of Barclays PLC and other debt securities that are subject to the rules governing contingent payment obligations. Any prospectus supplement discussing the U.S. federal income tax rules with respect to debt securities that are convertible into ordinary shares of Barclays PLC will also discuss the U.S. federal income tax rules with respect to such ordinary shares.

Non-U.S. Holders

This subsection describes the tax consequences to a non-U.S. holder of owning and disposing of debt securities. You are a non-U.S. holder if you are a beneficial owner of a debt security, you are not a U.S. holder, and you are not an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

If you are a U.S. holder, this subsection does not apply to you.

Interest on Debt Securities. If you are a non-U.S. holder, subject to the discussion of backup withholding and FATCA below, interest paid to you with respect to debt securities will not be subject to U.S. federal income tax, including withholding tax. However, to receive this exemption a non-U.S. holder may be required to satisfy certification requirements, described below under “—Information Reporting and Backup Withholding,” to establish that it is not a U.S. holder.

Disposition of the Debt Securities. If you are a non-U.S. holder, subject to the discussions below under “—Information Reporting and Backup Withholding,” you generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or retirement of your debt security.

Foreign Account Tax Compliance Withholding

Certain non-U.S. financial institutions must comply with information reporting requirements or certification requirements in respect of their direct and indirect United States shareholders and/or United States accountholders to avoid becoming subject to withholding on certain payments. Barclays PLC and other non-U.S. financial institutions may accordingly be required to report information to the IRS regarding the holders of the debt securities and to withhold at a 30% rate on all or a portion of payments on the debt securities to certain holders that fail to comply with the relevant information reporting requirements (or hold the debt securities directly or indirectly through certain non-compliant intermediaries), if those payments are treated as “foreign passthru payments.” Under current regulations, the term “foreign passthru payments” is not defined, and it is not clear whether or to what extent payments on the debt securities may be subject to this withholding tax. However, the IRS has indicated that it will not apply withholding tax to any “foreign passthru payments” made prior to two years after the date on which final regulations on this issue are published in the U.S. Federal Register. Moreover, such withholding would only apply to debt securities issued at least six months after the date on which final regulations implementing such rule are filed with the U.S. Federal Register.

If such withholding is required, Barclays PLC will not be required to pay any additional amounts with respect to any such amounts withheld. A beneficial owner of debt securities that is not a foreign financial institution generally will be entitled to a refund of any such amounts withheld, but this may entail significant administrative burden. U.S. holders and non-U.S. holders are urged to consult their tax advisers regarding the application of such withholding tax to their ownership of the debt securities.

Information Reporting and Backup Withholding

In general, if you are a noncorporate U.S. holder, information reporting requirements, on IRS Form 1099, generally would apply to payments of principal and interest, and the accrual of OID on a debt security within the United States, and the payment of proceeds to you from the sale of a debt security effected at a United States office of a broker.

Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or (in the case of interest payments) are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

If you are a non-U.S. holder, you are generally exempt from backup withholding and information reporting requirements with respect to payments of principal and interest made to you outside the United States by us or another non-U.S. payor. You are also generally exempt from backup withholding and information reporting requirements in respect of payments of principal and interest made within the United States and the payment of the proceeds from the sale of a debt security effected at a United States office of a broker, as long as either (i) the payor or broker does not have actual knowledge or reason to know that you are a U.S. person and you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-U.S. person, or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale of a debt security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

United Kingdom Taxation of Senior Debt Securities

Introduction

The following is a summary of the United Kingdom withholding and other tax considerations at the date hereof with respect to the acquisition, ownership and disposition of the Senior Debt Securities by persons who are the absolute beneficial owners of their Senior Debt Securities and who are neither (a) resident in the United Kingdom for United Kingdom tax purposes nor (b) hold the Securities in connection with any trade or business carried on in the United Kingdom through any branch, agency or permanent establishment in the United Kingdom. It is based upon the opinion of Clifford Chance LLP, our United Kingdom solicitors. This summary relates only to the position of persons who are absolute beneficial owners of the Senior Debt Securities and may not apply to certain classes of persons, such as dealers in securities.

The summary is based on current law and the published practice of His Majesty’s Revenue and Customs (“HMRC”) which may not be binding on HMRC and may be subject to change, sometimes with retrospective effect.

The following is a general guide for information purposes and should be treated with appropriate caution. It is not intended as tax advice and it does not purport to describe all of the tax considerations that may be relevant to a prospective purchaser. If you are in any doubt as to your tax position you should consult professional advisers. You should consult your own tax advisors concerning the consequences of acquiring, owning and disposing of the Senior Debt Securities in your particular circumstances, including the applicability and effect of the Treaty. You should be aware that the particular terms of any particular series of Senior Debt Securities as specified in the applicable prospectus supplement may affect the tax treatment of those Senior Debt Securities. Additionally, holders of Senior Debt Securities should be aware that the tax legislation of any jurisdiction where a holder is resident or otherwise subject to taxation (as well as the jurisdictions mentioned herein) may have an impact on the tax consequences of an investment in the Senior Debt Securities including in respect of any income received from the Senior Debt Securities.

This summary assumes that the Senior Debt Securities will not be issued or transferred to any depositary receipt system.

Payments of Interest

Where interest on the Senior Debt Securities has a United Kingdom source for United Kingdom tax purposes, Senior Debt Securities that carry a right to interest will constitute “quoted Eurobonds” within the meaning of Section 987 of the Income Tax Act 2007 (the “ITA”), provided they are and continue to be listed on a “recognised stock exchange” within the meaning of Section 1005 of the ITA for the purposes of Section 987 of the ITA or admitted to trading on a “multilateral trading facility” operated by a regulated recognised stock exchange (within the meaning of Section 987 of the ITA). The NYSE is a “recognised stock exchange” for these purposes. The Senior Debt Securities will be treated as listed on NYSE if they are and continue to be officially listed in the United States in accordance with provisions corresponding to those generally applicable in European Economic Area (“EEA”) states and are admitted to trading on the main market of the NYSE. Accordingly, payments of interest on the Senior Debt Securities made by us or any paying agent (or received by any collecting agent) may be made (or received, as the case may be) without withholding or deduction for or on account of United Kingdom income tax provided the relevant Senior Debt Securities are listed on a “recognised stock exchange” at the time the interest is paid.

In all cases falling outside the above exemption, interest on the Senior Debt Securities may fall to be paid under deduction of United Kingdom income tax at the basic rate (currently 20%). However, such withholding or deduction will not apply if the relevant interest is paid on Senior Debt Securities with a maturity of less than one year from the date of issuance and which are not issued under an arrangement or arrangements the effect or intention of which is, to render such Senior Debt Securities part of a borrowing with a total term of a year or more.

Where interest has been paid under deduction of United Kingdom income tax, holders who are not resident in the United Kingdom may be able to recover all or part of the tax deducted if there is an appropriate provision in any applicable double taxation treaty.

Payments made in respect of the Senior Debt Securities may be subject to United Kingdom tax by direct assessment even where such payments are paid without withholding or deduction. However, as regards a holder of Senior Debt Securities who is not resident in the United Kingdom for United Kingdom tax purposes, payments made in respect of the Senior Debt Securities without withholding or deduction will generally not be subject to United Kingdom tax provided that the relevant holder does not carry on a trade, profession or vocation in the United Kingdom through a branch or agency or (in the case of a company) carry on a trade or business in the United Kingdom through any permanent establishment in the United Kingdom in each case in connection with which the interest is received or to which the Senior Debt Securities are attributable, in which case (subject to exemptions for interest received by certain categories of agent) United Kingdom tax may be levied on the United Kingdom branch or agency, or permanent establishment.

The references to “interest” above mean “interest” as understood in United Kingdom tax law. The statements above do not take any account of any different definitions of “interest” or “principal” which may prevail under any other law or which may be created by the terms and conditions of the Senior Debt Securities or any related documentation. Holders should seek their own professional advice as regards the withholding tax treatment of any payment on the Senior Debt Securities which does not constitute “interest” or “principal” as those terms are understood in United Kingdom tax law. Where a payment on a security does not constitute (or is not treated as) interest for United Kingdom tax purposes, and the payment has a United Kingdom source, it would potentially be subject to United Kingdom withholding tax if, for example, it constitutes (or is treated as) an annual payment or a manufactured payment for United Kingdom tax purposes (which will be determined by, amongst other things, the terms and conditions specified by the particular terms of a particular series of Senior Debt Securities). In such a case, the payment may fall to be made under deduction of United Kingdom tax (the rate of withholding depending on the nature of the payment), subject to such relief as may be available.

Where Senior Debt Securities are issued at an issue price of less than 100 per cent of their principal amount, any discount element on any such Senior Debt Securities will not generally be subject to any United Kingdom withholding tax pursuant to the provisions mentioned above.

The above description of the United Kingdom withholding tax position assumes that there will be no substitution of an issuer and does not consider the tax consequences of any such substitution.

Disposal (Including Redemption)

A holder of Senior Debt Securities who is not resident in the United Kingdom will not be liable to United Kingdom taxation in respect of a disposal (including redemption) of the Senior Debt Securities, any gain accrued in respect of the Senior Debt Securities or any change in the value of the Senior Debt Securities unless the holder carries on a trade, profession or vocation in the United Kingdom through a branch or agency or, in the case of a company, through a permanent establishment and the Senior Debt Securities were used in or for the purposes of this trade, profession or vocation or acquired for the use by or for the purposes of the branch or agency or permanent establishment.

Where Senior Debt Securities are to be, or may fall to be, redeemed at a premium, as opposed to being issued at a discount, then any such element of premium may constitute a payment of interest. Payments of interest are subject to United Kingdom withholding tax as outlined above.

Inheritance tax

Where the Senior Debt Securities are not situate in the United Kingdom, beneficial owners of such Senior Debt Securities who are individuals not domiciled in the United Kingdom may not be subject to United Kingdom inheritance tax in respect of the Senior Debt Securities. “Domicile” usually has an extended meaning in respect of United Kingdom inheritance tax, so that a person who has been resident for tax purposes in the United Kingdom for a certain period of time may be regarded as domiciled in the United Kingdom.

Where the Senior Debt Securities are situate in the United Kingdom, beneficial owners of such Senior Debt Securities who are individuals may be subject to United Kingdom inheritance tax in respect of such Senior Debt Securities (regardless of domicile) on the death of the individual or, in some circumstances, if the Senior Debt Securities are the subject of a gift, including a transfer at less than full market value, by that individual. United Kingdom inheritance tax is not generally chargeable on gifts to individuals made more than seven years before the death of the donor. Subject to limited exclusions, gifts to settlements (which would include, very broadly, certain trust arrangements) or to companies may give rise to an immediate United Kingdom inheritance tax charge. Senior Debt Securities held in settlements may also be subject to United Kingdom inheritance tax charges periodically during the continuance of the settlement, on transfers out of the settlement or on certain other events. Investors should take their own professional advice as to whether any particular arrangements constitute a settlement for United Kingdom inheritance tax purposes.

Exemption from or reduction in any United Kingdom inheritance tax liability may be available for U.S. holders under the double tax convention between the United Kingdom and the U.S. on taxes on estates, gifts and inheritance (the “Estate Tax Treaty”).

Generally under United Kingdom domestic law a registered security is situate where it is registered and a bearer security is situate where the bearer security is located. However, this is subject to provisions of any applicable double tax treaty. You should consult professional advisers if you are in any doubt as to your liability to United Kingdom inheritance tax.

Stamp Duty

Issue of securities

No United Kingdom stamp duty will generally be payable on the issue of Senior Debt Securities.

Transfers of securities

No liability for United Kingdom stamp duty will arise on a transfer of, or an agreement to transfer, full legal and beneficial ownership of the Senior Debt Securities, provided that the Senior Debt Securities constitute “exempt loan capital.” Broadly, “exempt loan capital” is “loan capital” for the purposes of section 78(7) of the Finance Act 1986 which does not carry or (in the case of (ii), (iii) and (iv) below) has not at any time prior to the relevant transfer or agreement carried any of the following rights:

(i) a right of conversion into shares or other securities, or to the acquisition of shares or other securities, including loan capital of the same description;

(ii) a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the capital;

(iii) a right to interest the amount of which falls or has fallen to be determined to any extent by reference to the results of, or of any part of, a business or to the value of any property; or

(iv) a right on repayment to an amount which exceeds the nominal amount of the capital and is not reasonably comparable with what is generally repayable (in respect of a similar nominal amount of capital) under the terms of issue of loan capital listed in the Official List of the FCA.

Even if a security does not constitute exempt loan capital (a “Non-Exempt Security”), no United Kingdom stamp duty will arise on transfer of the security if the security is held within a clearing system and the transfer is effected by electronic means, without executing any written transfer of, or written agreement to transfer, the security.

Where a Non-Exempt Security is transferred by means of a written instrument, or a written agreement is entered into to transfer an interest in the security where such interest falls short of full legal and beneficial ownership of the security, the relevant instrument or agreement may be liable to United Kingdom stamp duty (at the rate of 0.5% of the consideration, rounded up if necessary to the nearest multiple of £5). If the relevant instrument or agreement is executed and retained outside the United Kingdom at all times, no United Kingdom stamp duty should, in practice, need to be paid on such document.

However, in the event that the relevant document is executed in or brought into the United Kingdom for any purpose, then United Kingdom stamp duty may be payable. Interest may also be payable on the amount of such stamp duty, unless the document is duly stamped within thirty (30) days after the day on which it was executed. Penalties for late stamping may also be payable on the stamping of such document (in addition to interest) unless the document is duly stamped within thirty (30) days after the day on which it was executed or, if the instrument was executed outside the United Kingdom, within thirty (30) days of it first being brought into the United Kingdom.

However, no United Kingdom stamp duty will be payable on any such written transfer, or written agreement to transfer, if the amount or value of the consideration for the transfer is £1,000 or under, and the document contains a statement that the transfer does not form part of a larger transaction or series of transactions in respect of which the amount or value, or aggregate amount or value, of the consideration exceeds £1,000.

In addition to the above, if a Non-Exempt Security is in registered form, and the security is transferred, or agreed to be transferred, to a clearance service provider or its nominee, United Kingdom stamp duty may be chargeable (at the rate of 1.5% of the consideration for the transfer or, if none, of the value of the relevant security, rounded up if necessary to the nearest multiple of £5) on any document effecting, or containing an agreement to effect, such a transfer (although pursuant to the Finance Act 2023-2024, stamp duty is not payable on certain transfers of the Non-Exempt Securities to such a provider or nominee).

If a document is subject to stamp duty, it may not be produced in civil proceedings in the United Kingdom, and may not be available for any other purpose in the United Kingdom, until the United Kingdom stamp duty (and any interest and penalties for late stamping) have been paid.

Redemption of securities

No United Kingdom stamp duty will generally be payable on the redemption of the Senior Debt Securities, provided no issue or transfer of shares or other securities is effected upon or in connection with such redemption.

Stamp Duty Reserve Tax

Issue of securities

No United Kingdom stamp duty reserve tax will be payable on the issue of the Senior Debt Securities.

Transfers of securities

No United Kingdom stamp duty reserve tax will be chargeable on the transfer of, or on an agreement to transfer, full legal and beneficial ownership of a security which constitutes “exempt loan capital.”

If a Senior Debt Security is a “Non-Exempt Security,” United Kingdom stamp duty reserve tax (at the rate of 0.5% of the consideration) may be chargeable on an unconditional agreement to transfer the Senior Debt. An exemption from the charge is available for certain securities in bearer form, provided certain conditions are satisfied. In addition, an exemption from the charge will be available if the Senior Debt Securities are held within a clearance service, provided the clearance service has not made an election pursuant to section 97A of the Finance Act 1986 which applies to the relevant Senior Debt Securities.

Any liability to United Kingdom stamp duty reserve tax which arises on such an agreement may be removed if a transfer is executed pursuant to the agreement and either no United Kingdom stamp duty is chargeable on that transfer or the transfer is duly stamped within the prescribed time limits. Where United Kingdom stamp duty reserve tax arises, subject to certain exceptions, it is normally the liability of the purchaser or transferee of the Senior Debt Securities. In addition to the above, stamp duty reserve tax may be chargeable (at the rate of 1.5% of the consideration for the transfer or, if none, of the value of the relevant security) on the transfer of a Non-Exempt Security to the provider of a clearance service or its nominee (although pursuant to the Finance Act 2023-2024, stamp duty reserve tax is not payable on certain transfers of the Non-Exempt Securities to such a provider or nominee). This charge will arise unless either (a) a statutory exemption is available or (b) the clearance service has made an election under section 97A of Finance Act 1986 which applies to the relevant Senior Debt Securities. If this charge arises, the clearance service operator or its nominee will strictly be accountable for the stamp duty reserve tax, but in practice it will generally be reimbursed by participants in the clearance service.

Redemption of securities

No United Kingdom stamp duty reserve tax will generally be payable on the redemption of the Senior Debt Securities, provided no issuance or transfer of shares or other securities is effected upon or in connection with such redemption.

United Kingdom Taxation of Dated Subordinated Debt Securities

Introduction

The following is a summary of the United Kingdom withholding and other tax considerations at the date hereof with respect to the acquisition, ownership and disposition of the Dated Subordinated Debt Securities by persons who are the absolute beneficial owners of their Dated Subordinated Debt Securities and who are neither (a) resident in the United Kingdom for United Kingdom tax purposes nor (b) hold the Dated Subordinated Debt Securities in connection with any trade or business carried on in the United Kingdom through any branch, agency or permanent establishment in the United Kingdom. It is based upon the opinion of Clifford Chance LLP, our United Kingdom solicitors. This summary relates only to the position of persons who are absolute beneficial owners of the Dated Subordinated Debt Securities and may not apply to certain classes of persons, such as dealers in securities.

The summary is based on current law and the published practice of HMRC which may not be binding on HMRC and may be subject to change, sometimes with retrospective effect.

The following is a general guide for information purposes and should be treated with appropriate caution. It is not intended as tax advice and it does not purport to describe all of the tax considerations that may be relevant to a prospective purchaser. If you are in any doubt as to your tax position you should consult professional advisers. You should consult your own tax advisors concerning the consequences of acquiring, owning and disposing of the Dated Subordinated Debt Securities in your particular circumstances, including the applicability and effect of the Treaty. You should be aware that the particular terms of any particular series of Dated Subordinated Debt Securities as specified in the applicable prospectus supplement may affect the tax treatment of those Dated Subordinated Debt Securities. Additionally, holders of Dated Subordinated Debt Securities should be aware that the tax legislation of any jurisdiction where a holder is resident or otherwise subject to taxation (as well as the jurisdictions mentioned herein) may have an impact on the tax consequences of an investment in the Dated Subordinated Debt Securities including in respect of any income received from the Dated Subordinated Debt Securities.

This summary assumes that the Dated Subordinated Debt Securities will not be issued or transferred to any depositary receipt system.

Payments of Interest

Where interest on the Dated Subordinated Debt Securities has a United Kingdom source for United Kingdom tax purposes, Dated Subordinated Debt Securities that carry a right to interest will constitute “quoted Eurobonds” within the meaning of Section 987 of the ITA, provided they are and continue to be listed on a “recognised stock exchange” within the meaning of Section 1005 of the ITA for the purposes of Section 987 of the ITA or admitted to trading on a “multilateral trading facility” operated by a regulated recognised stock exchange (within the meaning of Section 987 of the ITA). The NYSE is a “recognised stock exchange” for these purposes. The Dated Subordinated Debt Securities will be treated as listed on the NYSE if they are and continue to be officially listed in the United States in accordance with provisions corresponding to those generally applicable in EEA states and are admitted to trading on the main market of the NYSE. Accordingly, payments of interest on the Dated Subordinated Debt Securities made by us or any paying agent (or received by any collecting agent) may be made (or received, as the case may be) without withholding or deduction for or on account of United Kingdom income tax provided the relevant Dated Subordinated Debt Securities are listed on a “recognised stock exchange” at the time the interest is paid.

In all cases falling outside the exemptions described above, interest on the Dated Subordinated Debt Securities may fall to be paid under deduction of United Kingdom income tax at the basic rate (currently 20%). However, such withholding or deduction will not apply if the relevant interest is paid on Dated Subordinated Debt Securities with a maturity of less than one year from the date of issuance and which are not issued under an arrangement or arrangements the effect or intention of which is, to render such Dated Subordinated Debt Securities part of a borrowing with a total term of a year or more.

Where interest has been paid under deduction of United Kingdom income tax, holders who are not resident in the United Kingdom may be able to recover all or part of the tax deducted if there is an appropriate provision in any applicable double taxation treaty.

Payments made in respect of the Dated Subordinated Debt Securities may be subject to United Kingdom tax by direct assessment even where such payments are paid without withholding or deduction. However, as regards a holder of Dated Subordinated Debt Securities who is not resident in the United Kingdom for United Kingdom tax purposes, payments made in respect of the Dated Subordinated Debt Securities without withholding or deduction will generally not be subject to United Kingdom tax provided that the relevant holder does not carry on a trade, profession or vocation in the United Kingdom through a branch or agency or (in the case of a company) carry on a trade or business in the United Kingdom through any permanent establishment in the United Kingdom in each case in connection with which the interest is received or to which the relevant Dated Subordinated Debt Securities are attributable, in which case (subject to exemptions for interest received by certain categories of agent) United Kingdom tax may be levied on the United Kingdom branch or agency, or permanent establishment.

The references to “interest” above mean “interest” as understood in United Kingdom tax law. The statements above do not take any account of any different definitions of “interest” or “principal” which may prevail under any other law or which may be created by the terms and conditions of the Dated Subordinated Debt Securities or any related documentation. Holders should seek their own professional advice as regards the withholding tax treatment of any payment on the Dated Subordinated Debt Securities which does not constitute “interest” or “principal” as those terms are understood in United Kingdom tax law. Where a payment on a security does not constitute (or is not treated as) interest for United Kingdom tax purposes, and the payment has a United Kingdom source, it would potentially be subject to United Kingdom withholding tax if, for example, it constitutes (or is treated as) an annual payment or a manufactured payment for United Kingdom tax purposes (which will be determined by, amongst other things, the terms and conditions specified by the particular terms of the particular series of Dated Subordinated Debt Securities). In such a case, the payment may fall to be made under deduction of United Kingdom tax (the rate of withholding depending on the nature of the payment), subject to such relief as may be available.

Where Dated Subordinated Debt Securities are issued at an issue price of less than 100% of their principal amount, any discount element on any such Dated Subordinated Debt Securities will not generally be subject to any United Kingdom withholding tax pursuant to the provisions mentioned above.

The above description of the United Kingdom withholding tax position assumes that there will be no substitution of an issuer and does not consider the tax consequences of any such substitution.

Disposal (Including Redemption)

A holder of Dated Subordinated Debt Securities who is not resident in the United Kingdom will not be liable to United Kingdom taxation in respect of a disposal (including redemption) of the Dated Subordinated Debt Securities, any gain accrued in respect of the Dated Subordinated Debt Securities or any change in the value of the Dated Subordinated Debt Securities unless the holder carries on a trade, profession or vocation in the United Kingdom through a branch or agency or, in the case of a company, through a permanent establishment and the Dated Subordinated Debt Securities were used in or for the purposes of this trade, profession or vocation or acquired for the use by or for the purposes of the branch or agency or permanent establishment.

Where Dated Subordinated Debt Securities are to be, or may fall to be, redeemed at a premium, as opposed to being issued at a discount, then any such element of premium may constitute a payment of interest. Payments of interest are subject to United Kingdom withholding tax as outlined above.

Inheritance tax

Where the Dated Subordinated Debt Securities are not situate in the United Kingdom, beneficial owners of such Dated Subordinated Debt Securities who are individuals not domiciled in the United Kingdom may not be subject to United Kingdom inheritance tax in respect of the Dated Subordinated Debt Securities. “Domicile” usually has an extended meaning in respect of United Kingdom inheritance tax, so that a person who has been resident for tax purposes in the United Kingdom for a certain period of time may be regarded as domiciled in the United Kingdom.

Where the Dated Subordinated Debt Securities are situate in the United Kingdom, beneficial owners of such Dated Subordinated Debt Securities who are individuals may be subject to United Kingdom inheritance tax in respect of such Dated Subordinated Debt Securities (regardless of domicile) on the death of the individual or, in some circumstances, if the Dated Subordinated Debt Securities are the subject of a gift, including a transfer at less than full market value, by that individual. United Kingdom inheritance tax is not generally chargeable on gifts to individuals made more than seven years before the death of the donor. Subject to limited exclusions, gifts to settlements (which would include, very broadly, certain trust arrangements) or to companies may give rise to an immediate United Kingdom inheritance tax charge. Dated Subordinated Debt Securities held in settlements may also be subject to United Kingdom inheritance tax charges periodically during the continuance of the settlement, on transfers out of the settlement or on certain other events. Investors should take their own professional advice as to whether any particular arrangements constitute a settlement for United Kingdom inheritance tax purposes.

Exemption from or reduction in any United Kingdom inheritance tax liability may be available for U.S. holders under the Estate Tax Treaty.

Generally under United Kingdom domestic law a registered security is situate where it is registered and a bearer security is situate where the bearer security is located. However, this is subject to provisions of any applicable double tax treaty. You should consult professional advisers if you are in any doubt as to your liability to United Kingdom inheritance tax.

Stamp Duty

Issue of securities

No United Kingdom stamp duty will generally be payable on the issue of Dated Subordinated Debt Securities.

Transfers of securities

No liability for United Kingdom stamp duty will arise on a transfer of, or an agreement to transfer, full legal and beneficial ownership of the Dated Subordinated Debt Securities, provided that the Dated Subordinated Debt Securities constitute “exempt loan capital.” Broadly, “exempt loan capital” is “loan capital” for the purposes of section 78(7) of the Finance Act 1986 which does not carry or (in the case of (ii), (iii) and (iv) below) has not at any time prior to the relevant transfer or agreement carried any of the following rights:

(i) a right of conversion into shares or other securities, or to the acquisition of shares or other securities, including loan capital of the same description;

(ii) a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the capital;

(iii) a right to interest the amount of which falls or has fallen to be determined to any extent by reference to the results of, or of any part of, a business or to the value of any property; or

(iv) a right on repayment to an amount which exceeds the nominal amount of the capital and is not reasonably comparable with what is generally repayable (in respect of a similar nominal amount of capital) under the terms of issue of loan capital listed in the Official List of the FCA.

Even if a security does not constitute exempt loan capital (a “Non-Exempt Security”), no United Kingdom stamp duty will arise on transfer of the security if the security is held within a clearing system and the transfer is effected by electronic means, without executing any written transfer of, or written agreement to transfer, the security.

Where a Non-Exempt Security is transferred by means of a written instrument, or a written agreement is entered into to transfer an interest in the security where such interest falls short of full legal and beneficial ownership of the security, the relevant instrument or agreement may be liable to United Kingdom stamp duty (at the rate of 0.5% of the consideration, rounded up if necessary to the nearest multiple of £5). If the relevant instrument or agreement is executed and retained outside the United Kingdom at all times, no United Kingdom stamp duty should, in practice, need to be paid on such document.

However, in the event that the relevant document is executed in or brought into the United Kingdom for any purpose, then United Kingdom stamp duty may be payable. Interest may also be payable on the amount of such stamp duty, unless the document is duly stamped within thirty (30) days after the day on which it was executed. Penalties for late stamping may also be payable on the stamping of such document (in addition to interest) unless the document is duly stamped within thirty (30) days after the day on which it was executed or, if the instrument was executed outside the United Kingdom, within thirty (30) days of it first being brought into the United Kingdom.

However, no United Kingdom stamp duty will be payable on any such written transfer, or written agreement to transfer, if the amount or value of the consideration for the transfer is £1,000 or under, and the document contains a statement that the transfer does not form part of a larger transaction or series of transactions in respect of which the amount or value, or aggregate amount or value, of the consideration exceeds £1,000.

In addition to the above, if a Non-Exempt Security is in registered form, and the security is transferred, or agreed to be transferred, to a clearance service provider or its nominee, United Kingdom stamp duty may be chargeable (at the rate of 1.5% of the consideration for the transfer or, if none, of the value of the relevant security, rounded up if necessary to the nearest multiple of £5) on any document effecting, or containing an agreement to effect, such a transfer (although pursuant to the Finance Act 2023-2024, stamp duty is not payable on certain transfers of the Non-Exempt Securities to such a provider or nominee).

If a document is subject to stamp duty, it may not be produced in civil proceedings in the United Kingdom, and may not be available for any other purpose in the United Kingdom, until the United Kingdom stamp duty (and any interest and penalties for late stamping) have been paid.

Redemption of securities

No United Kingdom stamp duty will generally be payable on the redemption of the Dated Subordinated Debt Securities, provided no issue or transfer of shares or other securities is effected upon or in connection with such redemption.

Stamp Duty Reserve Tax

Issue of securities

No United Kingdom stamp duty reserve tax will be payable on the issue of the Dated Subordinated Debt Securities.

Transfers of securities

No United Kingdom stamp duty reserve tax will be chargeable on the transfer of, or on an agreement to transfer, full legal and beneficial ownership of a security which constitutes “exempt loan capital.”

If a Dated Subordinated Debt Security is a “Non-Exempt Security,” United Kingdom stamp duty reserve tax (at the rate of 0.5% of the consideration) may be chargeable on an unconditional agreement to transfer the Subordinated Debt. An exemption from the charge is available for certain securities in bearer form, provided certain conditions are satisfied. In addition, an exemption from the charge will be available if the Dated Subordinated Debt Securities are held within a clearance service, provided the clearance service has not made an election pursuant to section 97A of the Finance Act 1986 which applies to the relevant Dated Subordinated Debt Securities.

Any liability to United Kingdom stamp duty reserve tax which arises on such an agreement may be removed if a transfer is executed pursuant to the agreement and either no United Kingdom stamp duty is chargeable on that transfer or the transfer is duly stamped within the prescribed time limits. Where United Kingdom stamp duty reserve tax arises, subject to certain exceptions, it is normally the liability of the purchaser or transferee of the Dated Subordinated Debt Securities. In addition to the above, stamp duty reserve tax may be chargeable (at the rate of 1.5% of the consideration for the transfer or, if none, of the value of the relevant security) on the transfer of a Non-Exempt Security to the provider of a clearance service or its nominee (although pursuant to the Finance Act 2023-2024, stamp duty reserve tax is not payable on certain transfers of the Non-Exempt Securities to such a provider or nominee). This charge will arise unless either (a) a statutory exemption is available or (b) the clearance service has made an election under section 97A of Finance Act 1986 which applies to the relevant Dated Subordinated Debt Securities. If this charge arises, the clearance service operator or its nominee will strictly be accountable for the stamp duty reserve tax, but in practice it will generally be reimbursed by participants in the clearance service.

Redemption of securities

No United Kingdom stamp duty reserve tax will generally be payable on the redemption of the Dated Subordinated Debt Securities, provided no issuance or transfer of shares or other securities is effected upon or in connection with such redemption.

United Kingdom Taxation of Contingent Capital Securities

Certain United Kingdom taxation considerations with respect to contingent capital securities will be described in the relevant prospectus supplement.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

Each fiduciary of a pension, profit-sharing or other employee benefit plan (a “Plan”) subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and any other plans subject to Section 4975 of the Code, and entities and accounts deemed to hold “plan assets” subject to ERISA and/or Section 4975 of the Code (together, “Plans”) from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless relief is available under an applicable statutory or administrative exemption. Employee benefit plans and arrangements that are governmental plans (as defined in section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other regulations, rules or laws (“Similar Laws”).

Barclays PLC, Barclays Bank PLC, Barclays Capital Inc. and certain of their affiliates, among others, may each be considered a party in interest or a disqualified person with respect to many Plans. The acquisition or holding of the securities by a Plan with respect to which Barclays PLC, Barclays Bank PLC, Barclays Capital Inc. or certain of their affiliates is or becomes a party in interest or disqualified person may constitute or result in prohibited transaction under ERISA or Section 4975 of the Code, unless those securities are acquired and held pursuant to an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the securities. These exemptions are:

(1)	PTCE 84-14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

(2)	PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

(3)	PTCE 91-38, an exemption for certain transactions involving bank collective investment funds;

(4)	PTCE 95-60, an exemption for transactions involving certain insurance company general accounts; and

(5)	PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the acquisition and disposition of the securities, provided that neither Barclays PLC, Barclays Bank PLC, Barclays Capital Inc. nor any of their affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any of the above exemptions (or any other exemption) will be satisfied.

Because of the foregoing, the securities should not be acquired or held by any person investing “plan assets” of any Plan or Non-ERISA Arrangement, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding of the securities that it either (i) is not a Plan or a Non-ERISA Arrangement and is not purchasing those securities on behalf of or with “plan assets” of any Plan or Non-ERISA Arrangement or (ii) any such purchase or holding, will not result in a non-exempt prohibited transaction under the rules described above or a violation of any applicable Similar Laws. Further, any person acquiring or holding the securities on behalf of any Plan or with any plan assets shall be deemed to represent on behalf of itself and such Plan that (x) the Plan is paying no more than, and is receiving no less than, adequate consideration within the meaning of Section 408(b)(17) of ERISA in connection with the transaction or any redemption of the securities, (y) neither Barclays PLC, Barclays Bank PLC, Barclays Capital Inc. or any placement agent, nor any of their affiliates directly or indirectly exercises any discretionary authority or control or renders investment advice or otherwise acts in a fiduciary capacity with respect to the assets of the Plan within the meaning of ERISA and (z) in making the foregoing representations and warranties, such person has applied sound business principles in determining whether fair market value will be paid, and has made such determination acting in good faith.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption, or any other applicable exemption, or the potential consequences of any purchase or holding under applicable Similar Laws.

Purchasers of the securities have exclusive responsibility for ensuring that their acquisition and holding of the securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any security to a Plan or a Non-ERISA Arrangement is in no respect a representation by Barclays PLC, Barclays Bank PLC, Barclays Capital Inc. or any of their affiliates that the investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that the investment is appropriate for a Plan or a Non-ERISA Arrangement generally or any particular Plan or Non-ERISA Arrangement.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the securities, you should consult your legal counsel.

The applicable prospectus supplement and pricing supplement may contain a further discussion of ERISA and Similar Laws.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Initial Offering and Issue of Securities

We may issue all or part of the securities from time to time, on terms determined at that time, through underwriters, dealers and/or agents, directly to purchasers or through a combination of any of these methods. We will set forth in the applicable prospectus supplement:

•	the terms of the offering of the securities;

•	the names of any underwriters, dealers or agents involved in the sale of the securities;

•	the principal amounts of securities any underwriters will subscribe for; and

•	our net proceeds.

If we use underwriters in the issue, they will acquire the securities for their own account and they may effect distribution of the securities from time to time in one or more transactions. These transactions may be at a fixed price or prices, which they may change, or at prevailing market prices, or related to prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or underwriters without a syndicate. Unless the applicable prospectus supplement specifies otherwise, the underwriters’ obligations to subscribe for the securities will depend on certain conditions being satisfied. If the conditions are satisfied, the underwriters will be obligated to subscribe for all of the securities of the series, if they subscribe for any of them. The initial public offering price of any securities and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

If we use dealers in the issue, unless the applicable prospectus supplement specifies otherwise, we will issue the securities to the dealers as principals. The dealers may then sell the securities to the public at varying prices that the dealers will determine at the time of sale.

We may also issue securities through agents we designate from time to time, or we may issue securities directly. The applicable prospectus supplement will name any agent involved in the offering and issue of the securities, and will also set forth any commissions that we will pay. Unless the applicable prospectus supplement indicates otherwise, any agent will be acting on a best efforts basis for the period of its appointment. Agents through whom we issue securities may enter into arrangements with other institutions with respect to the distribution of the securities, and those institutions may share in the commissions, discounts or other compensation received by our agents, may be compensated separately and may also receive commissions from the purchasers for whom they may act as agents.

In connection with the issue of securities, underwriters may receive compensation from us or from subscribers of securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters. Dealers may also receive commissions from the subscribers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the sale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will identify any underwriter or agent, and describe any compensation that we provide.

If the applicable prospectus supplement so indicates, we will authorize underwriters, dealers or agents to solicit offers to subscribe the securities from institutional investors. In this case, the prospectus supplement will also indicate on what date payment and delivery will be made. There may be a minimum amount which an institutional investor may subscribe, or a minimum portion of the aggregate principal amount of the securities which may be issued by this type of arrangement. Institutional investors may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and any other institutions we may approve. The subscribers’ obligations under delayed delivery and payment arrangements will not be subject to any conditions; however, the institutional investors’ subscription of particular securities must not at the time of delivery be prohibited under the laws of any relevant jurisdiction in respect, either of the validity of the arrangements, or the performance by us or the institutional investors under the arrangements.

We may enter into agreements with the underwriters, dealers and agents who participate in the distribution of the securities that may fully or partially indemnify them against some civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, or be affiliates of Barclays PLC in the ordinary course of business.

Conflicts of Interest

Barclays Capital Inc., an affiliate of Barclays PLC, may participate in one or more offerings of our securities and will be deemed to have a “conflict of interest” in any such offerings within the meaning of Rule 5121 of the consolidated rulebook of the Financial Industry Regulatory Authority, Inc. (“FINRA”) (or any successor rule thereto) (“Rule 5121”). Barclays Capital Inc. has advised us that each particular offering of securities in which it participates will be conducted in compliance with the provisions of Rule 5121. Barclays Capital Inc. is not permitted to sell securities in any such offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Selling Restrictions

United Kingdom

Prohibition of Sales to U.K. Retail Investors

Unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents, any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities of any series will represent, warrant and agree that it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available any securities to any retail investor in the United Kingdom. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

•	a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law of the U.K. by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or

•

a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law of the U.K. by virtue of the EUWA; or

•	not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law of the U.K. by virtue of the EUWA (the “UK Prospectus Regulation”); and

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities or investments to be offered so as to enable an investor to decide to purchase or subscribe for the securities or investments.

Public Offer Selling Restriction Under The UK Prospectus Regulation

If the relevant agreement between us and the underwriters, dealers and/or agents in connection with an offering of securities or any investments representing securities of any series specifies that the restriction set out under “Prohibition of Sales to U.K. Retail Investors” above does not apply, and unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents in relation to the distribution of the securities or any investments representing securities of any series and subject to the terms specified in the agreement, in relation to the United Kingdom any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities of any series will represent, warrant and agree that it has not made and will not make an offer of any securities or any investments representing securities which are the subject of the offering contemplated by the prospectus as completed by the prospectus supplement in relation thereto to the public in the United Kingdom except that it may make an offer of the securities to the public in the United Kingdom:

•	Qualified investors: at any time to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

•

Fewer than 150 offerees: at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 the UK Prospectus Regulation as permitted under the UK Prospectus Regulation subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by Barclays PLC for any such offer; or

•	Other exempt offers: at any time in any other circumstances falling within section 86 of the FSMA,

provided that no such offer of securities referred to in the bullet points above shall require us or any underwriter, dealer and/or agent to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

The expression “an offer of securities or any investments representing securities to the public” in relation to such securities or investments in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and the securities or investments to be offered so as to enable an investor to decide to purchase or subscribe for the securities or investments.

Other Securities Laws

Unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents in relation to the distribution of the securities or any investments representing securities of any series and subject to the terms specified in the agreement, any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities of any series will confirm and agree that:

•	in relation to any debt securities having a maturity of less than one year:

(i)	it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business; and

(ii)	it has not offered or sold and will not offer or sell any debt securities other than to persons:

(A)	whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses; or

(B)

who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses, where the issue of the debt securities would otherwise constitute a contravention of Section 19 of FSMA by us;

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities or any investments representing securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities, or any investments representing securities in, from or otherwise involving the United Kingdom.

Prohibition of Sales to EEA Retail Investors

Unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents, any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities of any series will represent, warrant and agree that it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available any securities to any retail investor in the European Economic Area. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

•	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “EU MiFID II”); or

•

a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of EU MiFID II; or

•	not a qualified investor as defined in Regulation (EU) 2017/1129 (the “EU Prospectus Regulation”); and

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities or investments to be offered so as to enable an investor to decide to purchase or subscribe for the securities or investments.

EEA Public Offer Selling Restriction Under The EU Prospectus Regulation

If the relevant agreement between us and the underwriters, dealers and/or agents in connection with an offering of securities or any investments representing securities of any series specifies that the restriction set out under “Prohibition of Sales to EEA Retail Investors” above does not apply, and unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents in relation to the distribution of the securities or any investments representing securities of any series and subject to the terms specified in the agreement, in relation to each member state of the European Economic Area (each, a “Member State”), any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities of any series will represent, warrant and agree that it has not made and will not make an offer of any securities or any investments representing securities which are the subject of the offering contemplated by the prospectus as completed by the prospectus supplement in relation thereto to the public in that Member State except that it may make an offer of the securities to the public in that Member State:

•	Qualified investors: at any time to any legal entity which is a qualified investor as defined in the EU Prospectus Regulation;

•

Fewer than 150 offerees: at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Regulation as permitted under the EU Prospectus Regulation), subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by Barclays PLC for any such offer; or

•	Other exempt offers: at any time in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation,

provided that no such offer of securities referred to in the bullet points above shall require us or any underwriter, dealer and/or agent to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation.

The expression “an offer of securities or any investments representing securities to the public” in relation to such securities or investments in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities or investments to be offered so as to enable an investor to decide to purchase or subscribe for the securities or investments.

The UK and EEA selling restrictions are in addition to any other selling restrictions set out in the accompanying prospectus supplement.

Market-Making Resales

This prospectus may be used by an affiliate of Barclays PLC in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, such affiliate may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, such affiliate may act as principal, or agent, including as agent for the counterparty in a transaction in which such affiliate acts as principal, or as agent for both counterparties in a transaction in which such affiliate does not act as principal. Such affiliate may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

The indeterminate aggregate initial offering price relates to the initial offering of the securities described in the prospectus supplement. This amount does not relate to securities sold in market-making transactions.

We do not expect to receive any proceeds from market-making transactions.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are an English public limited company. A majority of our directors and executive officers and a number of the experts named in this document are non-residents of the United States. All or a substantial portion of the assets of those persons may be located outside the United States. Most of our assets are located outside of the United States. As a result, it may not be possible for you to effect service of process within the United States upon those persons or to enforce against them judgments of U.S. courts based upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors, Clifford Chance LLP, that there is doubt as to the enforceability in the United Kingdom, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely upon the federal securities laws of the United States.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act. Accordingly, we file, jointly with Barclays Bank PLC, reports and other information with the SEC.

The SEC maintains an internet site at http://www.sec.gov that contains reports and other information we file electronically with the SEC. These reports and other information may also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which some of our securities are listed.

We will furnish to the trustee referred to under “Description of Debt Securities” and “Description of Contingent Capital Securities” annual reports, which will include a description of operations and annual audited consolidated financial statements prepared in accordance with IFRS. We will also furnish to the trustee interim reports that will include unaudited interim summary consolidated financial information prepared in accordance with IFRS. We will furnish to the trustee all notices of meetings at which holders of securities are entitled to vote, and all other reports and communications that are made generally available to those holders.

FURTHER INFORMATION

We have filed with the SEC a registration statement on Form F-3 with respect to the securities offered with this prospectus. This prospectus is a part of that registration statement and it omits some information that is contained in the registration statement. You can access the registration statement together with exhibits on the internet site maintained by the SEC at http://www.sec.gov in order to obtain that additional information about us and about the securities offered with this prospectus.

VALIDITY OF SECURITIES

If stated in the prospectus supplement applicable to a specific issuance of debt securities or contingent capital securities, the validity of such securities under New York law may be passed upon for us by our U.S. counsel, Cleary Gottlieb Steen & Hamilton LLP. If stated in the prospectus supplement applicable to a specific issuance of debt securities, contingent capital securities or ordinary shares (including the ordinary shares into which such contingent capital securities may under certain circumstances convert), the validity of such securities under English law may be passed upon by our English solicitors, Clifford Chance LLP. Cleary Gottlieb Steen & Hamilton LLP may rely on the opinion of Clifford Chance LLP as to all matters of English law and Clifford Chance LLP may rely on the opinion of Cleary Gottlieb Steen & Hamilton LLP as to all matters of New York law. If this prospectus is delivered in connection with an underwritten offering, the validity of the debt securities, contingent capital securities or ordinary shares (including the ordinary shares into which such contingent capital securities may under certain circumstances convert) may be passed upon for the underwriters by United States and English counsel for the underwriters specified in the related prospectus supplement.

EXPERTS

The consolidated financial statements of Barclays PLC as of December 31, 2023 and December 31, 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, which report appears in the Annual Report on Form 20-F of Barclays PLC for the year ended December 31, 2023, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commission and expenses reimbursed by us, to be incurred in connection with a distribution of an assumed amount of $1,000,000,000 of securities registered under this registration statement:

Securities and Exchange Commission registration fee	$147,600	(1)
Printing expenses	30,000
Legal fees and expenses	150,000
Accountants’ fees and expenses	50,000
Trustee fees and expenses	10,000
Miscellaneous	15,000

Total	$402,600

(1)	Assuming a maximum aggregate offering price of 100.00% and based on the current fee rate of $147.60 per $1,000,000.

$1,250,000,000 5.086% Fixed-to-Floating Rate Senior Callable Notes due 2029

$1,750,000,000 5.367% Fixed-to-Floating Rate Senior Callable Notes due 2031

$2,000,000,000 5.785% Fixed-to-Floating Rate Senior Callable Notes due 2036

Barclays PLC

Prospectus Supplement

February 19, 2025

(to Prospectus dated March 1, 2024)

Sole Structuring Adviser and Sole Bookrunner

Barclays

Senior Co-Managers

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American Veterans Group, PBC	ANZ	C.L. King & Associates	Cabrera Capital Markets LLC

CAVU Securities	Citizens Capital Markets	Desjardins Capital Markets	Drexel Hamilton

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Loop Capital Markets	MUFG	Multi-Bank Securities, Inc.	nabSecurities, LLC

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Rabo Securities	Regions Securities LLC	SEB	SMBC Nikko

Telsey Advisory Group	Tigress Financial Partners	Truist Securities	Westpac Banking Corporation